The information in this preliminary offering circular is subject to change. The securities described hereunder may not be sold until this offering circular is filed with the Securities and Exchange Commission (the “SEC”) and is qualified by the SEC. This preliminary offering circular is not an offer to sell, nor does it seek an offer to buy the securities described hereunder in any jurisdiction where the offer and sale of such securities are not permitted.

Subject to Completion, dated August 6, 2019

OFFERING CIRCULAR

StreetShares Notes

MAXIMUM OFFERING: $25,692,700

MINIMUM OFFERING: $0

StreetShares, Inc., a Delaware corporation, (the Company, or we), is an online marketplace that provides loans to small businesses and offers institutional and accredited investors the opportunity to finance the loans alongside us. The proceeds of this offering will be used to fund loans and for general corporate purposes, including the costs of this offering.

StreetShares will offer and sell on a continuous basis, its StreetShares Notes (or the securities) described in this offering circular. StreetShares Notes are regularly marketed under the brand name “Veteran Business Bonds.” This offering circular describes some of the general terms that may apply to the StreetShares Notes and the general manner in which they may be offered and follows the Form 1-A disclosure format.

The StreetShares Notes will:

●	be priced at $1.00 each;

●	represent a full and unconditional obligation of the Company;

●	bear interest between 3% and 10%, as stated in the applicable StreetShares Note;

●	have a three-year term and will be callable, redeemable, and prepayable at any time by the Company; and

●	not be payment dependent on any individual underlying small business loan or loans issued on our online lending platform.

For more information on the StreetShares Notes being offered, please see the section entitled “Securities Being Offered” beginning on page 41 of this offering circular. The aggregate initial offering price of the StreetShares Notes will not exceed $25,692,700, and there will be no minimum offering.

We intend to offer the StreetShares Notes in $1.00 increments on a continuous basis directly through our StreetShares website located at www.streetshares.com. At the present time, we do not anticipate using any underwriters to offer our securities, but reserve our right to do so in the future.

We were incorporated in Delaware in 2013, and our principal address is 1900 Campus Commons Drive, Suite 200, Reston, Virginia 20191. Our phone number is (571) 325-2966.

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Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 8 of this offering circular about the risks you should consider before investing.

	Price to the Public	Underwriting discount and commissions	Proceeds to Issuer	Proceeds to other persons
StreetShares Notes	$1.00	$0	$1.00	$0

IMPORTANT NOTICES TO INVESTORS

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this offering circular is                   , 2019.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained in this offering circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire offering circular, including our consolidated financial statements and the related notes thereto and the information in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Please note our fiscal year ends June 30.

Unless the context otherwise requires, we use the terms “StreetShares,” “Company,” “we,” “us” and “our” in this offering circular to refer to StreetShares, Inc.

Business Overview

StreetShares, Inc. (hereafter also referred to as “Us”, “We”, “the Company”, “StreetShares”) is a venture-capital and private equity funded financial technology (FinTech) company on a mission to become the source for trusted digital finance for America’s heroes. The Company provides small business financing solutions and retail investing to its community of members through its online platform. StreetShares’ current products include term loans, Patriot Express® Lines of Credit, Invoice Accounts Receivables Financing, retail debt securities offered under Regulation A, and accredited investor opportunities.

As part of StreetShares’ mission, the Company is closing the small business credit gap, using technology to provide an alternative to costly cash-advance, “payday”-type small business lending products, ensuring that veteran-owned, military spouse-owned, and other main street small businesses are able to obtain the funding they need in a fair, affordable manner. StreetShares is founded and run by military veterans and has a particular focus on providing military veteran-owned small businesses with fair and transparently-priced small business financial products.

StreetShares has one office location in Reston, Virginia. The Company is, as of December 31, 2018, comprised of 55 full-time employees.

Products

The Company, as of December 31, 2018, has facilitated over $135 million in financing, including term loans, lines of credit, and invoice financing, since making its first loan in 2014.

(a) Lending Products:

The term loan and Patriot Express® Line of Credit products offered by StreetShares are fully amortizing and have flexible repayment options of 3 month, 6 month, 1 year, 18 month, 2 year, and 3 year terms. Business lending products are typically offered from $2,000 up to $250,000 with interest rates starting in the upper single digits for our most qualified borrowers. Larger amounts may be offered from time to time.

StreetShares lends to qualified borrower members who meet the Company’s business and credit qualifications and are approved through the underwriting platform. In order to obtain financing from StreetShares, borrower members must display characteristics indicative of creditworthiness. These characteristics include factors such as business revenue, time in business, cash flows, assets or inventory, and financial and credit variables. StreetShares currently lends in 45 states and the District of Columbia. StreetShares state-by-state lending authorization is subject to change based upon market conditions and regulatory requirements.

StreetShares uses technology, data analytics, and a proprietary credit scoring model to assess the creditworthiness of each small business borrower applicant. If the applicant meets the established criteria, StreetShares funds a portion of the deal itself, setting the interest rates and expected loss rates according to proprietary credit and financial models. StreetShares currently funds the lending products with a variety of sources, including funds from institutional, accredited, and retail investors.

(b) Contract Financing Products:

StreetShares’ contract receivables financing products are offered to government and commercial contractors for a per-invoice-amount of up to $2,000,000. Larger amounts may be offered from time to time.

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StreetShares’ invoice receivables/contract financing product is not a lending product. Rather, the Company purchases account receivables (invoices) from contractors performing work on government and commercial contracts. StreetShares’ contract financing product provides a reliable source of funding that helps contractors smooth out their cash flows and maintain predictable funding that keeps their operations running. Because the payment times on contracts can be irregular and spiky, StreetShares’ product allows contractors to have peace of mind to perform their contractual obligations without worrying about how to pay their employees.

(c) Investing Products:

StreetShares Notes

StreetShares Notes, the subject of this offering circular, are available to retail investors, who purchase notes via StreetShares’ website, located at www.streetshares.com, which is also referred to interchangeably as the StreetShares platform. Funds from the sale of StreetShares Notes are invested into loans, lines of credit, and invoice financing, or other products at the discretion of the Company. Investors in StreetShares Notes do not directly invest in small business loans originated by StreetShares; rather the investments are aggregated with funds from the Company’s direct lending account, institutional capital providers, and accredited investors, which collectively fund the lending products.

The offering of StreetShares Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act of 1933 (“Securities Act”). Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of new investors in StreetShares Notes, whether via the StreetShares platform or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Once deployed, investors may elect to participate in our auto-invest program, which allows an investor to automatically invest in additional StreetShares Notes on a weekly, monthly or quarterly basis in an amount that such investor designates. Investors may affirmatively elect to participate or cancel their participation in the auto-invest program by selecting “on” or “off” on a StreetShares form, which will be provided to each investor. An investor who does not complete a form will be deemed to have selected “off.” StreetShares may choose to provide the form on the main Account Summary page of such investor’s account on the StreetShares platform or by another means of communication with the investor. As part of affirmatively electing to participate in the auto-invest program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., weekly, monthly, quarterly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the auto-invest program (only one account to be designated as the “auto-invest” account at a time). Upon affirmatively electing to participate in the auto-invest program, the investor will be asked to agree to the terms and conditions of the StreetShares Note Investment Agreement, including the applicable interest rate that the investments would earn. Upon each “auto-investment” being made, StreetShares will send a confirmatory email to the investor denoting the amount invested and the interest rate of such auto-investment. Should rates ever change with respect to any auto-investments, StreetShares would provide notification to the investor of the change and allow such investor the option to either confirm that such new interest rate is acceptable, or cancel such auto-investment. In the event of a rate change that an investor has agreed to, the auto-investments will go forward subject to the new rate. StreetShares also intends to include any changes to interest rates in a post-qualification amendment or a supplement to this Offering Statement.

The Company has not yet deployed the auto-invest program for StreetShares Notes and, as a result, 0% of investors in StreetShares Notes participate in the program. The Company anticipates deploying the auto-invest program for StreetShares Notes within two calendar days after the qualification date of this Offering Circular.

Proceeds from the sales of StreetShares Notes may be used for any purpose, including, but not limited to, funding a pool of loans (such as loans to veteran-owned small businesses), balance sheet support for institutional credit facilities, or used for general corporate purposes. We retain final discretion over the use proceeds.

Interest Rate

The StreetShares Notes will bear interest between 3% and 10%, as stated in the applicable StreetShares Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of StreetShares Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the StreetShares platform and on StreetShares website at www.streetshares.com.

The interest rate of the StreetShares Notes may reflect promotional interest rates for specified periods of time or based on specified investment thresholds. For example, we may provide promotional interest rates for a specified period of time. We may also provide for 1%-3% increases in interest rates if the investor meets certain minimum investment amounts. In certain instances, investors may also have the opportunity to earn additional interest on their StreetShares Notes if such investors hold the StreetShares Notes for specified periods of time without withdrawing the funds invested in their StreetShares Notes.

Fees on StreetShares Notes

Unlike our institutional and accredited investors, StreetShares Note investors are not typically charged a servicing fee for their investments. StreetShares Note investors who withdraw their funds may be charged with a 1% transaction fee that is capped at the amount of interest accrued at the time of withdrawal. StreetShares may, in its discretion, waive, impose, increase, or modify this fee, e.g. during a two-week window around the investor’s anniversary of investing in StreetShares Notes.

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StreetShares Pro Securities

StreetShares also offers debt securities to accredited investors only, under Rule 506(b) of Regulation D (“StreetShares Pro”). These Regulation D securities are made via Member Payment Dependent Notes (“MPDNs”). StreetShares does not advertise its StreetShares Pro products and relies upon word of mouth, its network of interested accredited investors, and its relationships in the alternative lending community. The MPDNs in which StreetShares Pro investors invest fund a portion of the loans, lines of credit, and contract financing originated to StreetShares members. These Regulation D securities are unregistered securities that are dependent upon the performance of a portion of the Company’s note from the borrower and are only available for purchase by accredited investors. If the note performs according to its terms, the investor receives the principal and interest portions of the note in proportion to their investment, less applicable servicing fees. If the note doesn’t perform, payments to the investor will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the investor, less applicable servicing fees.

All StreetShares products are distributed via the Company’s website (www.streetshares.com) and are subject to change as market or regulatory needs dictate.

StreetShares Platform

We currently offer two different securities: StreetShares Notes and StreetShares Pro. StreetShares Notes will only be offered on the Company’s website. StreetShares Notes will not offer views of, nor the opportunity to purchase the MPDNs referenced above, which are a wholly different class of securities, dependent on the payment of a specific loan made to a specific small business customer. StreetShares Pro securities, which are not part of this offering, are available only to accredited investors and not through the StreetShares Notes sales page. By contrast, the StreetShares Notes, as more fully described in this offering circular are fully recourse to StreetShares, regardless of payments received by any specific small business customer of ours.

Prospective StreetShares Notes investors will create a username and password, and indicate agreement to our terms and conditions and privacy policy.

Once deployed, investors in StreetShares Notes may elect to participate in our auto-invest program, which allows you to automatically invest in additional StreetShares Notes on a reoccurring basis (e.g., weekly, monthly, quarterly) in an amount that you designate. The Company has not yet deployed the auto-invest program for StreetShares Notes and, as a result, 0% of investors in StreetShares Notes currently participate in the program. The Company anticipates deploying the auto-invest program for StreetShares Notes within two calendar days after the qualification date of this Offering Circular.

Proceeds from the StreetShares Notes contemplated in this offering will be used to fund loans and financing and also for any general corporate purposes, including the costs of this offering, but StreetShares Notes are not dependent upon any particular loan and remain at all times the general obligations of StreetShares. Funds from the StreetShares Notes contemplated in this offering may be added to funds from our direct lending account and funds from institutional and accredited investors to collectively fund the loans or contract financing products. During the discussion of StreetShares Notes, when we refer to loans, we are referring to the term loan, line of credit and contract financing products described in this offering circular, unless otherwise specified. Funds may either be added to our investment in each transaction as replacement capital or used to increase our investment in a particular loan. Final decisions on use of proceeds allocations will be made by management on a loan-by-loan basis.

Strategic Partnerships

We attract borrowers and investors from our outreach efforts, our marketing efforts, as well as through strategic partnerships. Our outreach efforts include membership organizations, corporate entities, banks, and credit unions. Our marketing efforts include direct marketing and online marketing. Our strategic partnerships are primarily with banks and credit unions. We also have a relationship with an institutional debt investor that lends to a wholly-owned subsidiary of StreetShares, as described below.

StreetShares’ relationship with its institutional debt investor, Community Investment Management (CIM), entails an agreement whereby CIM funds portions of loans originated by StreetShares. Both StreetShares and CIM share a common goal of impacting borrowers for the better. The agreement allows access to StreetShares loan products in exchange for a promised interest rate to be paid to CIM. StreetShares sells a certain portion of each loan to CIM; however, StreetShares retains servicing rights for the loans in aggregate. The arrangement to sell these loan participations to CIM is not conducted under Regulation A+ or StreetShares Notes and is a separate transaction distinct from any StreetShares Notes investment. CIM and the Company do not have a referral arrangement and the Company does not obtain referrals of borrowers or originations from CIM.

The Company does not consider its relationship with CIM material because funding from CIM represents approximately 6.39% of the total amount of the Company’s lending and contract financing products as of December 31, 2018. The initial term of the Company’s agreement with CIM ended in May 2019, although the Company and CIM are currently continuing the agreement through short-term (e.g., monthly) extensions. The Company is evaluating whether to enter into another long-term agreement with CIM. If the Company enters into such agreement, the Company anticipates that funds from CIM will be used to fund a similar, non-material percentage of the Company’s portfolio. The Company is also evaluating potential future relationships with other institutional investors and financers.

From time to time, the Company participates in referral arrangements or strategic partnerships with various banks and lending institutions, which provide for the payment of compensation to such referral sources. While the Company believes that each referral agreement with a referral partner is unique and compensation may vary, in all instances, any compensation paid by the Company is intended to be a flat fee for each referral that satisfies certain criteria and such fee will not be contingent upon the amount of funding nor the interest rate or amount of fees charged to the borrower referred to the Company by such referral partner. At this time, the Company does not consider any of its referral arrangements or strategic partnerships with banks and lending institutions to be material because less than five percent of the Company’s originations of lending and contract financing products are obtained from all such referral partners.

Competitive Strengths

We believe we benefit from the following competitive strengths compared to traditional lenders:

We are part of the fast-growing online marketplace lending industry. Marketplace and “peer-to-peer” lending platforms use technology to meet market demand where traditional bank and institutional financing has become more difficult to obtain. Marketplace lenders, such as ourselves, often have significant cost advantages over banks, including lower overhead and the absence of branch offices and extensive sales forces. These efficiencies often make it easier for nonbanks to originate loans to customers whose options were traditionally limited to banks.

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We focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small business lending market for commercial loans below $200,000. Indeed, traditional banks have been exiting the small business loan market for over a decade. We believe our underwriting model and borrower acquisition strategy enable us to profitably originate loans at these levels.

Strategy

We will strive to pursue the following strategies:

Continue to attract top talent. Our beneficial small business lending model and proximity to major financial institutions allows us to attract top financial, technical, and legal talent. We plan to continue attracting experienced professionals in technology, credit and risk assessment, marketing, and finance to implement exceptional risk assessment and management tools in our underwriting process.

Develop top underwriting standards. We will continue to grow only if we originate loans that adequately fit our market. We plan to do this with advanced analytics and technology developed by our experienced underwriting and technical team.

Scale our business to become a national leader in our sector. We are focused on growing our national footprint and are testing advertising and marketing efforts in multiple channels. The increased awareness may enable us to scale our lending capacity and attract new members and small businesses to our platform.

Expand product offerings. Over time, we plan to expand our offerings by introducing new credit products for small businesses. We may fund the expansion of our product offerings in part from the proceeds we receive from this offering, but we have not yet finalized the specific products we will introduce or established a particular timeline to expand our product offerings.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 8. These risks include, but are not limited to the following:

●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	We have a history of operating losses, depending on venture and private equity capital, and may not achieve consistent profitability in the future.

●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment.

●	A data or privacy breach to the Company could expose confidential company information and that of our members (both borrowers and investors). Such a breach could harm the trust our members place in us and damage member willingness to do further business with the Company.

●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market.

●	We may not be able to increase the number and total volume of term loans or other credit products we extend to our customers.

●	Competition in our industry is intense.

●	Our loans are both secured and unsecured obligations of our borrowers, who may not fully meet their obligations, resulting in losses and/or costly and time-consuming collections efforts.

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●	We rely on data centers and outside service providers, who may fail us and/or fall victim to a data breach.

●	Holders of StreetShares Notes are exposed to the credit risk of the Company, and the Company is a pre-profit start-up currently dependent on venture and private equity capital for operations.

●	There has been no public market for StreetShares Notes and none is expected to develop.

Recent Developments

StreetShares’ original and principal finance and accounting officer, Jesse Cushman, has departed from the Company. The role of Principal Financial and Accounting Officer will be managed by Mickey Konson, who will act in an interim fashion in this role until such time that Mr. Cushman’s permanent successor is named.

Our Company

We were incorporated in Delaware in December 2013 and began operations in July 2014. Our principal address is 1900 Campus Commons Drive, Suite 200, Reston, Virginia 20191. Our phone number is (571) 325-2966. Our website is www.streetshares.com. Except for this offering circular and our other public filings with the SEC pursuant to the requirements of SEC Regulation A, information found on, or accessible through, our website is not a part of, and is not incorporated into, this offering circular, and you should not consider it part of this offering circular. For more information, please see our filings on www.sec.gov.

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The Offering

Securities offered by us	StreetShares Notes (also marketed as “Veteran Business Bonds”)

StreetShares Notes	The StreetShares Notes will:

	•	be priced at $1.00 each;

	•	represent a full and unconditional obligation of the Company;

	•	bear interest between 3% and 10%, as stated in the applicable StreetShares Note;

	•	have a term of three years and will be callable, redeemable, and prepayable at any time by the Company;

	•	not be payment dependent on any individual underlying small business loan or loans issued on our online lending platform; and

	•	allow investors to participate in our Auto-Invest Program, which allows automatic investment in additional StreetShares Notes on a weekly, monthly, or quarterly basis in an amount designated by the investor.

Interest Rate of StreetShares Notes

The StreetShares Notes will bear interest between 3% and 10%, as stated in the applicable StreetShares Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of StreetShares Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the StreetShares platform which is located on the StreetShares website at www.streetshares.com.

Principal Amount of StreetShares Notes	We will not issue securities hereby having gross proceeds in excess of $25,692,700. The securities we offer hereby will be offered on a continuous basis.

Regulation A Tier	Tier 2

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StreetShares Notes Purchasers	Accredited investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Manner of offering	See section titled “Plan of Distribution” beginning on page 42.

How to invest	Directly on www.streetshares.com.

Use of proceeds	If we sell $25,692,700 of gross proceeds from the sale of our securities under this offering circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $25,527,700, assuming our offering expenses are $165,000. We intend to use the proceeds from this offering to fund loans, as balance sheet support for institutional credit facilities, and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” beginning on page 8 of this offering statement for a discussion of factors that you should read and consider before investing in our Securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest, you should consider carefully the risks and uncertainties described below, our consolidated financial statements and related notes, and all of the other information in this offering circular. If any of the following risks actually occurs, our business, financial condition, results of operations, and prospects could be adversely affected. As a result, the value of our securities could decline, and you could lose part or all of your investment.

Risks Related to Our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we currently conduct business or make it more difficult or costly for us to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting us to additional licensing, registration, and other regulatory requirements in the future or otherwise. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to originate and service loans and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we might be obligated to repurchase any portion of the loan we had sold to a third party. We may not have adequate resources to make such repurchases.

Worsening economic conditions may result in decreased demand for our loans, cause our customers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, and catastrophes.

Our customers are small businesses. Accordingly, our customers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for our loans by potential customers or higher default rates by our existing customers. If a customer defaults on a loan payable to us, the loan enters a collections process where our systems and collections teams initiate contact with the customer for payments owed. If a loan is subsequently charged off, we may sell the loan to a third-party collection agency and receive only a small fraction of the remaining amount payable to us in exchange for this sale.

There can be no assurance that economic conditions will remain favorable for our business or that demand for our loans or default rates by our customers will remain at current levels. Reduced demand for our loans would negatively impact our growth and revenue, while increased default rates by our customers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified small businesses apply for our loans, our growth and revenue could decline.

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Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially engineering and data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, specifically in high-technology industries, often consider the value of any equity they may receive in connection with their employment. Any significant volatility in the value, or the perceived market value, of our stock after any offering may adversely affect our ability to attract or retain highly skilled technical, financial, marketing, or other personnel.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business.

Risks Related to Our Company

We are a mid-stage company with a history of net operating losses, and we may never become profitable.

In our fiscal year ended June 30, 2018, we had $3,078,766 in operating revenue. For the six (6) month interim fiscal period ended December 31, 2018, we had $1,888,660 in operating revenue. We do not expect to be profitable for the foreseeable future and we are dependent on venture capital and private equity for operations. If we are unable to obtain or maintain profitability, we will not be able to attract investment, compete, or maintain operations.

We have a limited operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	increase the number and total volume of loans and other credit products we extend to our customers;

●	improve the terms on which we lend to our customers as our business becomes more efficient;

●	increase the effectiveness of our direct marketing and lead generation through referral sources;

●	increase repeat borrowing by existing customers;

●	successfully develop and deploy new products;

●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to small businesses;

●	successfully navigate economic conditions and fluctuations in the credit market;

●	effectively manage the growth of our business; and

●	successfully expand our business into adjacent markets.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

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If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

Our lending decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

In addition, we perform fraud checks and authenticate customer identity by analyzing data provided by external databases. We cannot assure that these checks will catch all fraud, and there is a risk that these checks could fail and fraud may occur. We may not be able to recoup funds underlying loans made in connection with inaccurate statements, omissions of fact, or fraud, in which case our revenue, operating results, and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation, and require us to take steps to reduce fraud risk, which could increase our costs.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential customers do not adequately identify potential risks, the risk profile of such customers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

Our allowance for loan losses is determined based upon both objective and subjective factors and may not be adequate to absorb loan losses.

As described above we fund a portion of every one of our platform loans through our direct lending account. Additionally, we face the risk that our customers will fail to repay their loans in full, as any such failure could lead us to incur losses directly, as well as indirectly in that investors on our loan platform might be less willing to continue investing in our loans. We reserve for losses by establishing an allowance for loan losses, the increase of which results in a charge to our earnings as a provision for loan losses. We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the forecasts and establishment of loan losses are also dependent on our subjective assessment based upon our experience and judgment. As our capital requirements increase, our allowance for loan losses may correspondingly increase as well. Actual losses are difficult to forecast, especially if such losses stem from factors beyond our historical experience, and unlike traditional banks, we are not subject to periodic review by bank regulatory agencies of our allowance for loan losses. As a result, there can be no assurance that our allowance for loan losses will be comparable to that of traditional banks subject to different regulatory oversight or sufficient to absorb losses or prevent a material adverse effect on our business, financial condition, and results of operations.

Our business may not be able to adequately scale its loan product distribution.

From formal launch of our lending product in July 2014 through December 31, 2018, we have originated approximately 3,338 loans, lines of credit, and contract financing products. We compete against larger companies in marketplace lending (such as Lending Club, Funding Circle, and OnDeck Capital), small business divisions of commercial banks (such as Capital One and Wells Fargo), and community banks and credit unions. Our competitors, especially banks, have substantially more resources than we do and spend millions of dollars on marketing. If we are unable to attract borrowers, or repeat borrowers, our results of operations will be adversely affected.

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We originate relatively small-dollar loans which means we need to originate more loans to make as much money as competitors that originate larger-dollar loans.

Presently we are focused on loans up to $250,000 (larger from time to time in the discretion of the StreetShares Credit Committee). Some of our lending peers who offer larger-dollar loan products need to originate fewer loans than we do in order to reach the same amount of dollars lent. Our product requires human interaction before it can be approved, which may limit the number of loans we can originate and impact our ability to scale our business. If our per-loan origination costs are too high, our results of operations will be adversely impacted.

We rely on various referral sources and other borrower lead generation sources.

Unlike banks and other larger competitors with significant resources, we rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which loans or the volume of loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of borrowers we are referred. Any significant reduction in borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our company.

Many of our loans are unsecured obligations of our borrowers.

At this stage, many of our loans are unsecured obligations of the business borrowers. StreetShares does require a personal guarantee from most loans and line of credit borrower and does file security interests when circumstances warrant. For loans and lines of credit that are unsecured obligations, we will not be able to foreclose on any assets of our borrowers in the event that they default. This limits our recourse in the event of a default. We may also attract borrowers who have fewer assets and may be engaged in less developed businesses than our peers. If we are unable to access collateral on our loans that default, our results of operations may be adversely impacted. Any of our loans that are unsecured may incur more costly collections efforts on the part of the company.

We rely on external capital to grow loan volume and our business.

We are in the business of lending money. To demonstrate our commitment to our borrowers and our confidence in our underwriting criteria, we fund a portion of most loans ourselves. As our business scales and loan volume increases, we will require increasing amounts of capital to fund our loans as well as building out our operations. We have to carefully manage capital as we are not yet profitable. As our business grows, we will require increasing levels of new capital to fund our lending and operational needs, including payments of principal and interest on the StreetShares Notes, and placing funds in reserve to guard against losses. This need for capital will require us to find additional investors. Our inability to attract sufficient capital at all or on favorable terms will impact our ability to grow and remain in business.

We currently rely on a small number of investors to fund our loans.

We rely on investors, both individual and institutional, to fund the loans on our platform. If our investors were to significantly curtail investing, lose interest in marketplace lending, not engage our website often enough to continue investing, or redeploy cash to other purposes, our results could suffer.

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In protecting against losses, we may restrict the amount of liquidity StreetShares Notes investors may have in their investments.

A feature of StreetShares Notes is to allow the investor to call their note and cash out their securities with the Company. As StreetShares grows and requires more capital to provide more funding to its financing customers, the Company may have to hold more resources in reserve, including investment dollars, resulting in a reduction of liquidity offered to investors. Because losses are hard to predict, the amount of investment dollars potentially required to be retained in reserve is not currently known and as such, investors may not continue to enjoy liquidity with their StreetShares Notes should reserve demands require modification in the future.

We face increasing competition and, if we do not compete effectively, our operating results could be harmed.

We compete with other companies that lend to small businesses. These companies include traditional banks, merchant cash advance providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individual consumers have already begun to focus, or may in the future focus, their efforts on lending to small businesses.

Many of these competitors have significantly more resources and greater brand recognition than we do and may be able to attract customers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. Those competitive pressures could also result in us reducing the origination fees or interest we charge to our customers. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

Security breaches of customers’ confidential information that we store may harm our reputation and expose us to liability.

We store our customers’ bank information, credit information, and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of employee or third-party error, malfeasance, or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, could harm our reputation and cause us to lose customers.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from customers and potential customers. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

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The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We rely on data centers to deliver our services. Any disruption of service at these data centers could interrupt or delay our ability to deliver our service to our customers.

We currently serve our customers from third-party data center hosting facilities. The continuous availability of our service depends on the operations of these facilities, on a variety of network service providers, on third-party vendors, and on data center operations staff. In addition, we depend on the ability of our third-party providers to protect the facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts, data breaches, and similar events. If there are any lapses of service or damage to the facilities, we could experience lengthy interruptions in our service as well as delays and additional expenses in arranging new facilities and services. Even with current disaster recovery arrangements, our business could be harmed.

We designed our system infrastructure and own or lease the computer hardware used for our services. Design and mechanical errors or failure to follow operations protocols and procedures could cause our systems to fail, resulting in interruptions in our platform. Any such interruptions or delays, whether as a result of third-party error, our own error, natural disasters, or security breaches, whether accidental or willful, could harm our relationships with customers and cause our revenue to decrease and/or our expenses to increase. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue and subject us to liability, which could materially adversely affect our business.

We are reliant on the efforts of Mark L. Rockefeller and Mickey Konson.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees, including Mark L. Rockefeller, our Chief Executive Officer, and Michael “Mickey” Konson, our President. Messrs. Rockefeller and Konson have deep expertise that could not be easily replaced if we were to lose either or both of their services.

All of our employees are at-will and can leave us at any time.

Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our executive officers and other employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.

We have a small number of employees, each of whom is important to our success.

We have only 55 full-time employees. Each of them plays a significant role in our success. Our employees are divided along function lines: engineering and programming, sales and marketing, finance and credit, legal and regulatory, and administration and operations. The loss of any of our employees could have a material adverse impact on our operations. Additionally, because each employee plays such a critical role in a company of this size, any instances of human error or exercises of poor business judgment could negatively impact our company.

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We have only one location and have no backup facility. Events beyond our control could affect our operations.

We have only one office — in Reston, Virginia. All of our employees work out of our Reston location. We do not have a ready backup location in the event our headquarters building become unavailable.

Events beyond our control may damage our ability to accept our customers’ applications, underwrite loans, maintain our platform, or perform our servicing obligations. In addition, these catastrophic events may negatively affect customers’ demand for our loans. Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses, and telecommunications failures. Despite any precautions we may take, system interruptions and delays could occur if there is a natural disaster, if a third-party provider closes a facility we use without adequate notice for financial or other reasons, or if there are other unanticipated problems at our facility. As we rely heavily on our servers, computer and communications systems, and the Internet to conduct our business and provide high-quality customer service, such disruptions could harm our ability to run our business and cause lengthy delays which could harm our business, results of operations, and financial condition.

Moreover, we lease our space and it is subject to reversion to our landlord. We currently are not able to switch instantly to a backup center in the event of failure of the main server site. This means that an outage at our offices or one of our data centers could result in our system being unavailable for a significant period of time. A business interruption may cause losses that we are unable to absorb. A system outage or data loss could harm our business, financial condition, and results of operations.

We rely on an outside servicing firm to service borrower payments.

We rely on an outside servicer, Portfolio Financial Services Company (or PFSC) in Portland, Oregon, to service all of our loans, pursuant to a servicing agreement we entered with PFSC in late 2014. We do not control PFSC or how many employees it devotes to our loans or the efforts with which they attempt to collect on our loans. Loan servicing is an increasingly regulated industry, with various federal and state laws governing the collection of consumer and small business loans. We do not have a ready backup servicer in the event that PFSC is suspended from servicing, or is suddenly unable or unwilling to service our loans. We may change the outside servicer at any time.

The failure of PFSC to comply with regulations, or their inability to service or failure to remit loan payments to us would adversely affect our operations.

Compliance with Regulation A and reporting to the SEC could be costly.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A may also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

The Company’s Third Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain stockholder litigation matters, which could limit your ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

The Company’s Third Amended and Restated Certificate of Incorporation provides that the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Company’s Certificate of Incorporation or the Company’s Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The foregoing provisions contained in the Company’s Third Amended and Restated Certificate of Incorporation do not designate the Court of Chancery as the exclusive forum for claims made under the U.S. federal securities laws, and as a result, do not apply to claims made under the U.S. federal securities laws.

The choice of forum provisions described above may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, the enforceability of similar choice of forum provisions in other issuers’ certificates of incorporation has been challenged in legal proceedings, and it is possible that in connection with any applicable action brought against the Company, a court could find the choice of forum provisions contained in the Company’s Third Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in such action. As a result, the Company could incur additional costs associated with resolving such actions in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

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Risks Related to StreetShares Notes

Holders of StreetShares Notes are exposed to the credit risk of the Company.

StreetShares Notes are our full and unconditional obligations and are fully recourse to the Company’s assets. If we are unable to make payments required by the terms of the notes, you will have an unsecured claim against us. StreetShares Notes are therefore subject to non-payment by the Company in the event of our bankruptcy or insolvency. In an insolvency proceeding, there can be no assurances that you will recover any remaining funds. Moreover, your claim may be subordinate to that of our senior creditors and our secured creditors to the extent of the value of their security.

There has been no public market for StreetShares Notes, and none is expected to develop.

StreetShares Notes are newly issued securities. Although under Regulation A the securities are not restricted, StreetShares Notes are still highly illiquid securities. No public market has developed nor is expected to develop for StreetShares Notes, and we do not intend to list StreetShares Notes on a national securities exchange or interdealer quotational system. You should be prepared to hold your StreetShares Notes through their maturity dates as StreetShares Notes are expected to be highly illiquid investments.

The terms of the StreetShares Notes and the Investment Agreement limit your rights in some important respects.

Pursuant to the terms of the StreetShares Notes and the Form of Note Investment Agreement (collectively, the “Agreements”), we may require that any claims arising out of or in relation to the Agreements, including without limitation, the terms, construction, interpretation, performance, termination, breach or enforceability of the StreetShares Notes, be resolved through binding arbitration rather than in the courts. The StreetShares Notes provide, among other things, that (i) arbitration is final and binding on the parties; (ii) the non-prevailing party will be responsible to pay the costs of arbitration of the prevailing party; (iii) each party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding; and (iv) the arbitrator may consolidate more than one person’s or entity’s claims, and may not otherwise preside over any form of a representative or class proceeding. As a result, the arbitration process may be less favorable to investors than court proceedings and may limit your right to appeal an adverse decision. These provisions may have the effect of discouraging lawsuits against us and our directors and officers, as investors may not have the resources to pursue a claim against the Company in their individual capacity. Your agreement to the arbitration provision in the Agreements will not apply to claims made under the U.S. federal securities laws and will not be deemed to waive the compliance by the Company with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements that are based on our beliefs and assumptions and on information currently available to us. The forward-looking statements are contained principally in “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business.” Forward-looking statements include information concerning our possible or assumed future results of operations and expenses, business strategies and plans, competitive position, business environment, and potential growth opportunities. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those risks include those described in “Risk Factors” and elsewhere in this offering circular. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this offering circular. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this offering circular. You should read this offering circular and the documents that we have filed as exhibits to the Form 1-A of which this offering circular is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Any forward-looking statement made by us in this offering circular speaks only as of the date on which it is made. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

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USE OF PROCEEDS

If we sell $25,692,700 of gross proceeds from the sale of our securities under this offering circular, we estimate our net proceeds, after deducting estimated commissions and expenses, will be approximately $25,527,700, assuming our expenses are $165,000 for such offerings. We intend to use approximately 95% of the proceeds from this offering to fund or support the funding of loans and approximately 5% of the proceeds for general corporate purposes, including the costs of this offering.

Our management team will determine the allocation of proceeds among our loan investments and general corporate purposes. Proceeds may be used to fund or supplement our investment in loans on our platform, or may be used to increase our investment in loans that might otherwise be not fully subscribed by MPDN purchasers. See “Risk Factors — Risks Related to Our Company — We currently rely on a small number of investors to fund our loans.”

We may also use the proceeds of the sale of StreetShares Notes for general corporate purposes. General corporate purposes might be, but are not limited to, the costs of this offering, including support for institutional credit sources, our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. Our management has sole discretion regarding the use of proceeds from the sale of StreetShares Notes.

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ABOUT THE COMPANY

Overview

StreetShares, Inc. (hereafter also referred to as “Us”, “We”, “the Company”, “StreetShares”) is a venture-capital and private equity funded financial technology (FinTech) company on a mission to become the source for trusted digital finance for America’s heroes. The Company provides small business financing solutions and retail investing to its community of members through its online platform. StreetShares’ current products include term loans, Patriot Express® Lines of Credit, Invoice Accounts Receivables Financing, retail debt securities offered under Regulation A, and accredited investor opportunities.

As part of StreetShares’ mission, the Company is closing the small business credit gap, using technology and honesty to provide an alternative to costly cash-advance, “payday”-type small business lending products, ensuring that veteran and main street small businesses are able to obtain the funding they need in a fair, affordable manner. StreetShares is founded and run by military veterans and has a particular focus on providing military veteran owned small businesses with fair and transparently-priced small business financial products.

StreetShares has one office location in Reston, Virginia. The Company is, as of December 31, 2018, comprised of 55 full-time employees.

Our Business

Under our business model, we generate revenue in multiple ways: through success or origination fees charged to borrowers, servicing fees charged to investors, fees from contract financing products, and interest generated from the portion of each loan that we fund through our direct lending account.

Our credit policy targets borrowers with higher credit quality. In order to borrow on our platform, borrower members must display characteristics indicative of durable business and financial situations. These includes factors such as revenue, time in business, number of employees, and financial and credit variables.

A borrower member’s loan is personally guaranteed by the business owner and may be secured through a UCC filing. Our loans are fully amortizing and are repaid weekly through electronic bank payments. We are currently legally authorized to lend in the following 45 states plus the District of Columbia as a non-bank commercial lender:

● Alabama	● Alaska

● Arizona	● Arkansas

● California	● Colorado

● Connecticut	● Delaware

● District of Columbia	● Florida

● Georgia	● Hawaii

● Idaho	● Illinois

● Indiana	● Iowa

● Kansas	● Kentucky

● Louisiana	● Maine

● Maryland	● Massachusetts

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● Michigan	● Minnesota

● Mississippi	● Missouri

● Nebraska	● New Hampshire

● New Jersey	● New Mexico

● New York	● North Carolina

● Ohio	● Oklahoma

● Oregon	● Pennsylvania

● South Carolina	● Tennessee

● Texas	● Utah

● Vermont	● Virginia

● Washington	● West Virginia

● Wisconsin	● Wyoming

StreetShares’ subsidiary, StreetShares Lending Company, LLC is a California Finance Lender licensee (60DBO-44064). StreetShares borrower members are required to provide us with relevant financial and business data about their business and the personal guarantor. We use multiple methods to verify this information as well as the identity of the borrower member. Borrower members are required to provide us with bank account information and to verify that they are in fact the owner of the bank account before a loan is issued to the business.

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Products

The Company has facilitated, as of December 31, 2018, over $135 million in financing, including term loans, lines of credit, and invoice financing, since making its first loan in 2014. Products are subject to change at the Company’s discretion.

(a) Lending Products:

The term loan and Patriot Express® Line of Credit products offered by StreetShares are fully amortizing and have flexible repayment options of 3 month, 6 month, 1 year, 18 month, 2 year, and 3 year terms. Business lending products are offered from $2,000 up to $250,000 (larger from time to time in the discretion of the StreetShares Credit Committee) with interest rates starting in the upper single digits for our most qualified borrowers. Product terms are subject to change.

StreetShares lends to qualified borrower members who meet the Company’s business and credit qualifications and are approved through the underwriting platform. In order to obtain financing from StreetShares, borrower members must display characteristics indicative of creditworthiness. These characteristics include factors such as business revenue, time in business, cash flows, assets or inventory, and financial and credit variables. StreetShares currently lends in 45 states and the District of Columbia. StreetShares state-by-state lending authorization is subject to change based upon market conditions and regulatory requirements.

A business may apply for a lending product through our website. In applying through StreetShares’ online application, borrower members are required to provide relevant financial and business data about their business and include information regarding the personal guarantor(s), if applicable. Multiple methods and processes are utilized to verify the information provided by potential borrower members. Additionally, borrower members are required to provide their bank account information and proof of ownership over their bank information before a loan is issued to the business.

For our lending products, the interest rates charged to borrowers range from 6.25% - 32.50%, the weighted average APR is 24.70%, the average loan amount is approximately $24,900, and the weighted average term is approximately 1.89 years, during the three periods presented (fiscal year 2017, fiscal year 2018, and the six (6) month fiscal period ended December 31, 2018). Our interest rates charged to borrowers have decreased over these periods. For the six (6) month fiscal period ended December 31, 2018, our interest rate range was 6.25%-29.90% with a weighted average APR of 23.20%. This is lower compared to fiscal year 2018, when our interest rate range was 8.0%-32.50% with a weighted average APR of 24.60% and fiscal year 2017, when our interest rate range was 10.0%-32.50% with a weighted average APR of 26.20%.

The average yield (net revenue/average balance of loans) for the Company’s lending products has been relatively flat. It was approximately 9% in fiscal year 2017 and fiscal year 2018, and approximately 10% (annualized) for the six (6) month fiscal period ended December 31, 2018.

StreetShares uses technology, data analytics, and a proprietary credit scoring model to assess the creditworthiness of each small business borrower applicant. StreetShares currently funds the lending products with a variety of sources, including funds from institutional, accredited, and retail investors.

Under the Company’s business model, StreetShares generates revenue in multiple ways:

•	success, origination or other fees charged to borrowers;

•	servicing fees charged to investors;

•	fees from our contract financing products; and

•	interest generated from the portion of each loan that we fund through our direct lending account.

Interest income on lending assets is calculated based on the contractual interest rate of the loan and recorded as interest income as earned. The Company allows borrowers to “prepay” the principal balance of their loans without having to pay the future expected interest. The Company, however, requires collection of the interest accrued through the next expected payment date, if applicable. Servicing fees include fees charged to Reg. D and institutional investors based on a percentage of the payments received from borrowers. The service fees are recorded as income when payments are received. The origination fees, relating to the portion of the loans the Company owns, are deferred and recognized over the life of the loan using the effective interest method. Origination fees collected but not yet recognized as revenue are recorded as deferred revenue. The Company views the value of the auction as being delivered upon acceptance of the loans. As such, the auction success fees, relating to the portion owned by Reg. D and Institutional investors, are recognized when received upon the funding of the loans. The Company charges fees for late payments, ACH return fees, and other fees charged by providers for failed payments. Generally, fees are used to cover costs incurred for collection. Any remaining portion of these fees is provided to the loan’s Reg. D and Institutional investors on a weighted basis by amount invested in the particular loan. As such, the Company receives fee revenue from their investment portion in each loan. The Company generates revenue on invoice receivables through interest income, factor fees, commitment fees, and enrollment fees.

The term loan products offered by StreetShares are charged a one-time origination fee of 4.95% of the principal balance and Patriot Express® Line of Credit draws are charged a one-time fee of 3.95% for each draw amount. StreetShares may advertise promotions from time to time to waive or reduce the origination or draw fees for such products. Fees are set per product type.

(b) Contract Financing Products:

StreetShares’ contract receivables financing products are offered to government and commercial contractors for a per-invoice-amount of up to $2,000,000 (larger from time to time in the discretion of the StreetShares Credit Committee).

StreetShares’ invoice receivables/contract financing product is not a lending product. Rather, the Company purchases account receivables (invoices) from contractors performing work on government and commercial contracts. StreetShares’ contract financing product provides a reliable source of funding that helps contractors smooth out their cash flows and maintain predictable funding that keeps their operations running. Because the payment times on contracts can be irregular and spiky, StreetShares’ product allows contractors to have peace of mind to perform their contractual obligations without worrying about how to pay their employees.

Interest income on invoice receivables is calculated using the simple interest method on the daily balances of principal outstanding. Interest income, factor fees, and commitment fees are accrued until funds are received for the purchased factored receivable. Enrollment fees are recognized at the time of purchase of factored receivables.

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StreetShares advances a percentage of the purchased invoice (usually up to 90% of the invoice amount), and when the government or commercial entity remits funds for the work performed under the contract, StreetShares then deducts its fees and pays the remaining balance to the contractor. Typically, we advance 90% on prime federal contracts and 80% on federal subcontracts or commercial contracts. The advance rate is subject to change, however, depending on factors such as size of contract, lien position, and prior performance related to both the contract being financed and as a StreetShares’ customer. In many instances, payment by the government or commercial entities can be 30 or 60 days (or longer). StreetShares removes the uncertainty with a transparent and affordable product that keeps contractors moving forward with their obligations.

StreetShares contract financing is available in all 50 states and the District of Columbia and applications may be made directly through StreetShares’ website. The first contract finance transaction was completed in December 2016.

As of June 30, 2019, StreetShares has serviced 40 customer accounts with this product, representing 65 contracts, with an average customer account having $2,812,006.83 in receivables purchased, and an aggregate of $112,480,273.34 in total receivables purchased. Since inception through June 30, 2019, the amount of each invoice purchased ranged from $606.00 to $6,986,100.00 (with the largest invoice purchased in February 2019). The maximum invoice financed for each fiscal period has increased from $645,390.24 in fiscal year 2017 to $919,235.30 in fiscal year 2018, to $1,729,751.89 for the six (6) month fiscal period ended December 31, 2018.

The average yield (net revenue/average balance of advanced funds) for the Company’s contract financing products was approximately 19% in fiscal year 2017, approximately 24% in fiscal year 2018, and approximately 19% (annualized) for the six (6) month fiscal period ended December 31, 2018. We see fluctuations in the average yield because the fee charged to the customer depends on the risk profile of the customer and the contract being financed.

As with all StreetShares products, terms are subject to change based on market conditions and regulatory requirements. We charge factoring fees on the invoices that we factor and charge draw fees for unbilled lines of credit. In determining the fees to be charged, we perform a risk assessment on the customer and the contract, considering factors such as credit score, the size of the contract, the type and terms of the contract, and prior performance.

(c) Investing Products:

StreetShares Notes

StreetShares Notes, the subject of this offering circular, are available to retail investors, who purchase notes via StreetShares’ website at www.streetshares.com. Funds from the sale of StreetShares Notes are invested into loans, lines of credit, and invoice financing, general corporate purposes, or other products at the discretion of the Company. Investors in StreetShares Notes do not directly invest in small business loans originated by StreetShares; rather the investments are aggregated with funds from the Company’s direct lending account, institutional capital providers, and accredited investors, which collectively fund the lending products. We retain final discretion over the use of the proceeds of the StreetShares Notes.

The offering of StreetShares Notes is being conducted as a continuous offering pursuant to Rule 251(d)(3) of the Securities Act. Continuous offerings allow for a sale of securities to be made over time, with no specific offering periods or windows in which securities are available. Sales of securities may happen sporadically over the term of the continuous offering, and are not required to be made on any preset cadence. The active acceptance of investors, whether via the StreetShares platform or otherwise, may at times be briefly paused, or the ability to subscribe may be periodically restricted to certain individuals to allow the Company time to effectively and accurately process and settle subscriptions that have been received. The Company may discontinue this offering at any time.

Pursuant to a qualified Regulation A Offering Circular qualified by the Staff on February 17, 2016 (the “Original Offering Circular”), the Company sold $24,307,300 in StreetShares Notes in the 2019 fiscal year. As of May 31, 2019, the Company sold $32,422,325 worth of Notes, and has redeemed or called an amount equal to $6,397,248 in previously issued Notes.

All outstanding Notes have a 3 year term and a fixed interest rate of 5% per annum. Thus, the remaining term on the outstanding Notes ranges from 1 month to 3 years. The Company has redeemed or called 19.7% of previously issued Notes at the request of the investor/holder from the original offering through May 31, 2019.

StreetShares Pro Securities

StreetShares also offers debt securities to accredited investors only, under Rule 506(b) of Regulation D (“StreetShares Pro”). These Regulation D securities are made via Member Payment Dependent Notes (“MPDNs”). StreetShares does not advertise its StreetShares Pro products and relies upon word of mouth, its network of interested accredited investors, and its relationships in the alternative lending community. The MPDNs in which StreetShares Pro investors invest fund a portion of the loans, lines of credit, and contract financing originated to StreetShares members. These Regulation D securities are unregistered securities that are dependent upon the performance of a portion of the Company’s note from the borrower and are only available for purchase by accredited investors. If the note performs according to its terms, the investor receives the principal and interest portions of the note in proportion to their investment, less applicable servicing fees. If the note doesn’t perform, payments to the investor will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the investor, less applicable servicing fees.

All StreetShares products are distributed via the Company’s website (www.streetshares.com) and are subject to change as market or regulatory needs dictate.

Legal Proceedings

StreetShares is not subject to any bankruptcy, receivership, or similar proceedings. StreetShares further is not subject to legal proceedings others than those in the ordinary course of business (e.g., collections against defaulting borrowers).

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Distinctive Characteristics and Risks

The Company operates in a highly regulated environment, and is subject to both federal and state regulatory regimes for its financing and investment products. Because of regulatory scrutiny overseeing financial services, StreetShares’ business offerings may be directly influenced by various statutes, laws, regulations, and rules. Changes in regulations, or in the way current or newly enacted federal or state regulations are applied to our business, or the increased costs due to compliance with these regulations, or inadvertent regulatory miscues, could all adversely affect our business. Ongoing compliance with Regulation A+, which is a relatively new regulatory scheme subject to the potential for more, and more frequent, amendments and differing interpretations, and the reporting thereof to the SEC could be more costly than anticipated.

The Company is an alternative lender, and the online alternative lending industry has yet to endure a major adverse phase in the credit cycle. Worsening economic conditions nationwide or across the lending industry may result in decreased demand for our loans, cause our customers’ default rates to increase, or harm our operating results.

Finally, the Company is a mid-stage, venture-capital and private equity funded company with a history of net operating losses, and we may not become profitable. We rely on outside capital to grow loan volume and our business, and our business may not be able to adequately scale its loan product distribution. Holders of StreetShares Notes are exposed to the credit risk of the Company.

Investors should read this offering circular and our other filings with the SEC with respect to the StreetShares Notes for a full list of potential risks related to the industry, the Company, and StreetShares Notes.

Underwriting Process

In order to qualify, business borrower applicants must be approved through our proprietary underwriting process, which analyzes credit and financial data of both the business and the business owner. Our proprietary credit loss prediction model is based on several business demographic factors (including business revenue, age of business, cash flows, and other variables) combined with certain consumer bureau attributes (including income, revolving debt, personal credit score(s), delinquency history, age of credit file, and number of inquiries). If the applicant passes the initial underwriting criteria, the business is assigned a proprietary StreetShares Score. The determination of what dollar amount to approve, how the product will be priced, and whether to file a UCC security interest is based on the above analysis, as well as additional factors (including length of loan, estimated default rates by type and grade, and general economic environment). At that point, the request is approved for placement on the StreetShares platform for funding.

Treatment of Investor Balances

Some portions of StreetShares’ loans are funded by investors. StreetShares investor funds are held in a bank account under a separate, but wholly owned subsidiary of StreetShares, Inc. These bank accounts are currently held at EagleBank, headquartered in Bethesda, MD. StreetShares investors have no direct relationship with EagleBank. StreetShares may change the bank used to hold these funds from time to time. The bank account host and StreetShares’ EagleBank relationship may change at any time.

Loan Servicing

StreetShares has built a platform accessible by customers through online account servicing and manages investor servicing in-house. Loan servicing is managed by Portfolio Financial Servicing Company (“PFSC”), a 26-year-old servicer of contracts for both commercial and consumer portfolios. PFSC has over $30 billion in assets under management as primary servicer, successor servicer, and backup servicer. We may change the outside servicer at any time.

Interest Rate

The StreetShares Notes will bear interest between 3% and 10%, as stated in the applicable StreetShares Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of StreetShares Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the StreetShares platform and on StreetShares website at www.streetshares.com.

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The interest rate of the StreetShares Notes may reflect promotional interest rates for specified periods of time or based on specified investment thresholds. For example, we may provide promotional interest rates for a specified period of time. We may also provide for 1%-3% increases in interest rates if the investor meets certain minimum investment amounts. In certain instances, investors may also have the opportunity to earn additional interest on their StreetShares Notes if such investors hold the StreetShares Notes for specified periods of time without withdrawing the funds invested in their StreetShares Notes.

Fees on StreetShares Notes

Unlike our institutional and accredited investors, StreetShares Note investors are not usually charged a servicing fee for their investments. An investor may withdraw or redeem a Note any time after thirty-one (31) days of such investor’s initial investment in a Note. Whether a 1% transaction fee is assessed is dependent on the timing of such investor’s withdrawal or redemption. Generally, at each annual anniversary of an investor's initial Note purchase, and for a two (2) week period thereafter, the investor may withdraw any or all funds without any transaction fees assessed to such investor. At all other times outside the anniversary date and corresponding two (2) week period, if an investor wishes to withdraw or redeem such investor’s Note, such investor will be charged with a 1% transaction fee on the principal amount that such investor wishes to withdraw, provided that, such 1% transaction fee amount shall not exceed the amount of interest earned to-date on such investor’s Note.

Tax and Legal Treatment

StreetShares Notes will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. The interest earned on the StreetShares Notes investment will need to be declared in accordance with the United States Tax Code. An investor’s tax situation will likely vary greatly and all tax and accounting questions should be directed towards a Certified Public Accountant. StreetShares does not provide tax or legal advice to StreetShares Notes investors and encourages investors to seek out advice from their professional advisers to fully understand their particular tax situations.

StreetShares is a nonbank, commercial lender, and must comply with the various commercial lending regulations as required on a state-by-state basis. State legal and regulatory requirements may be subject to interpretation and/or are subject to change. StreetShares obtains all necessary licenses, certifications, and registrations where clearly required in each state in which StreetShares has chosen to lend. While each state has specific rules for how lending activities should be conducted, most states do not require licenses in order to engage in commercial lending activities. As such StreetShares has not obtained licenses across all of the jurisdictions in which it lends, preferring instead to pursue licenses when necessary. StreetShares currently holds a California Finance Lender License (CA License # 60DBO44064). As a lender, loans and lines of credit originated by the Company are generally subject to the lending laws of the Company’s home state of Virginia. The Company maintains a dialogue with regulators in states in which it operates to ensure that StreetShares’ business operates within the bounds of the law and the principles of fairness and goodwill.

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DESCRIPTION OF PROPERTY

We lease our approximately 10,415-square-foot office space in Reston, Virginia and own no physical properties. If necessary, we believe we can find alternative office space without difficulty near our current location.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are an online platform for small business loans. As of December 31, 2018, we have originated more than $129 million in lending products and collected more than $104 million in customer payments since we made our first loan in July 2014. We generate revenue through success and origination fees, servicing fees we charge to institutional and accredited investors, fees from our invoice financing products, and interest generated by the portion of each loan we fund through our direct lending account. As a mid-stage startup, rapid growth in both revenue and expenses is expected.

Operating Results

Revenues. For the six (6) month fiscal period ended on December 31, 2018, we had operating revenues of $1,888,660 compared to $1,583,143 for the six (6) month fiscal period ended December 31, 2017. For the fiscal year ended June 30, 2018, we had operating revenues of $3,078,766 compared to $2,168,067 in the fiscal year ended June 30, 2017. The increase is a result of the growth of our lending operations and the recognition of success fees, origination fees, servicing fees, factor fees, and interest revenues.

Operating Expenses. For the six (6) month fiscal period ended on December 31, 2018, we had operating expenses of $7,249,195 compared to $3,224,131 for the six (6) month fiscal period ended December 31, 2017. For the fiscal year ended June 30, 2018, we had operating expenses of $7,606,291 compared to $6,728,236 in the fiscal year ended June 30, 2017. The largest line items of operating expenses were payroll and payroll taxes, sales and marketing expenses, and general and administrative expenses. The year over year increase is due to Company growth over that time-period.

Refinanced Loans. For our lending products, certain of our originations were refinances of existing StreetShares’ loans (i.e., amounts rolled forward from existing loans into new loans). The percentage of our total loan originations that were refinances of existing loans was 1.47% for the fiscal period ended June 30, 2017, 21.74% for the fiscal period ended June 30, 3018, and 12.33% for the interim six (6) month fiscal period ended December 31, 2018.

Liquidity and Capital Resources

Sources of Liquidity

We have funded our lending and contract financing activities and operations primarily through equity and convertible debt financings, bank lines of credit, revenues, and institutional and accredited investments in our loans. As of December 31, 2018, we have also raised $16,777,900 through the sale of StreetShares Notes pursuant to a previously qualified offering circular under Regulation A with the SEC, which was qualified on February 17, 2016.

Our lending and contract financing products are primarily funded by four sources: (1) our direct lending account; (2) institutional capital providers (primarily, Community Investment Management); (3) accredited investors under Rule 506(b) of Regulation D, which are also called “StreetShares Pro” investors; and (4) retail investors in the StreetShares Notes (pursuant to the previously qualified offering circular under Regulation A).

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The following table summarizes the percentage of lending and contract financing products funded by each of the four funding sources described above:

Product Type by Fiscal Period	% Funded by Direct Lending	% Funded by Institutional	% Funded by Pro-investor	% Funded by Retail investor	% Total
Lending Products Fiscal Year 2017(1)	5.69	56.09	21.28	16.94	100
FY 2017 Total	5.69	56.09	21.28	16.94	100
Contract Financing Products Fiscal Year 2018	3.24	13.13	33.41	50.22	100
Lending Products Fiscal Year 2018	7.46	23.43	37.74	31.38	100
FY 2018 Total	4.66	16.59	34.86	43.89	100
Contract Financing Products Fiscal Period 2019(2)	0.69	0.07	0.08	99.16	100
Lending Products Fiscal Period 2019	5.46	18.06	13.88	62.59	100
FP 2019 Total	2.36	6.39	4.93	86.32	100

(1)	For fiscal year 2017, contract financing products were funded with StreetShares’ equity.
(2)	Fiscal Period 2019 refers to the six (6) month fiscal period ended December 31, 2018.

Equity and Convertible Debt Financings

As referenced in the December 31, 2017 Form 1-SA, Effective January 18, 2018, the Company closed on a B round funding with $23,100,000 of equity raised through several investors, led by Rotunda Capital Partners, LLC (“Rotunda”).

Lines of Credit

In September 2017, the Company closed on a line of credit from Federated Information Technologies, Inc. with a principal balance of $500,000. As of December 31, 2018, the principal balance was $500,000. As of June 30, 2019, the line of credit was paid in full and closed. In September 2017, the Company also closed on an additional line of credit from an entity owned by Jeffrey Valcourt. As of June 30, 2019, the balance on the line from Mr. Valcourt’s entity was paid in full and closed. Mr. Valcourt holds a board seat with the Company. The founder and president of Federated Information Technologies, Inc. is a board member observer.

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Notes Payable

In July 2017, the Company raised $325,000 in the form of promissory notes offered to the Company’s Reg. D investors. As of December 31, 2018, the principal balance was $325,000. In September 2017, the Company closed on a note payable from Federated Information Technologies, Inc. with a principal balance of $500,000. As of June 30, 2019, the principal balance was paid in full and closed. The founder and president of Federated Information Technologies, Inc. is a board member observer.

Operating Capital and Expenditure Requirements

We may require additional capital beyond our currently anticipated amounts and additional capital may not be available on reasonable terms, or at all. The sale of equity may result in dilution to our stockholders and those securities may have rights senior to those of our common shares.

Trends and Key Factors Affecting Our Performance

Investment in Long-Term Growth. The core elements of our growth strategy include acquiring new customers, broadening our distribution capabilities through strategic partners, enhancing our data and analytics capabilities, expanding our product offerings, extending customer lifetime value, and expanding geographically. We plan to continue to invest significant resources to accomplish these goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly our human resources, sales and marketing, and technology and analytics expenses. These investments are intended to contribute to our long-term growth, but they may affect our near-term profitability.

Revenues and Originations. Our revenues have grown since our inception primarily as a result of launching our first lending product in July 2014, launching our first contract financing product in December 2016, and subsequent growth in originations for these products. The trend towards growth in originations has been driven by the addition of new borrowers, increasing business (total loans and financing facilitated) from new, existing, and previous borrowers, and increasing the average transaction size for our lending and contract financing products. The percentage increase (decrease) in these drivers over fiscal year 2017, fiscal year 2018, and the interim six (6) month fiscal period ended December 31, 2018, is stated in the chart below:

Drivers of Growth In Originations	% Increase (Decrease) FY 2017 to FY 2018	% Increase (Decrease) FY 2018 to Interim FP 2019*
New Borrowers	(35.7)	128.1
Total Loans and Financing Facilitated	236.9	52.4
Average Transaction Size	28.7	2.6

*Interim FP 2019 refers to the six (6) month fiscal period ended December 31, 2018.

There is a trend towards larger average transaction size. This trend is fueled by our targeting of our most creditworthy borrowers with larger loans. This trend is also a result of launching our contract financing products in December 2016, which have larger transaction sizes than our lending products, as well as the increase in each period in the maximum amount financed for our contract financing products. There is also a trend towards lower interest rates for our lending products as we target new and repeat borrowers with higher credit quality. There are no significant trends in average yields.

Growth in revenues also depends, in part, on our ability to continue to earn interest income and fees from our lending and contract financing products. As discussed in the “Summary of Critical Accounting Policies – Allowance for Loan Losses” and “Summary of Critical Accounting Policies – Delinquent and Charged-Off Loans,” we believe that there is a trend toward credit normalization with respect to our delinquent accounts and charged-off loans. Although we experienced a decrease in delinquencies after fiscal year 2017 and a decrease in charge-offs after fiscal year 2018, we began to see an increase in delinquent accounts in the first six months of fiscal year 2019 and anticipate that future delinquencies and charge-offs will trend towards and settle in a similar range as the relatively larger percentages of delinquent balances in fiscal year 2017 and charge-offs in fiscal year 2018, subject to changes as a result of multiple factors including business conditions, macro-economic conditions, and emerging trends, etc. There have been no significant trends or changes in the Company’s allowance for loan losses ratio.

Future growth will continue to depend, in part, on attracting new customers on both the borrower and investor side of our platform. We also intend to continue to originate loans through outreach efforts, marketing efforts, as well as through strategic partnerships with banks and other lending institutions. We continue to expect to rely on the veterans affinity networks for borrower acquisition and investor growth. We plan to increase our sales and marketing spending to attract customers as well as continue to increase our analytics spending to better identify potential customers. As we have invested more funds in our marketing efforts, including direct marketing, digital marketing, and other promotions, our originations have increased. Although we have not yet seen a material increase in originations from our strategic partnerships with banks and other lending institutions, we expect to see a growth in originations from these strategic partnerships to the extent that we increase our investment in them.

Sources of Funding. The trend in funding our lending and contract financing products has shifted away from funds from institutional capital providers and StreetShares Pro investors and towards funds from retail investors because of availability of funding sources and periodic adjustments in our funding mix to optimize yield returns. We are not able to predict if this trend will continue in the future because the Company is exploring multiple funding options. Capital market fluctuations and capital availability will determine the optimal mix of funding sources the Company uses at any given time. We seek to optimize funding by seeking multiple funding sources.

Summary of Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are fully described in Note 2 to our consolidated financial statements appearing elsewhere in this offering circular (see pages F-7 - F-12), and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our consolidated financial statements.

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Cash and Cash Equivalents. The term “cash”, as used in the accompanying consolidated financial statements, includes currency on hand in checking, savings, and money market accounts held with financial institutions. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be a considered a cash equivalent. We maintain our cash in bank accounts, which at times may exceed Federal Deposit Insurance Corporation limits. As of December 31, 2018, interest-bearing and non-interest-bearing accounts held in an insured institution are aggregated and guaranteed by the Federal Deposit Insurance Corporation up to $250,000. We have not experienced any losses in such accounts and we believe these funds are not exposed to any significant credit risk.

Lending Assets. We originate funding products that can be categorized as short-term (maturity less than 1 year) and long-term (maturity greater than 1 year). We value the full value of these products at the outstanding value of principal reduced by a valuation allowance for loan losses estimated as of the balance sheet date. As of December 31, 2018, we had originated 3,349 loans, lines of credit, and contract financing products and reported $20,006,269 in gross lending assets.

Allowance for Loan Losses. The allowance for loan losses (“ALL”), is established through periodic charges to the provision for loan losses. Loan losses are charged against the ALL when we believe that the future collection of principal is unlikely. Subsequent recoveries, if any, are credited to the ALL.

We calculate the predicted losses on the current portfolio of loans and advanced invoices. The Predicted Loss Rate (PLR) for each asset is determined by the credit department. The PLR is multiplied by the remaining principal of the corresponding asset. The aggregate predicted losses are reviewed on a monthly basis by the credit and finance department to make adjustments. In determining the PLR for each asset and the aggregate predicted losses, we consider credit factors such as those described in the next paragraph. The resulting predicted loss numbers are then booked to the balance sheet (as contra assets to the receivables of the loan assets).

We evaluate the creditworthiness of the portfolio on an aggregated basis. We use a proprietary forecasted loss rate at origination for new products that have not had the opportunity to make payments when they are first funded. The allowance is subjective, as it requires material estimates, including such factors as historical trends, known and inherent risks in the portfolio, adverse situations that may affect borrower’s ability to repay, and current economic conditions. Other qualitative factors considered may include items such as: uncertainties in forecasting and modeling techniques, seasonality, business conditions, and emerging trends. Recovery of the carrying value of our financial products is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our portfolio resulting in increased delinquencies and losses and could require additional provisions for credit losses, which could impact future periods.

The allocation of the allowance for the loan losses between the Company and the Reg. D and Institutional investors is determined on a pro-rata basis according to the relative principal balances outstanding funded by each party. Reg. D and Institutional investors invest in a specific asset (if available). If the loan performs according to its terms, the Reg. D and Institutional investors receive the principal and interest portions of the loan in proportion to their investment, less applicable servicing fees, except as provided in a separate agreement. If the loan doesn’t perform, payments to the Reg. D and Institutional investors will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the Reg. D or Institutional investor, less applicable servicing fees, except as provided in a separate agreement.

The ALL ratio consists of the ALL over the total loan balances outstanding.  The following chart summarizes the ALL ratio for the last two fiscal years and the current fiscal year:

ALL Ratio

Period	Lending Products	Contract Financing Products (2)	Total
Fiscal Year 2017	5.48	0.00	5.39
Fiscal Year 2018	4.88	0.97	3.99
Interim FP 2019 (1)	5.00	0.75	3.90

(1)	Interim FP 2019 refers to the six (6) month fiscal period ended December 31, 2018.
(2)	The ALL for contract financing products was established in FY 2018.

There are no significant trends or changes in the ALL ratio.

Delinquent and Charged Off Loans. Our loans and traditional lines of credits (“loans”) are paid back on a weekly basis. We consider a loan to be late when it has been over 7 days since last payment. When a loan is late, we may charge a late fee of $10. Loans with over 14 days since last payment are considered to be delinquent. The delinquency status of loans within our portfolio is among the factors considered when evaluating the creditworthiness of our portfolio on an aggregated basis to establish the ALL. We continue to accrue interest on late and delinquent loans. Loans are returned to current status when we receive all accrued payments, interest, and fees required with the original amortization schedule and, that in our judgment, will continue to make their payments as scheduled. No individual loan impairments are recorded. Loans are charged-off in full at a point in time determined by management, usually at 150 days past due or later. Generally, after 150 days since last payment, the Company will make an assessment of whether an individual loan should be charged off based on the payment status and information gathered through collection efforts. A loan is charged off when the Company determines it is probable that they will be unable to collect all of the remaining balance. Accrued interest associated to a charged-off account is reversed in the amount of interest accrued and not counted in the charged-off principal.

Note 2 to the Company’s financial statements (pages F-8 and F-30) states that loans with over 14 days since last payment are considered to be delinquent and impairments are applied. Prospectively, the Company will clarify Note 2 to state that loans with over 14 days since last payment are considered to be delinquent. Additionally, disclosure will be made with respect to the point in time in which loans are charged-off.

Our contract financing accounts receivables factored invoices are not loans. The Company purchases invoice receivables from small businesses with contracts with the federal government and highly rated commercial entities. Such advance payments, which are interest earning, are recorded as reductions to the amounts due to the factoring clients for the purchase of factored receivables. The expected payment dates on the factored receivables are based on the terms of the underlying invoice or contract with the federal government or highly rated commercial entity, which varies by contract. We monitor expected payment dates under each invoice receivable; however, we do not assess or assign late or delinquency statuses to such purchased invoices because they are being paid directly by the federal government or highly rated commercial entity and not the Company’s customer. As of June 30, 2019, we have not taken any charge-offs on contract financing products.

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For loans, historical charge-offs for the last two fiscal years and the current fiscal year are summarized on the following table:

Historical Charged-Off Loans

Period	Lending Products($)	Contract Financing Products
Fiscal Year 2017	282,377	0.00
Fiscal Year 2018	623,539	0.00
Interim FP 2019 (1)	40,772	0.00

(1)	Interim FP 2019 refers to the six (6) month fiscal period ended December 31, 2018.

The following table summarizes the charge-off ratio for each period presented. The charge-off ratio is the net charged-off over the average principal balances outstanding. Net charged-off is the charged-off principal balance less recoveries.

Charge-Off Ratio

Period	Lending Products	Contract Financing Products
Fiscal Year 2017	3.49	0.00
Fiscal Year 2018	6.86	0.00
Interim FP 2019 (1)	0.71	0.00

(1)	Interim FP 2019 refers to the six (6) month fiscal period ended December 31, 2018. The charge-off ratio for Interim FP 2019 has been annualized.

The following aging table showing the delinquencies at each period end. The delinquent balance represents the aggregate principal balances of all delinquent loans, broken out by delinquency status, at the end of the period. The percentage of balances outstanding is the delinquent balance over the period end principal balance outstanding for all loans. A delinquency 1 loan is 14-30 days since last payment. A delinquency 2 loan is 31-60 days since last payment. A delinquency 3 loan is 61-90 days since last payment. A delinquency 4 loan is more than 90 days since last payment and not charged-off.

Aging Tables

As of 6/30/2017	Delinquent Balance ($)	Percentage of Balances Outstanding
Delinquency 1	52,159	0.56
Delinquency 2	163,750	1.77
Delinquency 3	57,259	0.62
Delinquency 4	194,631	2.10

As of 6/30/2018	Delinquent Balance ($)	Percentage of Balances Outstanding
Delinquency 1	38,283	0.43
Delinquency 2	32,575	0.37
Delinquency 3	12,102	0.14
Delinquency 4	71,692	0.81

As of 12/31/2018	Delinquent Balance ($)	Percentage of Balances Outstanding
Delinquency 1	47,561	0.32
Delinquency 2	28,439	0.19
Delinquency 3	53,351	0.36
Delinquency 4	173,052	1.16

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The charge-offs for fiscal year 2018 were relatively larger than the charge-offs in fiscal year 2017 and the first six months of fiscal year 2019. The delinquent balances in fiscal year 2017 were relatively larger than the delinquent balances in fiscal year 2018 and the first six months of fiscal year 2019. Delinquent balances have started to increase in the first six months of fiscal year 2019, but have not increased to the same levels as fiscal year 2017. We believe that the increase in delinquencies in the first six months of fiscal year 2019 represents a trend toward credit normalization with the relatively larger delinquent balances in fiscal year 2017 and the charge-offs in fiscal year 2018. In other words, we anticipate that future delinquencies and charge-offs will trend towards and settle in a similar range as the percentage of delinquent balances in fiscal year 2017 and charge-offs in fiscal year 2018, subject to changes as a result of multiple factors including business conditions, macro-economic conditions, and emerging trends, etc. Delinquent loans are among the credit risks in the portfolio that the Company considers when adjusting the ALL.

Calculation of Credit Loss Exposure on Unfunded Lines of Credit. Effective January 1, 2019, the Company began calculating the credit loss exposure on the unfunded portion of the line of credit based on predicted funding volume by date brackets of 0-30 days, 31-60 days, and over 60 days based on historical data. This calculation had a material effect on the Company’s consolidated financial statements of reducing the accrual and expense for the credit loss exposure in comparison with prior periods.

Prior to January 1, 2019, and prior to any meaningful historical experience, in accordance with ASC 450, the Company calculated the credit loss exposure on the unfunded portion of a line of credit based the predicted funding volume over the full term of the line of credit. When enough time had lapsed to provide meaningful historical data, the Company determined that the predicted funding volume of the unfunded portion of a line of credit varied among the periods of time after the line of credit was approved (0-30 days, 31-60 days, and over 60 days). Specifically, the predicted funding volume was highest in the first 30 days after a line of credit was approved, lower in the 31-60 days after approval, and lowest after 60 days after loan approval. Based on this information, the Company refined its calculation methodology in accordance with ASC 450 to calculate the credit loss exposure on the unfunded portion of a line of credit by these date brackets instead of the full term of the line of credit in order to provide a more accurate calculation based on historical data. The result was a materially reduced accrual and expense for the credit loss exposure. As of December 31, 2018 and January 31, 2019, the total line of credit unfunded credit loss exposure were approximately $272,000 and $41,000, respectively, of which approximately $190,000 and $29,000, respectively, were related to the undrawn exposure predicted to be funded by the Company.

Property, Equipment, and Software. Property, equipment and software (“PE&S”), consists of computers and electronics, office equipment and furniture, and capitalized internal-use software costs. PE&S are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are recognized over the estimated useful lives of the assets using the straight-line method. For electronics, the Company estimates a 2- year useful life. All other PE&S assets are estimated to have a 2–5 year useful life or lease-term, if shorter, for leasehold improvements.

Our internally developed software includes the costs incurred to develop the website, platform, and other affiliated costs are capitalized beginning when the preliminary project stage is completed, we have authorized funding, and it is probable that the project will be completed and used to perform its intended function. Capitalized software costs primarily include salary costs for employees directly involved in the development efforts, software licenses acquired, and fees paid to outside consultants and contractors.

Software development costs incurred prior to meeting the criteria for capitalization and costs incurred for training and maintenance are expensed as incurred. Certain upgrades and enhancements to existing software that result in additional functionality are capitalized. Capitalized software development costs are amortized using the straight-line method over their expected useful lives, generally 2 to 5 years.

Loans and Payable to Investors. The Company uses Member Payment Dependent Notes (“MPDNs”) to fund a portion of our financial products. MPDNs are unregistered securities that are dependent upon the performance of a portion of the Company’s note to the borrower and available for purchase by accredited (Reg. D) investors. Investors specify the amount to fund of each product and the term to maturity matches the term of the underlying note. If the note performs according to its terms, the investor receives the principal and interest portions of the note in proportion to their investment, less applicable servicing fees. If the note does not perform, payments to the investor will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the investor, less applicable servicing fees. At this time, StreetShares MPDNs are available to accredited (Reg. D.) investors only.

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Revenue Recognition. The Company generates revenue primarily through interest, origination fees, fees from financed invoices, late/other fees, and servicing fees on originated lending products. Interest income on these products is calculated based on the contractual interest rate and recorded as interest income as earned. The Company allows borrowers to “prepay” the principal balance of their notes without having to pay the future expected interest. The Company, however, requires collection of the interest accrued through the next scheduled payment date. Service fees are fees charged to investors on a weekly basis based on a percentage of the payments received from borrowers. The service fees are recorded as income when payments are received. The origination fees, relating to the portion of the loans the Company owns, are deferred and recognized over the life of the loan using the effective interest method.

Origination fees collected but not yet recognized as revenue are recorded as deferred revenue. The Company views the value of the auction as being delivered upon acceptance of the note. As such, the auction success fees, relating to the portion owned by investors, are recognized when received upon the funding of the notes.

The Company generates revenue on invoice receivables through interest income, factor fees, commitment fees, and enrollment fees. Interest income on invoice receivables is calculated using the simple interest method on the daily balances of principal outstanding. Interest income, factor fees, and commitment fees are accrued until funds are received for the purchased factored receivable. Enrollment fees are recognized at the time of purchase of factored receivables.

The Company charges fees for late payments, ACH return fees, and other fees charged by providers for failed payments. Generally, fees are used to cover costs incurred for collection. Any remaining portions of these fees are provided to the investors on a weighted basis by principal invested in the particular note. As such, the Company occasionally receives fee revenue from their investment portion in each loan.

Interest Income and Expenses. Interest income from the Company’s lending products and financing products (invoice receivables) is presented under Operating Revenue in the Company’s Consolidated Statements of Operations. Interest paid by the Company to sources of funding (e.g., Reg D and Institutional investors and Reg. A+ investors) for the Company’s lending products and financing products is presented under Cost of Revenue as an interest expense.

Interest earned within Other Income (Expense) in the Company’s Consolidated Statements of Operations refers to interest earned from sources other than from the Company’s operations, including interest earned from funds in the Company’s bank accounts. In January 2018, the Company raised $20,000,000 in equity financing from new investors through the issuance of 29,107,845 shares of B Round Series Convertible Preferred Stock. The increase in funds held by the Company resulted in an increase in interest earned as Other Income in the year 2018. The Company’s Other Income interest earned for the period ending December 31, 2018 was $64,337 compared to $7 for the period ending December 31, 2017.

Interest expense within Other Income (Expense) in the Company’s Consolidated Statements of Operations refers to interest expense on debt other than sources of funding for the Company’s lending products and financing products. On March 6, 2017, the Company issued a convertible note in the principal balance of $3,000,000 to a related party of a Company director and on June 15, 2017, the Company issued a convertible note in the principal balance of $100,000 to a Preferred Stock Holder. These notes accrued interest at 8 percent per annum until converted to Company stock on January 18, 2018. Because the Company was no longer paying interest on the convertible notes after January 18, 2018, the Company’s interest expense within Other Income (Expense) decreased in the fiscal period ending December 31, 2018 ($43,676) when compared to the fiscal period ending December 31, 2017 ($164,173).

Income Taxes. We recognize deferred tax asset and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Valuation allowances are recorded to reduce deferred tax assets to the amount we believe is more likely than not to be realized.

Uncertain tax positions are recognized only when we believe it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the merits of the position. We recognize interest and penalties, if any, related to uncertain tax positions in income tax expense.

We file income tax returns in the United States for federal, state, and local jurisdictions, where necessary. We are potentially subject to a tax examination for a period of three years from the date a return is originally filed or filed as amended, which as of December 31, 2018 includes all returns filed since our 2015 tax year return. No income tax returns are currently under examination by taxing authorities.

Accounting for Stock-Based Compensation. Our stock-based compensation is measured based on the grant date fair value of the awards and recognized as compensation expense on a straight-line basis of the period during which the option holder is required to perform services in exchange for the award (vesting period). We use the Black-Scholes Option Pricing Model to estimate fair value of stock options. The use of the option valuation model requires subjective assumptions, including the fair value of our common stock, the expected term of the option and the expected stock price volatility based on peer companies. Additionally, the recognition of stock-based compensation expense requires an estimation of the number of options that will ultimately vest and the number of options that will ultimately be forfeited. For the period July 15, 2013 (inception) through December 31, 2018, the Company has incurred $195,112 of stock-based compensation expense.

Marketing Costs. All marketing costs are expensed as incurred. Marketing expense for the year ended December 31, 2018 was $1,425,000.

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MANAGEMENT

Our executive officers, directors, and significant employees, and ages are as follows:

Name	Position	Age	Term of Office

Executive Officers:

Mark L. Rockefeller	Chief Executive Officer, Co-Founder, Director	41	Since December 2013

Michael Konson	President, Co-Founder, Interim Principal Financial and Accounting Officer, Director	46	Since December 2013

Mohan A. Rao	Chief Product & Technology Officer	53	Since March 2018

Stephen Vickrey	Chief Business Officer	53	Since February 2019

Brendon DiBella	Chief Commercial Officer	48	Since March 2015

Adam Gerson	Chief Operating Officer	42	Since April 2018

Lauren Friend McKelvey	General Counsel & Chief Compliance Officer	38	Since May 2019

Non-Executive Directors:

Alexander Acree	Director	38	Since February 2016

John Fruehwirth	Director	52	Since January 2018

Jeffery Valcourt	Director	65	Since July 2017

David Wasik	Director	47	Since March 2016

Bob Wickham	Director	45	Since January 2018

Significant Employee

James Mentor	Director of Digital Marketing	31	Since April 2019

Mark L. Rockefeller

Mr. Rockefeller co-founded StreetShares and has served as our Chief Executive Officer and a member of our Board of Directors since the company’s inception. Mr. Rockefeller began his career as a military officer and attorney. Following service in Iraq and separation from the military, he joined the global financial services law firm Milbank, Tweed, Hadley & McCloy LLP, where his practice focused on securities, bankruptcy, and financial services litigation. He holds a Bachelor’s degree in finance, MBA, JD, and LLM degrees. He is a graduate of Columbia Law School.

Michael (“Mickey”) Konson

Mr. Konson co-founded StreetShares, serves as our President, and has been a member of our Board of Directors since the company’s inception. Prior to StreetShares, he spent nearly 12 years at Capital One Bank, where he was the lead executive for Capital One’s consumer retail bank business, and was the Senior Credit Officer for the retail bank. Mr. Konson also spent five years working in a variety of credit, marketing and operational leadership roles at Capital One’s small business unit. Previously, Mr. Konson was an analyst at McKinsey & Co. where he served clients from Africa and Europe. He holds business and law degrees from the University of Cape Town and an MBA from Harvard Business School.

Mohan A. Rao

Mr. Rao is StreetShares’ Chief Product & Technology Officer. His expertise is in product management, UX and agile product development and operations. Prior to joining StreetShares, from 2014 to 2018, he was Chief Technology Officer at Hobsons, an education technology company, where he led product development and operations for all product lines in multiple markets. Before that, he was President & Chief Operating Officer at Mobile Insight, Chief Technology Officer at Wireless Matrix and Chief Technology Officer at Career Rewards. Earlier in his career, he was at Deloitte & Touche Consulting Group and at NYNEX Science & Technology. Mr. Rao has an MBA from Pace University, New York, a master’s degree in computer science, and a bachelor’s degree in electronics and communications engineering.

Stephen Vickrey

Mr. Vickrey is StreetShares’ Chief Business Officer. Prior to StreetShares, Mr. Vickrey was a finance contractor assisting various businesses with real estate, banking, and business planning since 2015. Previously, from 2010-2015, Mr. Vickrey was Chief Financial Officer & Chief Operating Officer of HSP Direct, a direct-mail and digital marketing company where he ran all financial operations, human resources, information technology, legal, and various operational areas. In addition, Mr. Vickrey spent 8 years at Capital One Bank, where he was the Chief Financial Officer of multiple Credit Card business entities and the Healthcare Finance business, where he helped lead a financial turnaround and rebuilding of the financial infrastructure. Prior to Capital One, he was a Finance Manager in G.E. Capital’s Private-Label Credit Card and Asset Leasing businesses. He received his M.B.A. from Villanova University.

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Brendon DiBella

Mr. DiBella is StreetShares’ Chief Commercial Officer. He earned his B.S. in Economics from the U.S. Naval Academy and his M.B.A. from Harvard Business School. His career includes serving as a Navy Surface Warfare Officer in the U.S. Navy and selling sophisticated products and services in high-technology fields for nearly 20 years. Brendon’s deep technical sales experience comes from working with firms such as the Society for the Worldwide Interbank Financial Telecommunication (SWIFT), Dell, and Boston Scientific. Directly before joining StreetShares, from 2011 - 2015 Mr. Dibella was a part of Boston Scientific Incorporated, where he was revenue-responsible for the company’s Northern Virginia cardiac device franchise including its field sales and clinical personnel.

Adam Gerson

Mr. Gerson joined StreetShares after having led operations for three fast-growing startups with software products that enabled small and large businesses and their owners to achieve their goals. Most recently, Mr. Gerson was Vice President Operations for Nowait (joined December 2014), which provided a software-as-a-service solution for restaurants. At Nowait, Mr. Gerson oversaw a team of 15 managers, marketers, analysts and frontline customer-serving team members. Nowait was acquired by Yelp in March 2017, and Mr. Gerson stayed on at Yelp until September 2017. Prior to Nowait, Mr. Gerson was part of Hailo (joined February 2013), a mobile transportation network company. Mr. Gerson led Hailo’s New York City business as General Manager until November 2014, overseeing a team of 30 managers, marketers, analysts, and frontline team members supporting local network drivers. Prior to that, Mr. Gerson was Vice President Client Engagements & Operations for Efficiency 2.0 (joined April 2010), a residential and small-business energy efficiency technology company. Efficiency 2.0 was acquired by C3 Energy Network, and Mr. Gerson was part of C3 post-acquisition until late 2012. Earlier in his career, Mr. Gerson provided consulting and financing services to social entrepreneurs expanding their reach and realizing social impact. Mr. Gerson has a B.A. from Harvard and an M.B.A. from Wharton, and also trained as a management consultant serving clients in financial services and other industries.

Lauren Friend McKelvey

Ms. McKelvey is StreetShares’ General Counsel & Chief Compliance Officer. Prior to joining StreetShares, Ms. McKelvey practiced law at Odin Feldman & Pittleman, PC (2015-2019), where she was a shareholder, and at Wiley Rein, LLP (2009-2015). During her ten years in private practice, Ms. McKelvey advised banks, financial fiduciaries, technology companies, and other clients on legal and compliance issues in the areas of technology, cybersecurity, intellectual property, creditor’s rights, bankruptcy, financial restructuring, and privacy. She also litigated hundreds of matters in federal and state courts. Ms. McKelvey currently sits on the Board of Directors of the Freedom Bank of Virginia since September 2018 and the Board of Directors of the International Women’s Insolvency and Restructuring Confederation since October 2014. Ms. McKelvey holds a B.A. from Sweet Briar College, a M.A. from Georgetown University, and a J.D. from the George Mason University Antonin Scalia Law School.

Alexander Acree

Mr. Acree is a member of the StreetShares’ Board of Directors representing Fenway Summer Ventures, a StreetShares’ equity investor. Mr. Acree is a Venture Partner of Fenway Summer Ventures GP, LLC, the General Partner of Fenway Summer Ventures. He was previously an attorney at Gibson, Dunn & Crutcher LLP. He holds a B.A. from Boston College, a J.D. from Yale Law School and an MBA from Yale School of Management.

Jeffery Valcourt

Mr. Valcourt is a member of the StreetShares’ Board of Directors representing Endeavor Equity Holdings, LLC (“EEH”), a StreetShares’ equity investor, and assumed the director’s role for EEH in July of 2017. Mr. Valcourt is the Chairman and CEO of Endeavor Capital, which wholly owns EEH. In addition to this role, Mr. Valcourt serves as the Founder and CEO of Valcourt Building Services (“VBS”). VBS has been in business for over 30 years, has acquired over 17 companies, and does over $60M in annual business. Mr. Valcourt also brings considerable banking experience to the Board as he was elected Chairman of the Board of Directors for United Financial Banking Companies and a Director for the Business Bank in the 1990s.

David Wasik

Mr. Wasik is an independent member of the StreetShares’ Board of Directors. Mr. Wasik served as a senior executive at Capital One in a variety of roles for over 15 years. He currently serves as Vice President of Operations at HOPE International, a non-profit microfinance organization. He holds a B.S.E. from Duke University.

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Bob Wickham

Mr. Wickham is a Partner of Rotunda Capital Partners. Prior to joining Rotunda, Bob was a Principal in the Private Finance Group at Allied Capital. Prior to joining Allied Capital, Bob worked in the investment banking groups of Merrill Lynch and Equitable Securities (now part of SunTrust Robinson Humphrey) and was a co-founder of Brentwood Capital Advisors, a boutique M&A and private placement advisor. Bob received a B.A. in Economics, with honors, from the University of Virginia and a M.B.A., with honors, from The Wharton School at the University of Pennsylvania.

John Fruehwirth

Mr. Fruehwirth is the Managing Partner of Rotunda Capital Partners. Rotunda focuses on investments in distribution, logistics and financial services. Since founding Rotunda in 2008, the team has closed 12 platforms and numerous add-on investments. Mr. Fruehwirth currently serves on the boards of StreetShares, Microf Financial, Commercial Card Group, Inc., MacQueen Equipment, Amware Logistics and Primary Intergration. Mr. Fruehwirth formerly served on the boards of Financial Pacific Company, Direct Capital Corporation and Worldwide Express, Inc. Mr. Fruehwirth earned his MBA from Darden School of Business Administration at the University of Virginia. He earned his BBA from the University of Wisconsin-Madison.

James Mentor

Mr. Mentor is StreetShares’ Director of Digital Marketing since April 2019. He earned his B.A. in International Business and Finance from the University of San Francisco, CA in 2010. Mr. Mentor has over 10 years of experience in marketing; specializing in building and implementing marketing automation tech through web development and UX/UI coding, driven by analytics, especially during his time at Zoc Doc in 2014. Over his career, he has launched new digital products in the healthcare, retail, e-commerce, and the non-profit sector, and through agency partnerships with Fortune 500 marketing teams during his time with GDS Group, as the Head of Digital Outreach from 2015 - 2016. At Surefire Local, he was a National Brand Manager and principal digital strategist for three major national brands, overseeing a combined marketing budget of over $3 million a year from 2017 - 2019. He has over 7 years of experience managing multi-million dollar digital campaigns and scaling both small business and national brands.

Family Relationships

None.

Conflicts of Interest

We do not believe that we are a party to any transactions that contain or give rise to a conflict of interest between any of our directors, officers and major stockholders on the one hand, and StreetShares on the other hand.

One transaction should be noted (further information provided in the consolidated financial statements) as follows: a small amount of start-up, general, and administrative expenses were incurred by the Company from the inception date which were funded by advances from the Company’s co-founders, of which two are among the Company’s primary stockholders. As of December 31, 2018, the Company owes such advances back to its stockholders, which are included in net advances owed to investors and stockholders in the accompanying consolidated balance sheets.

Involvement in Certain Legal Proceedings

Except for routine collections suits against borrowers from time to time, we are not a party to any litigation.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our three most highly paid executive officers for the 2019 fiscal year was as follows:

Name:	Cash compensation	Other compensation	Total compensation

Executive Officers:

Mark L. Rockefeller, CEO	$266,703.12	$0.0	$266,703.12

Michael Konson, President	$251,254.03	$0.0	$251,254.03

Mohan A. Rao, Chief Product & Technology Officer	$249,500.89	$0.0	$249,500.89

The Company has seven (7) directors, but only the two (2) directors who also serve as officers were compensated in fiscal year 2019, and those are the only (2) directors who fall within the category of the three most highly paid employees of the Company. The Company’s directors were paid $571,957.15 in aggregate for the last completed fiscal year. Executive compensation is set annually by our Board’s Compensation Committee based on several factors including: company and individual leadership, performance compensation of competitor peer group, and other factors. All StreetShares employees, including Messrs. Rockefeller, Konson, and Rao, are eligible for performance-based bonus when the company hits periodic loan volume targets. While Rotunda Capital Partners is paid a quarterly management fee of $75,000.00 by StreetShares, Mr. Fruehwirth and Mr. Wickham are not directly compensated by StreetShares for their services as directors of StreetShares.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

	Common Stock
Name and address of beneficial owner (1)	Stock Amount of beneficial ownership as of 6/30/19	Options (2) Amount of beneficial ownership acquirable as of 6/30/19	Warrants Amount of beneficial ownership acquirable as of 6/30/19	Percent of class
Mark L. Rockefeller	4,659,967	1,075,211	8,000	21.3%
Michael Konson	3,659,967	1,075,211	N/A	17.5%
RCP-SSI, LLC	N/A	N/A	6,889,275	25.5%
JNV Limited Partnership II, LLC	N/A	N/A	1,300,491	4.8%
Endeavor Equity Fund, LP	1,046,315	N/A	N/A	3.9%
Bethesda StreetShares Group, LLC	N/A	N/A	N/A	N/A
Fenway Summer Ventures	N/A	N/A	N/A	N/A
Peter Kight	N/A	N/A	N/A	N/A
Accion Gateway Fund, L.L.C.	N/A	N/A	N/A	N/A
All Executive Officers and Directors as a Group (3)	9,056,073	3,973,997	8,000	48.3%

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	Preferred Stock (Seed) (4)		Preferred Stock (A Round) (4)		Preferred Stock (B Round) (4)
Name and address of beneficial owner (1)	Amount of beneficial ownership as of 6/30/19	Percent of class	Amount of beneficial ownership as of 6/30/19	Percent of class	Amount of beneficial ownership as of 6/30/19	Percent of class
Mark L. Rockefeller	N/A	N/A	N/A	N/A	N/A	N/A
Michael Konson	96,974	2.1%	N/A	N/A	N/A	N/A
RCP-SSI, LLC	N/A	N/A	N/A	N/A	29,107,845	83.7%
JNV Limited Partnership II, LLC	N/A	N/A	N/A	N/A	5,494,698	15.8%
Endeavor Equity Fund, LP	N/A	N/A	5,084,142	35.1%	N/A	N/A
Bethesda StreetShares Group, LLC	2,221,016	46.7%	N/A	N/A	N/A	N/A
Fenway Summer Ventures	N/A	N/A	1,897,094	13.1%	N/A	N/A
Peter Kight	N/A	N/A	1,694,714	11.7%	N/A	N/A
Accion Gateway Fund, L.L.C.	1,551,590	32.8%	626,549	4.3%	N/A	N/A
All Executive Officers and Directors as a Group (3)	269,841	5.7%	190,110	1.3%	N/A	N/A

(1)	The address of Mark L. Rockefeller and Michael Konson is StreetShares, Inc., 1900 Campus Commons Drive, Suite 200, Reston, VA 20191. The address of RCP-SSI, LLC is 3 Bethesda Metro Center, Suite 830, Bethesda, MD 20814. The address of JNV Limited Partnership II, LLC is 8260 Greensboro Drive, Suite 425, McLean, VA 22102. The address of Endeavor Equity Fund, LP is 11037 Sunset Hills Rd, Suite A-3, Reston, VA 20190. The address of Bethesda StreetShares Group is c/o Shulman, Rogers, Gandal, Pordy & Ecker, 12505 Park Potomac Ave., 6th Floor, Potomac, MD 20854. The address of Fenway Summer Ventures is 7315 Wisconsin Avenue, Suite 960 West, Bethesda, MD 20814. The address of Peter Kight is 9674 E. Taos Drive Scottsdale, AZ 85262. The address of Accion Gateway Fund, L.L.C. is 10 Fawcett Street, Suite 204, Cambridge, MA 02138.
(2)	Options include vested and unvested options.
(3)	All Executive Officers and Directors as a Group includes the shares owned by Mark L. Rockefeller and Michael Konson, which are also separately listed on the table.
(4)	There is no Preferred Stock (Seed), Preferred Stock (A Round), or Preferred Stock (B Round) acquirable as of June 30, 2019.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

From March 2017 to June 2017, the Company issued approximately $3,100,000 in convertible promissory notes to investors, which converted into Series B preferred stock of the Company. Jeffery Valcourt, who sits on the Board of Directors of the Company, was one of the major investors in the note ($3,000,000), which converted into Series B preferred stock of the Company.

In September 2017, the Company closed on a note payable from Federated Information Technologies, Inc. with a principal balance of $500,000. As of June 30, 2019, the note was paid in full and closed. In September 2017, the Company closed on a line of credit from Federated Information Technologies, Inc. with a principal balance of $500,000. As of June 30, 2019, the line of credit was paid in full and closed. In September 2017, the Company also closed on an additional line of credit from an entity owned by Jeffrey Valcourt. As of June 30, 2019, the balance on the line from Mr. Valcourt’s entity was paid in full and closed. Mr. Valcourt holds a board seat with the company and the founder and president of Federated Information Technologies, Inc. is a board member observer.

On March 30, 2018, the Company purchased a loan portfolio for $1,026,185 from an entity in which Jeffrey Valcourt has a financial interest. The book value of the portfolio was $1,056,213 at the time of purchase by the Company. Mr. Valcourt sits on the Board of Directors of the Company.

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SECURITIES BEING OFFERED

StreetShares Note investors are provided with a note directly from the Company. All notes earn the designated annual rate and are fully recourse to the Company. These loans are callable at any time by us. That is, we may repurchase the asset from the StreetShares Note investor at the par value of outstanding principal plus the interest accrued through the repurchase date.

StreetShares Notes are held on our platform in electronic form and are not listed on any securities exchange. Selling of StreetShares Notes to third parties is prohibited unless expressly permitted by us. StreetShares Notes can be viewed at any time by accessing the “My docs” tab in the investor’s account. These notes are only accessible by the individual investor and cannot be accessed unless the investor enters login-credentials. All notes must be held by StreetShares investor members.

Loan Servicing

StreetShares has built a platform accessible by customers through online account servicing. StreetShares manages investor servicing in-house. Loan servicing is managed by PFSC, a 26-year-old servicer of contracts for both commercial and consumer portfolios. PFSC has over $30 billion under management as primary servicer, successor servicer, and backup servicer. We may change the outside servicer at any time.

Interest Rate

The StreetShares Notes will bear interest between 3% and 10%, as stated in the applicable StreetShares Note, to be determined by the Company in its sole discretion. All terms, conditions and details regarding the interest rate of StreetShares Notes and any promotional interest rates offered by the Company will be provided by the Company to the investor prior to purchase by the investor and made available on the StreetShares platform and on StreetShares website at www.streetshares.com.

The interest rate of the StreetShares Notes may reflect promotional interest rates for specified periods of time or based on specified investment thresholds. For example, we may provide promotional interest rates for a specified period of time. We may also provide for 1%-3% increases in interest rates if the investor meets certain minimum investment amounts. In certain instances, investors may also have the opportunity to earn additional interest on their StreetShares Notes if such investors hold the StreetShares Notes for specified periods of time without withdrawing the funds invested in their StreetShares Notes.

Fees

Unlike our institutional and accredited investors, StreetShares Note investors are not charged a servicing fee for their investments, but may be charged a transaction fee if their method of investment requires us to incur an expense. StreetShares Note investors who withdraw their funds may be charged with a 1% transaction fee that is capped at the amount of interest accrued at the time of withdrawal. StreetShares may, in its discretion, waive or modify this fee, e.g. during a two week window around the investor’s anniversary of investing in StreetShares Notes.

Use of Proceeds

Proceeds from the StreetShares Notes contemplated in this offering will be used to fund loans and financing and also for general corporate purposes, including the costs of this offering, but StreetShares Notes are not dependent upon any particular loan and remain at all times the general obligations of StreetShares. Funds from the StreetShares Notes contemplated in this offering may be added to funds from our direct lending account and funds from institutional and accredited investors to collectively fund the loans. Funds may either be added to our investment in each transaction as replacement capital or used to increase our investment in a particular loan. Final decisions on use of proceeds allocations will be made by management on a loan-by-loan basis.

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Establishing an Account

The first step to being able to purchase StreetShares Notes under our platform is for you to set up an account (a “StreetShares Notes Account”). In order to set up a StreetShares Notes Account, you need to do the following:

●	if you are an individual, you will need to establish a StreetShares Notes Account through our platform by registering and providing your name, email address, social security number, the type of account and other specified information;

●	if you are an organization, you will establish a StreetShares Notes Account through our platform by registering and providing the name of the organization, the type of organization, email address, tax identification number, type of account and other specified information; and

●	in either case, you must agree to our terms of use, privacy policy and subscription agreement, which provide for the general terms and conditions of using our platform and purchasing the StreetShares Notes and other applicable terms and conditions.

As part of these terms and conditions and by registering to purchase StreetShares Notes, you will be required to certify to us, among other things, that:

●	you will have had the opportunity to download and view this offering circular and any offering circular supplement through our platform each time you purchase StreetShares Notes;

●	if you are an individual investor, your purchase order is submitted for and on behalf your account;

●	if you are an organization, your purchase order has been submitted by an officer or agent who is authorized to bind the organization;

●	you are making your own investment decision and understand the risk of investing in the StreetShares Notes;

●	we are not providing you any investment advice nor are we acting as or registered as a broker, dealer, investment adviser or other fiduciary; and

●	your purchase order and all other consents submitted through our platform are legal, valid and enforceable contracts.

You must agree to receive all notifications required by law or regulation or provided for by our platform electronically at your last electronic address you provided to us.

After you have successfully registered with our platform, you will receive a confirmation of your successful registration and may view available StreetShares Note offerings. Please note that you are not obligated to submit a purchase order for any StreetShares Notes simply because you have registered on our platform.

The StreetShares Notes may not be a suitable investment for you, even if you qualify to purchase StreetShares Notes. Moreover, even if you qualify to purchase StreetShares Notes and place a purchase order, you may not receive an allocation of StreetShares Notes for a number of reasons.

If you have difficulty opening an account or otherwise using our platform, you may call a number listed on our platform to speak with one of our customer service representatives. Customer service representatives will help you with technical and technology issues related to your use of our platform. However, customer service representatives will not provide you with any investment advice, nor will they provide you with any information as to the StreetShares Notes, how much to invest in StreetShares Notes, or the merits of investing or not investing in StreetShares Notes.

38

How to Purchase StreetShares Notes

In order for you to complete a purchase order for StreetShares Notes, you must first provide funds. We will instruct you on how to do so. You may then submit purchase orders by:

●	selecting StreetShares Notes that you wish to purchase from our available offerings;

●	reviewing the applicable offering circular for StreetShares Notes;

●	indicating the amount of StreetShares Notes that you wish to purchase;

●	submitting a purchase order by clicking the confirmation button; and

●	reviewing the purchase order to ensure accuracy, checking the box to confirm accuracy and confirming the purchase order by clicking the confirmation button.

You will not be able to purchase a StreetShares Note unless you have completed all of the above steps.

Once you submit a purchase order to our platform, your purchase order will constitute an offer to purchase StreetShares Notes. For purposes of the electronic order process at our platform, the time as maintained on our platform will constitute the official time of a purchase order.

Auto-Invest Program

Once deployed, you can elect to participate in our auto-invest program (the “Auto-Invest Program”), which allows you to automatically invest in additional StreetShares Notes on a reoccurring basis (e.g., weekly, monthly, quarterly) subject to an amount and investment parameters that you designate in a StreetShares’ form.

The Company has not yet deployed the Auto-Invest Program for StreetShares Notes and, as a result, 0% of investors in StreetShares Notes participate in the program. The Company anticipates deploying the auto-invest program for StreetShares Notes within two calendar days after the qualification date of this Offering Circular.

Upon deployment of the Auto-Invest Program, if you elect to participate in it, StreetShares will automatically place orders for StreetShares Notes that match the amount and parameters you designate. Investors may affirmatively elect to participate or cancel their participation in the auto-invest program by selecting “on” or “off” on a StreetShares’ form, which will be provided to each investor. An investor who does not complete a form will be deemed to have selected “off.” StreetShares may choose to provide the form to the investor on the main Account Summary page of such investor’s account on the StreetShares platform, elsewhere on the StreetShares platform, or by another means of communication with the investor. As part of affirmatively electing to participate in the auto-invest program by selecting “on”, the investor will choose the frequency of such investor’s recurring investments (e.g., weekly, monthly, quarterly) and the amount of such recurring investment. In addition, the investor will choose which bank account from which the funds would be drawn for purposes of the auto-invest program (only one account to be designated as the “auto-invest” account at a time). Upon affirmatively electing to participate in the auto-invest program, the investor will be asked to agree to the terms and conditions of the StreetShares Note Investment Agreement, including the applicable interest rate that the investments would earn. Upon each “auto-investment” being made, StreetShares will send a confirmatory email to the investor denoting the amount invested and the interest rate of such auto-investment. Should rates ever change with respect to any auto-investments, StreetShares would provide notification to the investor of the change and allow such investor the option to either confirm that such new interest rate is acceptable, or cancel such auto-investment. In the event of a rate change that an investor has agreed to, the auto-investments will go forward subject to the new rate.

StreetShares Note investors will have access to current information regarding their StreetShares Notes by viewing their account on the StreetShares platform. The StreetShares’ platform will include any information regarding changes in interest rates and the filing of periodic and current reports by the Company. StreetShares also intends to include any changes to interest rates in a post-qualification amendment or a supplement to this Offering Statement.

You can review, adjust, cancel, pause, or restart the Auto-Invest Program at any time by completing the StreetShares’ form or by contacting StreetShares.

StreetShares intends to treat any sales of StreetShares Notes made pursuant to the Auto-Invest Program as sales chargeable against the aggregate total of offered securities pursuant to the Offering Circular and to include such sales when calculating the $50 million cap in offering proceeds raised under any qualified offering statement within a 12 month period in accordance with SEC Rule 251(a).

Platform Operation

Although our platform has been subjected to testing to confirm its functionality and ability to handle numerous purchase orders and prospective investors, we cannot predict the response of our platform to any particular issuance of StreetShares Notes pursuant to this offering circular. You should be aware that if a large number of investors try to access our platform at the same time and submit their purchase orders simultaneously, there may be a delay in receiving and/or processing your purchase order. You should also be aware that general communications and internet delays or failures unrelated to our platform, as well as platform capacity limits or failures may prevent purchase orders from being received on a timely basis by our platform. We cannot guarantee you that any of your submitted purchase orders will be received, processed and accepted during the offering process.

39

Orders are typically processed on the business day following the order. You may not withdraw the amount of your purchase order, unless the listing is withdrawn or cancelled. Once a purchase order is accepted and processed, it is irrevocable. See “Structure of Investor Accounts and Treatment of Your Balances” for more information.

Prior to submitting a purchase order, you will be required to acknowledge receipt of the offering documents for the StreetShares Notes that you wish to purchase. In the case of an entity investor, the prospective investor will be required to make representations regarding the authority of the signatory to enter into the agreement and make representations on behalf of the entity.

Currently, the minimum purchase order that you may submit for any particular offering of StreetShares Notes is $1.00, and there is no maximum purchase order that may be submitted, except for non-accredited investors, whose purchases will be subject to the following limits pursuant to SEC Rule 251(d)(2)(C):

●	natural non-accredited persons may only invest the greater of 10% of their annual income or net worth; and

●	non-natural non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Structure of Investor Accounts and Treatment of Your Balances

We maintain and act as the recordkeeper of a pooled account at EagleBank to hold the funds for your and other investors’ benefit. This account is referred to as the “FBO account.” In order to submit purchase orders on any StreetShares Note offerings, you must have sufficient funds in the FBO account. You can transfer funds into the FBO account by authorizing an electronic transfer using the ACH network from the prospective investor’s designated and verified bank account to the FBO account, or by wire transfer of funds to the FBO account. Bank account host and StreetShares’ relationship with EagleBank may change at any time. All payments to fund purchases of StreetShares Notes are made by deposit or wire transfer into the FBO account. Upon your request, we will transfer prospective investor funds in the FBO account to your designated and verified bank account by ACH or wire transfer, so long as your funds are not already committed to the future purchase of StreetShares Notes.

We will maintain records for you detailing the amount of funds that are available to you for the purchase or StreetShares Notes or for withdrawal in your StreetShares Notes Account. These StreetShares Notes Accounts allow us to track and report for each prospective investor the funds the prospective investor has transferred into and out of the FBO account, the funds the prospective investor has committed to purchase StreetShares Notes, and the interest and principal payments that the prospective investor has received on outstanding StreetShares Notes that it owns. You have no direct relationship with the bank holding the FBO Account by virtue of having a StreetShares Note account or purchasing StreetShares Notes on our platform.

Tax and Legal Treatment

StreetShares Notes will receive interest income. At the end of the calendar year, investors with over $10 of realized interest will receive a form 1099-INT. These will need to be filed in accordance with the United States Tax Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

We are regulated state-by-state as a nonbank, commercial lender and have obtained licenses and registrations where required in each state where we lend. Most states do not require us to obtain licenses for our commercial lending or contract financing activities, as currently structured. We currently operate in 45 states and the District of Columbia. We hold a California Finance Lender License. As a lender we are generally subject to the lending laws of our home state of Virginia and possibly the home state of the borrower. We maintain a dialogue with regulators in states in which we operate and strive to run our business within the bounds of the law and the principles of fairness and goodwill.

40

SECURITIES BEING OFFERED

Following is a summary of the terms of the StreetShares Notes which will be offered on the StreetShares site.

General. We may offer StreetShares Notes, with a total value of up to $25,692,700 on a continuous basis, under this offering circular.

The StreetShares Notes will:

●	be priced at $1.00 each;

●	represent a full and unconditional obligation of the Company;

●	bear interest between 3%-10%, as stated in the applicable StreetShares Note;

●	have a term of three years and will be callable, redeemable, and prepayable at any time by the Company;

●	not be payment dependent on any individual underlying small business loan issued on our online lending platform.

Ranking. The StreetShares Notes will be our general unsecured obligations, and will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the StreetShares Notes by their terms.

Form and Custody. StreetShares Notes will be issued by computer-generated program on our website and electronically signed by the Company in favor of the investor. The StreetShares Notes will be stored by the Company in accordance with its custodial arrangements in place for MPDNs issued to institutional and accredited investors and will remain in the Company’s custody for ease of administration. Except during periodic system maintenance, investors may view their StreetShares Notes through their online dashboard on the StreetShares platform.

Prepayment. StreetShares Notes will be callable, redeemable, and prepayable at any time by the Company at par value plus any accrued but unpaid interest.

Conversion or Exchange Rights. We do not expect the StreetShares Notes to be convertible or exchangeable into any other securities.

Events of Default. The following will be events of default under the StreetShares Notes:

●	if we fail to pay principal or interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption by you, except in limited circumstances where we have restricted the liquidity of the StreetShares Notes; and

●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

The occurrence of an event of default of StreetShares Notes may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Governing Law. StreetShares Notes will be governed and construed in accordance with the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders. No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any StreetShares Notes.

41

PLAN OF DISTRIBUTION

Subscribing for StreetShares Notes

We are offering up to $25,692,700 in our StreetShares Notes pursuant to this offering circular. StreetShares Notes being offered hereby will be only be offered through the StreetShares website at www.streetshares.com. This offering circular will be furnished to prospective investors via electronic PDF format before or at the time of all written offers and will be available for viewing and download on the StreetShares website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase StreetShares Notes, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement available on our website and provide funds for its subscription amount in accordance with the instructions provided therein.

State Law Exemption and Offerings to “Qualified Purchasers”

Our StreetShares Notes are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Notes offered hereby are offered and sold only to “qualified purchasers” or at a time when our StreetShares Notes are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our StreetShares Notes does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Physical Notes Will Not be Issued

We will not issue StreetShares Notes in physical or paper form. Instead, our StreetShares Notes will be recorded and maintained on our membership register.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering to better understand possible demand for the StreetShares Note product. These “test-the-waters” materials may include information relating to our Company, this offering, the past performance of our loan transactions, articles and publications concerning small business lending, or public advertisements and audio-visual materials, in each case only as authorized by us. All such materials will contain disclaimers required by, and be disseminated in a fashion permitted by, Regulation A. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Notes, these materials will not give a complete understanding of this offering, us or our Notes and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our Notes. To be clear, all investors will be furnished with a copy of a current offering circular before or at the time of all written offers.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this offering circular have been passed upon for us by Manatt, Phelps & Phillips, LLP, New York, New York. Members, employees and affiliates of Manatt may invest from time to time in StreetShares or securities issued by StreetShares.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2018 and 2017 have been included herein in reliance upon the reports of Baker Tilly Virchow Krause, LLP, independent auditors,  given on the authority of that Firm as experts in accounting and auditing.

42

StreetShares, Inc. And Subsidiaries

Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

F-1

Independent Auditors’ Report

To the Board of Directors and Stockholders of

StreetShares, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of StreetShares, Inc., (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of June 30, 2018 and 2017, and the related consolidated statements of operations, changes in redeemable stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StreetShares, Inc. and Subsidiaries as of June 30, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Tysons, Virginia

October 30, 2018

F-2

StreetShares, Inc. And Subsidiaries

Consolidated Balance Sheets

As of June 30, 2018 and 2017

	2018	2017

Assets
Cash and cash equivalents	$16,407,136	$1,307,847
Reserve for Reg. A+	327,654	178,861
Advances from Reg. D and Institutional investors	2,491,855	1,032,691
Accounts receivable factored invoices, net	2,567,707	152,397
Loans, net	8,383,994	8,754,621
Notes due from Reg. D and Institutional investors	139,615	330,780
Accrued interest receivable	23,010	31,662
Prepaid expenses	181,040	138,326
Property, equipment, and software, net	111,716	95,967
Other assets	63,637	10,694

Total Assets	$30,697,364	$12,033,846

Liabilities, Redeemable Stock, and Stockholders' Deficit

Liabilities
Accounts payable	$149,511	$191,216
Accrued expenses	556,341	209,152
Payable to Reg. D and Institutional investors	7,444,277	8,190,302
Payable to Reg. A+ investors	6,861,275	2,075,875
Accrued interest payable	308,045	71,155
Deferred revenue	116,350	54,781
Notes payable	347,480	7,169
Lines of credit	500,000	-
Net advances owed to stockholders	26,887	28,222
Other liabilities	151,994	60,910
Convertible debt	-	3,176,603

Total Liabilities	16,462,160	14,065,385

Redeemable Stock
B Round Series preferred stock: $0.0001 par value; 34,785,700 shares authorized; issued and outstanding as of June 30, 2018 (liquidation preference value of $23,316,066 as of June 30, 2018)	22,838,775	-
A Round Series preferred stock: $0.0001 par value; 14,488,075 shares authorized; issued and outstanding as of June 30, 2018 and 2017 (liquidation preference value of $8,095,394 as of June 30, 2018 and 2017)	8,006,166	8,006,166
Series seed preferred stock: $0.0001 par value; 4,735,924 shares authorized; issued and outstanding as of June 30, 2018 and 2017 (liquidation preference value of $1,200,000 as of June 30, 2018 and 2017)	1,200,000	1,200,000

Total redeemable stock	32,044,941	9,206,166

Stockholders' Deficit
Common stock; $0.0001 par value; 82,000,000 shares authorized; 11,637,131 shares issued and outstanding as of June 30, 2018; 10,038,617 shares issued and outstanding as of June 30,2017	1,164	1,004
Additional paid-in capital	400,903	413,393
Treasury stock, at cost, 0 shares as of June 30, 2017

Total stockholders' deficit	(17,809,737)	(11,237,705)

Total Liabilities, Redeemable Stock, and Stockholders' Deficit	$30,697,364	$12,033,846

The accompanying notes are an integral part of these consolidated financial statements.

F-3

StreetShares, Inc. And Subsidiaries

Consolidated Statements of Operations

For the Years Ended June 30, 2018 and 2017

	2018	2017

Operating Revenue
Interest income	$2,007,231	$1,521,119
Auction success fees	675,891	479,253
Origination fees	16,311	24,642
Service fees	200,665	125,833
Other loan revenue	178,668	17,220

Total operating revenue	3,078,766	2,168,067

Cost of Revenue
Interest expense	(1,748,971)	(1,444,572)
Provision for loan losses	(221,584)	(113,313)

Total cost of revenue	(1,970,555)	(1,557,885)

Net revenue	1,108,211	610,182

Operating Expenses
Payroll and payroll taxes	4,580,130	3,145,609
Sales and marketing	1,041,851	1,917,246
General and administrative	1,183,370	1,037,296
Professional fees	505,860	341,317
Processing and servicing	295,080	286,768

Total operating expenses	7,606,291	6,728,236

Other Income (Expense)
Interest earned	64,210	3,588
Interest expense	(225,832)	(77,356)
Loss on sale of asset	-	(1,382)
Other income	100,000	50

Total other income (expense)	(61,622)	(75,100)

Net Loss	$(6,559,702)	$(6,193,154)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

StreetShares, Inc. And Subsidiaries

Consolidated Statements of Changes in Redeemable Stock and Stockholders’ Deficit

For the Years Ended June 30, 2018 and 2017

	Redeemable Stock		Redeemable Stock		Redeemable Stock		Stockholders' Deficit
	Series Seed		A Round Series		B Round Series				Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit

Balance, June 30, 2016	4,735,924	$1,200,000	14,488,075	$8,007,568	-	$-	10,030,396	$1,003	$142,610	(617,788)	$(62)	$(5,458,948)	$(5,315,397)

Issuance of Common Stock	-	-	-	-	-	-	8,221	1	22,337	576,788	58	-	22,396

Exercise of Warrants to Purchase Common Stock	-	-	-	-	-	-	-	-	1,226	41,000	4	-	1,230

Stock Warrants	-	-	-	-	-	-	-	-	194,161	-	-	-	194,161

Stock Compensation	-	-	-	-	-	-	-	-	53,059	-	-	-	53,059

Direct Cost of Stock Issued	-	-	-	(1,402)	-	-	-	-	-	-	-	-	-

Net Loss	-	-	-	-	-	-	-	-	-	-	-	(6,193,154)	(6,193,154)

Balance, June 30, 2017	4,735,924	$1,200,000	14,488,075	$8,006,166	-	$-	10,038,617	$1,004	$413,393	-	$-	$(11,652,102)	$(11,237,705)

Issuance of Common Stock	-	-	-	-	-	-	470,199	47	25,376	-	-	-	25,423

Stock Warrants	-	-	-	-	-	-	-	-	(122,509)	-	-	-	(122,509)

Stock Compensation	-	-	-	-	-	-	-	-	70,194	-	-	-	70,194

Conversion of Convertible Promissory Notes	-	-	-	-	5,677,855	3,316,066	-	-	-	-	-	-	-

Issuance of Series Seed Preferred Stock	-	-	-	-	29,107,845	20,000,000	-	-	-	-	-	-	-

Direct Cost of Proposed Stock Issued	-	-	-	-	-	(477,291)	-	-	-	-	-	-	-

Exercise of Warrants to Purchase Common Stock	-	-	-	-	-	-	1,128,315	113	14,449	-	-	-	14,562

Net Loss	-	-	-	-	-	-	-	-	-	-	-	(6,559,702)	(6,559,702)

Balance, June 30, 2018	4,735,924	$1,200,000	14,488,075	$8,006,166	34,785,700	$22,838,775	11,637,131	$1,164	$400,903	-	$-	$(18,211,804)	$(17,809,737)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

StreetShares, Inc. And Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended June 30, 2018 and 2017

	2018	2017

Cash Flows from Operating Activities
Net loss	$(6,559,702)	$(6,193,154)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	25,370	26,155
Loss on sale of assets	-	1,382
Stock compensation expense	70,194	53,059
Warrant expense	(122,509)	194,161
Provision for loan losses	221,584	113,313
Interest on convertible notes	139,463	76,603
Changes in assets and liabilities:
Accounts receivable factored invoices	(2,440,567)	(152,397)
Reserve for Reg. A+	(148,793)	(178,861)
Advances from Reg. D and Institutional investors	(1,459,164)	(267,728)
Notes due from Reg. D and Institutional investors	191,165	(330,780)
Prepaid expenses and other assets	(95,657)	(43,682)
Loans	340,238	(3,481,233)
Accrued interest receivable	8,652	(7,908)
Deferred revenue	61,569	32,640
Accounts payable	(41,705)	24,945
Accrued expenses	347,189	116,061
Payable to Reg. D and Institutional investors	(911,963)	2,639,769
Payable to Reg. A+ investors	4,785,400	2,023,223
Accrued interest payable	236,890	46,654
Other liabilities	81,796	(19,658)

Net cash used in operating activities	(5,270,550)	(5,327,436)

Cash Flows from Investing Activities
Purchase of property, equipment, and software	(41,119)	(77,314)
Proceeds from sale of equipment	-	1,750

Net cash used in investing activities	(41,119)	(75,564)

Cash Flows from Financing Activities
Lines of credit	500,000	(252,567)
Notes payable	340,311	(4,115)
Decrease in net advances owed to stockholders	(1,335)	(5,313)
Notes due from shareholders	-	340,000
Issuance of common stock	39,985	23,626
Issuance of series seed preferred stock	20,000,000	-
Issuance of convertible debt	-	3,100,000
Series A closing cost	-	(1,402)
Series B closing cost	(477,291)	-
Early exercise of stock options	9,288	-

Net cash provided by financing activities	20,410,958	3,200,229

Net Increase (Decrease) in Cash and Cash Equivalents	15,099,289	(2,202,771)

Cash and Cash Equivalents, beginning of year	1,307,847	3,510,618

Cash and Cash Equivalents, end of year	$16,407,136	$1,307,847

Supplemental Information
Cash paid for interest	$1,598,450	$1,398,671

Non-cash Financing Transactions:
Conversion of convertible debt to series seed preferred stock	$(3,316,066)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 1 - Organization

StreetShares, Inc. was incorporated on December 3, 2013 under the laws of the state of Delaware. StreetShares, Inc. wholly owns and operates five subsidiaries: StreetShares Lending Company, LLC (“SSLC”), a Delaware limited liability company, which was formed on July 15, 2013; StreetShares Investor Interest Holding, LLC (“SSIIH”) which had a name change to StreetShares Funding, LLC (“SSF”) on December 10, 2015, a Delaware limited liability company, which was formed on October 28, 2014; StreetShares Investors Servicing, LLC (“SSIS”), a Delaware limited liability company, which was formed on December 8, 2015; STR Co-Investment, LLC (“STR”), a Delaware limited liability company, which was formed on December 8, 2015, StreetShares Public Investor Holdings, LLC (“SSPIH”), a Delaware limited liability company, which was formed on January 13, 2017, and shall each have an indefinite life pursuant to its operating agreements. The accompanying consolidated financial statements include the accounts of StreetShares, Inc., SSLC, SSF, SSIS, STR and SSPIH. Collectively, these entities are known as “the Company”.

The Company began operations on July 15, 2013, which primarily included start-up and organizational activities. The Company originated its first loan in July 2014.

The Company’s principal activity is providing business financing products to small businesses located throughout the United States. Effective July 1, 2016, the Company offers loans from $2,000 to $150,000 for terms of three months, six months, one year, 18 months, two years, and three years. In December 2016, the Company began purchasing invoice receivables from small businesses with U.S. Federal and State Government contracts. In October 2017, the Company began purchasing invoice receivables from small business with contracts from highly rated Fortune 500 companies. These invoices can range from $2,000 to $1,000,000.

The Company makes an investment representing a portion of every approved loan, line, or factored invoice and places the remaining portion for auction on their marketplace. The Company uses their technology and data analytics to aggregate data about the small business and its owner, assess the creditworthiness of both, approve or deny their loan request, and then price the loan accordingly. Potential regulation D (“Reg. D and Institutional”) loan investors bid an amount of the loan at the interest rate specified by the Company. Prior to August 15, 2016, the potential Reg. D and Institutional investor bid an amount of the loan and required interest rate, then at the end of the auction, the aggregate of the lowest bids required to fund the approved loan amount were consolidated into one term loan for the borrower at the weighted average rate. Each Reg. D and Institutional investor who won the auction received their required interest rate.

The Company qualified for Regulation A+ (“Reg. A+”) from the Security and Exchange Commission (“SEC”) on February 17, 2016 to offer StreetShares Notes (marketed as “Veteran Business Bonds” and sometimes referred to as “VBB”) to investors.

As an early stage, venture-funded company that is not yet profitable, we rely heavily on capital investments to fund our operations. Based on our current financial situation, it is possible we will require additional capital within the next 24 months beyond our currently anticipated amounts to fund the operations of the Company. The Company is currently, and consistently, engaged in ongoing discussions with providers who have the financial wherewithal to provide such funding. Notwithstanding these discussions, additional capital may not be available on reasonable terms, or at all. In the event the Company is not able to acquire funding, there are several options that can be enacted that would allow the Company to achieve a break-even state or help prolong the duration of the Company until funding can be obtained. These options include, but are not limited to, scaling back of marketing efforts significantly, scaling back of human resources significantly, obtaining additional debt financing, asset and or business unit divestitures, and the potential sale of the Company at a discount.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation - The Company prepared the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of StreetShares, Inc. as well as the accounts of their wholly-owned subsidiaries, SSLC, SSF, SSIS, STR, and SSPIH. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consolidates the financial statements of all entities in which it has a controlling financial interest. The Company has concluded that it does not have investments in any variable interest entities (“VIE”).

F-7

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies - Continued

Use of Estimates - The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Significant estimates include, but are not limited to, allowance for loan losses, stock-based compensation expense, valuation of warrants, capitalized software development costs, the useful lives of assets, and the valuation of deferred tax assets. The Company bases its estimates on historical experience, current events, third party valuations and opinions, and other factors they believe to be reasonable. These estimates and assumptions are inherently subjective in nature; actual results may differ from the estimates and assumptions and such differences may be material.

Cash and Cash Equivalents - The term cash, as used in the accompanying consolidated financial statements, includes currency on hand and checking, saving, and money market accounts held with financial institutions. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be a cash equivalent. Interest bearing and non-interest bearing accounts held in an insured institution are aggregated and guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

Cash Reserve for Reg. A+ - The Company holds a cash reserve to cover losses on assets funded by Reg. A+ investors. The reserve is funded quarterly based upon the expected twelve months future losses on the portion of the portfolio funded by the Reg. A+ proceeds.

Advances from Reg. D and Institutional Investors - The Company requires cash deposits from prospective Reg. D and Institutional investors (lenders) in anticipation of their participation in future loan auction activities. Investor Funds, if not bid in an auction, are refundable and, accordingly, are included as a component of Payable to Reg. D and Institutional investors.

Loans - The Company values their loans at the principal balance outstanding reduced by a valuation allowance for loan losses estimated as of the consolidated balance sheet date.

Allowance for Loan Losses - The allowance for loan losses (“ALL”) is established through periodic charges to the provision for loan losses. Loan losses are charged against the ALL when the Company believes that the future collection of principal is unlikely. Subsequent net recoveries, if any, are credited to the ALL.

The Company evaluates the creditworthiness of its portfolio on an aggregated basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known factors applicable to individual loans, such as delinquency status, known and inherent risks in the loan portfolio, adverse situations that may affect borrower’s ability to repay, and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, seasonality, business conditions, and emerging trends. Recovery of the carrying value of loans is dependent to a great extent upon conditions that may be beyond the Company’s control. Any combination of the aforementioned factors may adversely affect the Company’s loans resulting in increased delinquencies and loan losses and could require additional provisions for credit losses, which could impact future periods. The allocation of the allowance for the loan losses between the Company and the Reg. D and Institutional investors is determined on a pro-rata basis according to the relative principal balances outstanding funded by each party. The Reg. D and Institutional investor portion of the allowance does not affect the operations of the Company, as it is a reduction in the amount payable to Reg. D and Institutional investors.

Impaired and Charged-Off Loans - The Company’s loans and traditional lines of credits (“loans”) are paid back on a weekly basis. The Company considers a loan to be late when it has been over 7 days since last payment. Loans with over 14 days since last payment are considered to be delinquent and impairments are applied. The Company continues to accrue interest on late and delinquent loans. Loans are returned to current status when the Company receives all accrued payments, interest, and fees required with the original amortization schedule and, in the Company’s judgment, will continue to make their payments as scheduled.

F-8

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies - Continued

Generally, after 150 days of delinquency, the Company will make an assessment of whether an individual loan should be charged off based on the payment status and information gathered through collection efforts. A loan is charged off when the Company determines it is probable that they will be unable to collect all of the remaining balance. Charge-offs are allocated to the Company and the Reg. D and Institutional investors on a pro-rata basis according to the relative principal balances outstanding funded by each party.

Accounts Receivable Factored Invoices - In December 2016, the Company began offering advances to small businesses with direct or subcontracted US Federal and State Government contracts. In October 2017, the Company began purchasing invoice receivables from small businesses with contracts from highly rated Fortune 500 companies. Such advance payments, which are interest earning, are recorded as reductions to the amounts due to the factoring clients for the purchase of factored receivables. As of June 30, 2018 and 2017, the funds employed (factored receivables less amount due to factoring clients less ALL) were $2,567,707 and $152,397, respectively.

Notes due from Reg. D and Institutional Investors - The Company places bids on behalf of certain Reg. D and Institutional investors, as per agreements, on the Company’s marketplace. These bids are transferred to the Reg. D and Institutional investors platform account after a required holding period. The notes due is the amount due to the Company from the Reg. D and Institutional investors for the bids placed on their behalf of loans in their portfolio.

Unfunded Loan Accrual and Off-Balance Sheet Exposure - The Company began offering a line of credit product in April 2016. An accrual is recognized for the Company’s credit loss on the unfunded exposure of the line of credit and an expense is recorded in general and administrative expense. The credit loss is calculated using the same method as the allowance for loan losses. As of June 30, 2018 and 2017, 50 percent and 50 percent, respectively, were expected to be drawn based on historical data. As of June 30, 2018 and 2017, the Company expects to fund approximately 65 percent and 15 percent, respectively, of the amount expected to be drawn. Reg. D and Institutional investors have the ability to, but are not obligated to, fund the remaining amount expected to be drawn.

As of June 30, 2018 and 2017, the total line of credit unfunded credit exposure were approximately $2,484,000 and $2,079,000, respectively, of which approximately $1,614,000 and $312,000, respectively, were related to the undrawn exposure expected to be funded by the Company. As of June 30, 2018 and 2017, the total line of credit unfunded credit loss were approximately $121,000 and $98,000, respectively, of which approximately $79,000 and $15,000, respectively, were related to the undrawn exposure expected to be funded by the Company.

Property, Equipment, and Software - Property, equipment, and software (“PE&S”) consist of computers and electronics, office equipment and furniture, and capitalized internal-use software costs. PE&S are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are recognized over the estimated useful lives of the assets using the straight-line method. For electronics, the Company estimates a five-year useful life. All other PE&S assets are estimated to have a two to five-year useful life or lease-term, if shorter, for leasehold improvements.

The Company’s internally developed software includes the costs incurred to develop the website, platform, and other affiliated costs and are capitalized when the preliminary project stage is completed, the Company has authorized funding, and it is probable that the project will be completed and used to perform its intended function. Capitalized software costs primarily include salary costs for employees directly involved in the development efforts, software licenses acquired, and fees paid to outside consultants and contractors. Software development costs incurred prior to meeting the criteria for capitalization and costs incurred for training and maintenance are expensed as incurred. Certain upgrades and enhancements to existing software that result in additional functionality are capitalized. Capitalized software development costs are amortized using the straight-line method over their expected useful lives, generally two to five years.

F-9

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies - Continued

PE&S consisted of the following:

	Estimated Useful Life	2018	2017

Computer and electronics	5 years	$116,560	$79,678
Office equipment, furniture, and fixtures	5 years	3,543	3,543
Capitalized internal-use software	3 years	45,212	45,212
Leasehold improvements	life of lease	1,150	1,150
Patent	indefinite	27,929	27,929

		194,394	157,512
Less: accumulated depreciation and amortization		(82,678)	(61,545)

Property, Equipment, and Software, net		$111,716	$95,967

Depreciation and amortization expense for the years ended June 30, 2018 and 2017 was approximately $25,000 and $26,000, respectively, of which $4,593 and $4,593, respectively, related to amortization of deferred financing costs. As of June 30, 2018 deferred financing costs were fully amortized.

The Company is required to assess potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. As of June 30, 2018 and 2017, there were no events or changes that resulted in an impairment of the Company’s long-lived assets.

Loans and Payable to Reg. D and Institutional Investors - The Company uses Member Payment Dependent Notes (“MPDNs”) to fund a portion of loans, lines of credit, and factored contracts to borrowers. MPDNs are unregistered securities that are dependent upon the performance of a portion of the Company’s note from the borrower. Reg. D and Institutional investors specify the amount of each asset in which to invest (if available). The term to maturity matches the term of the underlying note. If the loan performs according to its terms, the Reg. D and Institutional investors receive the principal and interest portions of the loan in proportion to their investment, less applicable servicing fees. If the loan doesn’t perform, payments to the Reg. D and Institutional investors will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the Reg. D or Institutional investor, less applicable servicing fees. MPDNs are available to accredited and Institutional investors only. Some Institutional investors purchase actual loan participations and not MPDNs.

Payable to Reg. A+ Investors - The Company offers StreetShares Notes to Reg. A+ investors at a fixed rate with a minimum investment of $25. The note matures three years from the date of the purchase agreement. The Company uses the proceeds from Reg. A+ investors primarily to fund loans, lines of credit, and invoice receivable purchases made on the Company’s marketplace. As such, the proceeds from Reg. A+ investors are not directly invested on the Company’s marketplace and therefore are not directly subject to the loan loss risk of any one asset.

As of June 30, 2018, future annual maturities of notes due to Reg. A+ investors were as follows:

Period Ending June 30	Amount

2019	$381,925
2020	2,412,125
2021	4,067,225

$6,861,275

F-10

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies - Continued

Revenue Recognition - The Company generates revenue primarily through interest, auction success fees, origination fees, and service fees on its lending products. Interest income on lending assets is calculated based on the contractual interest rate of the loan and recorded as interest income as earned. The Company allows borrowers to “prepay” the principal balance of their loans without having to pay the future expected interest. The Company, however, requires collection of the interest accrued through the next expected payment date, if applicable. Service fees are fees charged to Reg. D and Institutional investors based on a percentage of the payments received from borrowers. The service fees are recorded as income when payments are received. The origination fees, relating to the portion of the loans the Company owns, are deferred and recognized over the life of the loan using the effective interest method. Origination fees collected but not yet recognized as revenue are recorded as deferred revenue. The Company views the value of the auction as being delivered upon acceptance of the loans. As such, the auction success fees, relating to the portion owned by Reg. D and Institutional investors, are recognized when received upon the funding of the loans.

The Company charges fees for late payments, ACH return fees, and other fees charged by providers for failed payments. Generally, fees are used to cover costs incurred for collection. Any remaining portion of these fees is provided to the loan’s Reg. D and Institutional investors on a weighted basis by amount invested in the particular loan. As such, the Company receives fee revenue from their investment portion in each loan.

The Company generates revenue on invoice receivables through interest income, factor fees, commitment fees, and enrollment fees. Interest income on invoice receivables is calculated using the simple interest method on the daily balances of principal outstanding. Interest income, factor fees, and commitment fees are accrued until funds are received for the purchased factored receivable. Enrollment fees are recognized at the time of purchase of factored receivables.

The Company generates revenue through service fees charged to Reg. A+ investors. Service fees are fees charged to Reg. A+ investors for payments made to the Reg. A+ investors in accordance with the terms of the investor membership agreement.

Income Taxes - The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Valuation allowances are recorded to reduce deferred tax assets to the amount the Company believes is more likely than not to be realized.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the merits of the position. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

The Company files income tax returns in the United States for federal, state, and local jurisdictions. The Company is potentially subject to a tax examination for a period of three years from the date a return is originally filed or filed as amended, which as of June 30, 2018, includes all returns filed since the Company’s 2014 tax year return. No income tax returns are currently under examination by taxing authorities.

Accounting for Stock-Based Compensation - The Company’s stock-based compensation is measured based on fair value of the awards at the grant date and recognized as compensation expense on a straight-line basis over the period during which the option holder is required to perform services in exchange for the award (vesting period). The Company uses the Black-Scholes Option Pricing Model to estimate fair value of stock options. The use of the option valuation model requires subjective assumptions, including the fair value of the Company’s common stock, the expected term of the option, and the expected stock price volatility based on peer companies. Additionally, the recognition of stock-based compensation expense requires an estimation of the number of options that will ultimately vest and the number of options that will ultimately be forfeited.

Marketing Costs - All marketing costs are expensed as incurred. Marketing expense for the years ended June 30, 2018 and 2017 was approximately $798,000 and $1,727,000, respectively.

F-11

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 2 - Summary of Significant Accounting Policies - Continued

Recent Accounting Pronouncements - During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU No. 2015-14, which defers the effective date of ASU No. 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU No. 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. Management is currently evaluating this guidance (as amended) and the impact it will have on the Company’s consolidated financial statements.

During February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. Management is currently evaluating this guidance and the impact it will have on the Company’s consolidated financial statements.

During March 2016, FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU No. 2016-09 is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Management is currently evaluating this guidance and the impact it will have on the Company’s consolidated financial statements.

During June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. Management is currently evaluating this guidance and the impact it will have on the Company’s consolidated financial statements.

During February 2018, the FASB issued ASU No. 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220) – Reclassifications of Certain Tax Effects from Accumulated Other Comprehensive Income”. ASU 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. The ASU is effective for years beginning after December 31, 2018, with early adoption permitted. The Company has not adopted the provisions of ASU 2018-02. Management does not believe the provisions of this guidance will have a significant effect on the Company’s consolidated financial statements.

F-12

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors

The Company’s marketplace allows borrowers, Reg. D, and Institutional investors to engage in transactions relating to StreetShares’ lending products. SSLC originates loans and accounts receivable factored invoices (factored receivables) to the borrowers while SSF issues notes to Reg. D and Institutional investors as a means to allow the investors to invest in the associated loans and factored receivables. Shortly after origination the borrower loans and factored receivables are sold in their entirety to SSF for holding, servicing, receipt, and disbursement of received payments. SSF operates as a remote entity from SSI, as a wholly owned subsidiary whose only purpose is to hold and manage the loans and factored receivables, borrower repayments, and disbursements to investors.

As of June 30, 2018, loans outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Loans Outstanding	Investor Loans Outstanding	Total Loans Outstanding

Loans	$3,836,752	$4,977,896	$8,814,648
Allowance for loans losses	(179,680)	(250,974)	(430,654)

Total loans, net	$3,657,072	$4,726,922	$8,383,994

As of June 30, 2017, loans outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Loans Outstanding	Investor Loans Outstanding	Total Loans Outstanding

Loans	$1,685,078	$7,576,659	$9,261,737
Allowance for loans losses	(88,068)	(419,048)	(507,116)

Total loans, net	$1,597,010	$7,157,611	$8,754,621

As of June 30, 2018, factored receivables outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Factored Receivables Outstanding	Investor Factored Receivables Outstanding	Total Factored Receivables Outstanding

Accounts receivable factored invoices	$2,365,328	$227,636	$2,592,964
Allowance for loans losses	(23,121)	(2,136)	(25,257)

Total factored invoices, net	$2,342,207	$225,500	$2,567,707

F-13

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors - Continued

As of June 30, 2017, factored receivables outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Factored Receivables Outstanding	Investor Factored Receivables Outstanding	Total Factored Receivables Outstanding

Accounts receivable factored invoices	$152,397	$-	$152,397

Total factored invoices, net	$152,397	$-	$152,397

As of June 30, 2018 and 2017, payable to Reg. D and Institutional investors, on the accompanying consolidated balance sheet, consists of the following:

	2018	2017
Loans owned by Reg. D and Institutional investors	$4,977,896	$7,576,659
Factored receivables owned by Reg. D and Institutional investors	227,636	-
Allowance for loan losses for net loans	(250,974)	(419,048)
Allowance for loan losses for factored receivables	(2,136)	-
Advances from Reg. D and Institutional investors	2,491,855	1,032,691

Total payable to Reg. D and Institutional investors	$7,444,277	$8,190,302

As of June 30, 2018 and 2017, loans had original terms of three months, six months, one year, 18 months, two years, three years and five years. As of June 30, 2018 and 2017, factored receivables had original terms of 1-60 days.

As of June 30, 2018, all loans outstanding had originated within the previous 44 months, through marketplace auctions. Because the terms of these loans were established through such auctions, the Company believes the carrying amount of these loans, and the corresponding payables to Reg. D and Institutional investors approximate their fair value.

As of June 30, 2018, all factored receivables outstanding had originated within the previous 52 days, through marketplace auctions. Because the terms of these factored receivables were established through such auctions, the Company believes the carrying amount of these factored receivables, and the corresponding payables to Reg. D and Institutional investors approximate their fair value.

As of June 30, 2018 and 2017, $154,653 and $467,798, respectively, of loans were late in payment over 14 days and $71,692 and $194,631, respectively, of loans were more than 90 days past due and still accruing. As June 30, 2018 and 2017, no factored receivables were late in payment over 90 days.

F-14

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors - Continued

As of June 30, 2018, future annual maturities of notes due to Reg. D and Institutional investors were as follows:

Period Ending June 30	Amount

2019	$6,525,754
2020	791,386
2021	95,782
2022	15,727
2023	15,628

$7,444,277

As of June 30, 2018 and 2017, allowance for loan losses, on the accompanying consolidated balance sheets, consists of the following:

	The Company	Investor	Total
Allowance for loans losses - Balance as of June 30, 2016	$34,204	$269,692	$303,896

Provision for loan losses	113,313	372,284	485,597
Loans charged off	(59,449)	(222,928)	(282,377)

Allowance for loans losses - Balance as of June 30, 2017	88,068	419,048	507,116

Provision for loan losses	221,584	350,750	572,334
Loans charged off	(106,851)	(516,688)	(623,539)

Allowance for loans losses - Balance as of June 30, 2018	$202,801	$253,110	$455,911

As of June 30, 2018 and 2017, there were $20,237 and $5,688, respectively, in net recoveries related to ALL.

Note 4 - Redeemable Stock and Stockholders’ Equity

In May 2014, the Company raised approximately $1,200,000 in equity financing from new investors through the issuance of 4,735,924 shares of Series Seed Convertible Preferred Stock (“Series Seed Preferred Stock”). Approximately 779,000 shares were issued to investors in which the Company converted promissory notes for approximately $180,000 in proceeds. The remaining shares were issued at a purchase price of $0.258 per share.

In conjunction with the May 2014 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 21,735,924 shares of stock, 17,000,000 of which have been designated as common stock and 4,735,924 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

In February 2016 and June 2016, the Company raised approximately $4,560,000 and $965,000, respectively, in equity financing from new investors through the issuance of a total of 9,363,289 shares of A Round Series Convertible Preferred Stock. Approximately 788,000 shares were issued to investors in which the Company converted promissory notes for approximately $340,000 in proceeds which was included in Notes due from shareholders as of June 30, 2016.

F-15

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 4 - Redeemable Stock and Stockholders’ Equity - Continued

The remaining shares were issued at a purchase price of $0.59007 per share. Approximately 5,125,000 shares were converted from convertible debt to A Round Series Convertible Preferred Stock. As of June 30, 2018 and 2017, the Company incurred direct legal costs in the issuance of the A Round Series stock totaling $0 and $1,402, respectively, which was reflected as a reduction of the carrying amount of the A Round Series preferred stock on the accompanying consolidated balance sheets.

In conjunction with the February 2016 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 62,971,062 shares of stock, 40,400,000 of which have been designated as common stock and 22,571,062 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

In January 2018, the Company raised $20,000,000 in equity financing from new investors through the issuance of 29,107,845 shares of B Round Series Convertible Preferred Stock. The remaining shares were issued at a purchase price of $0.5840 per share. Approximately 5,678,000 shares were converted from convertible debt to B Round Series Convertible Preferred Stock. As part of the B Round Series issuance, the share class is entitled to participating liquidation rights subject to certain restrictions. As of June 30, 2018, the Company incurred direct legal costs in the issuance of the B Round Series stock totaling $477,291, which was reflected as a reduction of the carrying amount of the B Round Series preferred stock on the accompanying consolidated balance sheets.

In conjunction with the January 2018 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 136,009,699 shares of stock, 82,000,000 of which have been designated as common stock and 54,009,699 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

The Preferred Stock is redeemable at the option of the holder. The Company has evaluated the redemption features of the Preferred Stock to determine if the Preferred Stock should be considered liabilities or mandatorily redeemable securities requiring classification as liabilities under U.S. GAAP. The Company has concluded that the Preferred Stock does not require classification as a liability. Given the potential redemption of the Preferred Stock, the Company has concluded to present the carrying value of the Preferred Stock outside of stockholders’ deficit as temporary equity and in the “mezzanine” in the accompanying consolidated balance sheets.

Stock Warrants - Warrants have a per-share exercise price of fair market value at the time of warrants issuance, as determined by the Company’s Board of Directors. The warrants are fully exercisable upon issuance and are scheduled to expire from November 2019 to March 2022.

In conjunction with the January 2018 Preferred Stock financing, the Company issued 8,233,115 warrants with conditional vesting and can terminate if certain milestones are achieved. The warrants have an equity classification; therefore, no liability or expense has been recorded on the accompanying consolidated balance sheets and consolidated statement of operations. As of June 30, 2018, the fair value using the Black-Scholes methodology was approximately $999,000.

F-16

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 4 - Redeemable Stock and Stockholders’ Equity - Continued

A summary of warrant activity of the Company is as follows:

Number of
Warrants
Outstanding at June 30, 2016	507,443

Granted	964,320
Exercised	(41,000)
Canceled	-

Outstanding at June 30, 2017	1,430,763

Granted	8,305,115
Exercised	(1,128,315)
Canceled	-

Outstanding as of June 30, 2018	8,607,563

Restricted Stock - On December 3, 2013, 10,000,000 shares of common stock were issued to the three co-founders for 0.0001 per share. The shares were owned by the founders at the time of issuance. In conjunction with the February 2016 Preferred Stock financing, the Company amended the restricted stock for the remaining two co-founders (see next paragraph for third co-founder details) to 50 percent of the shares of stock vested immediately, and the remaining shares of stock will be subject to the repurchase option on a monthly basis such that 100 percent of the shares of stock will be released from the repurchase option in January 2019.

Effective July 1, 2015, one of the three co-founders surrendered 1,237,500 shares of his common stock to the Company. The individual also resigned from his position as an employee and director of the Company on June 15, 2015. On July 6, 2015, the Company purchased the 1,237,500 shares of common stock back from the co-founder for 0.0001 per share. In June 2018, the individual sold 1,334,000 of his remaining shares of common stock directly to the officers of the Company.

Note 5 - Stock-Based Compensation

In December 2013, the Company adopted, and the stockholders approved the 2014 Equity Incentive Plan (“2014 EIP”). The 2014 EIP provides for the grant of incentive stock options to the Company’s employees and for the grant of non-statutory stock options to the Company’s employees, directors, advisors, and consultants. The Company was initially authorized to issue up to 1,765,000 shares of common stock. Under the 2014 EIP, stock options granted to eligible participants have a ten-year contractual life and generally vest and become fully exercisable at the end of the required service period. Options under the 2014 EIP are granted with exercise prices intended to be at least equal to the grant date fair market value of the Company’s common stock, as determined by the Company’s Board of Directors. The shares are subject to repurchase by the Company in the event of termination by the grantee at a price equal to the fair market value at the time of repurchase. The 2014 EIP also provides for the issuance of restricted stock awards, restricted stock unit awards, and stock appreciation rights.

Certain employee and non-employee option agreements granted under the 2014 EIP allow for the early exercise of an option before vesting (“Early Exercise Option”); however, shares issued thereon remain subject to the restriction through the remainder of the original vesting schedule for the stock option award. The Company may repurchase an unvested Early Exercise Option at a price equal to the lower of the fair market value at the date of repurchase or the exercise price of the Early Exercise Option.

F-17

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 5 - Stock-Based Compensation - Continued

A summary of stock option activity under the 2014 EIP of the Company is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term
Outstanding as of June 30, 2016	2,044,969	$0.06	9 years

Granted	2,894,217	$0.23	10 years
Exercised	(585,009)	0.04	-
Canceled	(488,527)	0.11	-

Outstanding at June 30, 2017	3,865,650	0.18	9.2 years

Granted	3,332,625	0.14	10 years
Exercised	(470,199)	0.05	-
Canceled	(956,501)	0.21	-

Outstanding as of June 30, 2018	5,771,575	$0.16	9 years

A summary of vested options and unvested options expected to vest at June 30, 2018 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term

Options at June 30, 2018
Vested and exercised	1,297,600	$0.19	8.2 years
Unvested and exercisable	4,473,975	0.15	9.2 years

Vested and Expected to Vest	5,771,575	$0.16	9 years

F-18

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 5 - Stock-Based Compensation - Continued

A summary of vested options and unvested options expected to vest at June 30, 2017 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term

Options at June 30, 2017
Vested	461,933	$0.19	8.9 years
Unvested and exercisable	3,403,717	0.18	9.2 years

Vested and Expected to Vest	3,865,650	$0.18	9 years

A summary of grant-date fair value stock option activity of the Company is as follows:

		Weighted-
		Average
	Number of	Grant-Date
	Option Shares	Fair Value
Unvested at June 30, 2016	1,981,145	$0.03

Granted	2,894,217	$0.12
Canceled	(488,527)	0.06
Vested	(983,119)	0.06

Unvested at June 30, 2017	3,403,717	0.09

Granted	3,332,625	0.07
Canceled	(956,501)	0.10
Vested	(1,305,866)	0.03

Unvested at June 30, 2018	4,473,975	$0.08

All stock awards made under the 2014 EIP are restricted as to transferability and to sale, and the Company has the right of first refusal on any resale of any stock owned by employees and non-employees pursuant to stock option exercises.

The Company calculates the estimated value of options granted to both employees and non-employees, including those whose original terms have been modified, using the Black-Scholes options pricing model. The Company records the related compensation expense over the requisite service period, normally the vesting life of the award, on a straight-line basis. The options pricing model includes the input of highly subjective assumptions including the expected term, volatility, risk-free interest rate, and dividend yield. The estimated expected term of an award is determined by reference to the simplified method commonly used in the absence of significant and meaningful option history. The Company has estimated the expected volatility by reference to historical volatilities of similar publicly traded companies’ common stock over the most recent period commensurate with the estimated expected term of the awards. The risk-free interest rate is based on the U.S. Treasury bond rate in effect at the time of grant. The dividend yield is based on the average dividend yield over the expected term of the option.

F-19

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 5 - Stock-Based Compensation - Continued

The fair value of each option was estimated on the date of grant using the following assumptions for grants:

	2018	2017

Stock price volatility	45% - 51%	45% - 55%
Expected term	7 years	7 years
Risk-free interest rate	2.03% - 2.93%	1.33% - 2.29%
Dividend yield	0%	0%

The Company recognized compensation expense in the amount of $70,194 and $53,059 for the years ended June 30, 2018 and 2017, respectively. The total unamortized compensation expense related to awards of $534,811 and $355,972 as of June 30, 2018 and 2017, respectively, is expected to be recognized over a weighted average remaining period of three years. As of June 30, 2018 and 2017, the Company received $9,288 and $0, respectively, from employees on the early exercise of unvested stock options, which is included in liabilities on the accompanying consolidated balance sheets. As of June 30, 2018 and 2017, the aggregate intrinsic value between exercise price and common stock fair value of vested, exercisable stock options is approximately $235,000 and $469,000, respectively.

Note 6 - Commitments and Contingencies

Operating Leases - On May 2, 2018, the Company entered into a 50 month lease commencing on August 13, 2018 for their corporate offices located in Reston, Virginia. The lease terminates on October 31, 2022 and calls for monthly rent payments of approximately $26,470 with four percent increase on each anniversary of the sublease commencement date.

Future minimum lease payments under non-cancelable operating leases as of the report date are as follows:

Period Ending June 30	Amount

2019	$174,712
2020	328,861
2021	342,015
2022	355,696
2023	122,181

$1,323,465

Note 7 - Income Taxes

The Company records deferred income taxes to reflect the net tax effects of temporary differences, if any, between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. At June 30, 2018 and 2017, the Company’s net deferred tax asset consisted primarily of differences in the basis of property, equipment, and software and its taxable net operating losses available for carryforward. The Company has recorded a valuation allowance against the entire net deferred tax asset, as management believes it is more likely than not that the Company will not be able to benefit from the net deferred tax asset. As a result, the accompanying consolidated financial statements do not reflect a benefit for income taxes. As of June 30, 2018 and 2017, the Company has estimated it has a total domestic Net Operating Loss (“NOL”) for federal and state income tax purposes of approximately $4,922,948 and $4,288,000, respectively, which will begin to expire in 2034. Utilization of the Company’s domestic federal NOL may be subject to an annual limitation due to the “change of ownership” provisions of the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

F-20

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 7 - Income Taxes- Continued

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, (2) eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized, and (3) bonus depreciation that will allow for full expensing of qualified property. Because the Company maintains a valuation allowance on its entire net deferred tax asset, the change in the applicable tax rate does not have any effect on the financial statements.

Note 8 - Lines of Credit

On December 22, 2015, the Company entered into an agreement with Endeavor Capital Management, LLC (“Endeavor”) where Endeavor shall provide a line of credit to the Company for up to the amount set forth in a schedule provided by the Company. The Company shall pay Endeavor 18 percent simple interest on the average daily balance of the drawn line of credit, as calculated and paid on a monthly basis. As of June 30, 2018 and 2017, the Company drew $0 on the line of credit. For the years ended June 30, 2018 and 2017, the Company recognized interest expense of $0 and $81,800, respectively, which is included in the cost of revenue on the consolidated statement of operations. As of June 30, 2017, this line has been paid in full and closed.

On September 28, 2017, the Company entered into an agreement with Federated Information Technologies, Inc. (“FIT”) where FIT shall provide a line of credit to the Company for up to the amount set forth in a schedule provided by the Company. The Company shall pay FIT nine percent simple interest on the average daily balance of the drawn line of credit, as calculated and paid on a monthly basis. As of June 30, 2018, the Company drew $500,000 on the line of credit. For the year ended June 30, 2018, the Company recognized interest expense of $33,123, which is included in the other expenses on the consolidated statement of operations.

On September 29, 2017, the Company entered into an agreement with JNV Kids, LLC (“JNV”) where JNV shall provide a line of credit to the Company for up to the amount set forth in a schedule provided by the Company. The Company shall pay JNV nine percent simple interest on the average daily balance of the drawn line of credit, as calculated and paid on a monthly basis. On October 5, 2017, the Company drew $500,000 on the line of credit. For the year ended June 30, 2018, the Company recognized interest expense of $14,425, which is included in the other expenses on the consolidated statement of operations. As of June 30, 2018, this line has been paid in full and closed.

Note 9 - Notes Payable

On November 1, 2016, the Company entered into an agreement with First Insurance Funding where First Insurance Funding provided a note with a principal amount of $63,527 to the Company with a security interest in the financed insurance policies at an annual percentage rate of 3.74 percent. The financed insurance policies consist of the Company’s professional liability package. Nine monthly payments of principal and interest is due in the amount of $7,169. For the years June 30, 2018 and 2017, the Company recognized interest expense of $0 and $884, respectively, which is included in the other expenses on the consolidated statement of operations. As of June 30, 2018, the principal balance was paid in full.

On December 7, 2016, the Company entered into an agreement with Endeavor where Endeavor provided a note with a principal amount of $250,000 to the Company to be used exclusively for the factored receivables at a simple interest rate of 14 percent calculated on the last business day of each month. The interest rate of 14 percent will be reduced to 12.5 percent if three separate events happen in accordance with the terms of the agreement. Payments of interest only is due monthly with the full principal balance due on June 30, 2017. For the years ended June 30, 2018 and 2017, the Company recognized interest expense of $0 and $19,466, respectively, which is included in the cost of revenue on the consolidated statement of operations. As of June 30, 2017, the principal balance was paid in full.

F-21

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 9 - Notes Payable- Continued

On July 31, 2017, the Company raised $225,000 in the form of a promissory notes offered to the Company’s Reg. D investors. In exchange for investment, Reg. D investors were offered warrants for the Company's common stock for a note at a simple interest rate of 12 percent calculated daily. The interest is payable with the full principal balance due on July 31, 2020. As of June 30, 2018, 72,000 warrants were issued. For the year ended June 30, 2018, the Company recognized interest expense of $24,707, which is included in the other expenses on the consolidated statement of operations.

On July 31, 2017, the Company raised $100,000 in the form of a promissory notes offered to the Company’s Reg. D investors. In exchange for investment, Reg. D investors were offered priority access to a portion of loan assets on the Company’s marketplace for a note at a simple interest rate of 14 percent calculated daily. The interest is payable with the full principal balance due on July 31, 2021. For the year ended June 30, 2018, the Company recognized interest expense of $12,811, which is included in the other expenses on the consolidated statement of operations.

On September 8, 2017, the Company entered into an agreement with FIT where FIT provided a note with a principal amount of $500,000 to the Company to be used exclusively for the factored receivables at a simple interest rate of nine percent calculated daily. The interest is payable with the full principal balance due on June 30, 2018. For the year ended June 30, 2018, the Company recognized interest expense of $35,877, which is included in the cost of revenue on the consolidated statement of operations. As of June 30, 2018, this line has been paid in full and closed.

On January 1, 2018, the Company entered into an agreement with First Insurance Funding where First Insurance Funding provided a note with a principal amount of $67,212 to the Company with a security interest in the financed insurance policies at an annual percentage rate of 4.24 percent. The financed insurance policies consist of the Company’s professional liability package. Nine monthly payments of principal and interest is due in the amount of $7,601. For the year June 30, 2018, the Company recognized interest expense of $871, which is included in the other expenses on the consolidated statement of operations.

Note 10 - Convertible Debt

On March 6, 2017, the Company issued a convertible note in the principal balance of $3,000,000 to a related party of a Company director and on June 15, 2017, the Company issued a convertible note in the principal balance of $100,000 to a Preferred Stock Holder. The principal balance of each note, together with accrued interest of 8 percent per annum, is due to be paid at the earliest of 1) a Qualified Financing (as defined in the note agreements) through automatic conversion, see third paragraph in Note 13 for subsequent events; 2) a change in control (as defined in the note agreements); or 3) September 6, 2018. The principal and accrued interest may not be prepaid by the Company without the prior consent of the majority holders of the notes.

As of June 30, 2018 and 2017, the Company incurred interest of approximately $216,066 and $76,000, respectively, all of which is included in the outstanding convertible note balance as reported on the accompanying consolidated balance sheet as of June 30, 2018 and 2017. The outstanding balance of the convertible notes was $3,100,000 as of June 30, 2017 and as of June 30, 2018 has been converted into Preferred B Round Shares.

The notes converted to Company stock on January 18, 2018 in conjunction with the B Round Series equity investment primary closing. At the time of conversion, the convertible debt had $216,066 of accrued and unpaid interest, resulting in $3,316,066 converting for the issuance of 5,677,855 shares of B Round Series Convertible Preferred Stock.

Note 11 - Related Parties

Approximately $59,000 of start-up, general, and administrative expenses were incurred by the Company from the inception date which were funded by advances from the Company’s three co-founders, of which two are the Company’s primary common stockholders. As of June 30, 2018 and 2017, the Company owes such advances back to its stockholders, which are included in net advances owed to stockholders in the accompanying consolidated balance sheets.

F-22

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Years Ended June 30, 2018 and 2017

Note 11 - Related Parties - Continued

On December 22, 2015, the Company entered into an agreement with Endeavor, in which Endeavor shall provide a line of credit to the Company. See first paragraph in Note 8 for line of credit details. The Chairman of Endeavor is a Board member of the Company.

On December 7, 2016, the Company entered into an agreement with Endeavor, in which Endeavor provided a note with a principal amount of $250,000 to the Company. See second paragraph in Note 8 for note details. The Chairman of Endeavor is a Board member of the Company.

On July 31, 2017, the Company’s CEO purchased a note of $25,000 and was provided with 8,000 warrants of the Company’s common stock. See third paragraph in Note 8 for note details.

On September 8, 2017, the Company entered into an agreement with FIT, in which FIT provided a note with a principal amount of $500,000 to the Company. See fifth paragraph in Note 8 for note details. The founder and President of FIT is a Board observer of the Company.

On September 28, 2017, the Company entered into an agreement with FIT, in which FIT shall provide a line of credit to the Company. See second paragraph in Note 8 for line of credit details. The founder and President of FIT is a Board observer of the Company.

On September 29, 2017, the Company entered into an agreement with JNV, in which JNV shall provide a line of credit to the Company. See third paragraph in Note 8 for line of credit details. The managing member and President of JNV is a Director on the Board of the Company.

Note 12 - Accrued Expenses

Accrued expenses as of June 30, 2018 and 2017 were comprised of the following:

	2018	2017

Accrued professional and legal fees	$181,708	$83,025
Accrued payroll	328,283	93,996
Other	46,350	32,131

	$556,341	$209,152

Note 13 - Subsequent Events

The Company has evaluated its consolidated financial statements for subsequent events through October 30, 2018 the date the accompanying consolidated financial statements were available to be issued. Other than the matters noted below, the Company is not aware of any subsequent events which would require recognition or disclosure in the accompanying consolidated financial statements.

Effective August 2018, the Company had a significant increase in Property, Equipment, and Software due to construction and furnishing the new corporate head quarters.

Effective September 2018, the Company increased the credit line limit to $250,000.

Effective September 2018, the Company entered into an agreement to provide a pilot program that gives USAA members access to small business loans.

F-23

Consolidated Financial Statements

As of and for the Six-Month Periods Ended
December 31, 2018 (unaudited) and for December 31, 2017
(unaudited) and as of and for the Year Ended June 30, 2018 (audited)

F-24

StreetShares, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2018 and June 30, 2018

	Unaudited	Audited
	December 31, 2018	June 30, 2018

Assets
Cash and cash equivalents	$12,410,180	$16,407,136
Reserve for Reg. A+	845,653	327,654
Advances from Reg. D and Institutional investors	941,209	2,491,855
Accounts receivable factored invoices, net	5,031,776	2,567,707
Loans, net	13,783,841	8,383,994
Notes due from Reg. D and Institutional investors	47,510	139,615
Accrued interest receivable	45,738	23,010
Prepaid expenses	275,188	181,040
Property, equipment, and software, net	356,547	111,716
Other assets	58,516	63,637

Total Assets	$33,796,158	$30,697,364

Liabilities, Redeemable Stock, and Stockholders' Deficit

Liabilities
Accounts payable	$524,309	$149,511
Accrued expenses	569,764	556,341
Payable to Reg. D and Institutional investors	5,965,219	7,444,277
Payable to Reg. A+ investors	16,777,866	6,861,275
Accrued interest payable	570,872	308,045
Deferred revenue	292,077	116,350
Notes payable	400,766	347,480
Lines of credit	500,000	500,000
Net advances owed to stockholders	26,887	26,887
Other liabilities	261,857	151,994

Total Liabilities	25,889,617	16,462,160

Redeemable Stock
B Round Series preferred stock: $0.0001 par value; 34,785,700 shares authorized; issued and outstanding as of December 31, 2018 and June 30, 2018 (liquidation preference value of $23,316,066 as of December 31, 2018 and June 30, 2018)	22,838,775	22,838,775
A Round Series preferred stock: $0.0001 par value; 14,488,075 shares authorized; issued and outstanding as of December 31, 2018 and June 30, 2018 (liquidation preference value of $8,095,394 as of December 31, 2018 and June 30, 2018)	8,006,166	8,006,166
Series seed preferred stock: $0.0001 par value; 4,735,924 shares authorized; issued and outstanding as of December 31, 2018 and June 30, 2018 (liquidation preference value of $1,200,000 as of December 31, 2018 and June 30, 2018)	1,200,000	1,200,000

Total redeemable stock	32,044,941	32,044,941

Stockholders' Deficit
Common stock; $0.0001 par value; 82,000,000 shares authorized; 11,768,261 shares issued and outstanding as of December 31, 2018; 11,637,131 shares issued and outstanding as of June 30, 2018;	1,177	1,164
Additional paid-in capital	457,272	400,903
Accumulated deficit	(24,596,849)	(18,211,804)

Total stockholders' deficit	(24,138,400)	(17,809,737)

Total Liabilities, Redeemable Stock, and Stockholders' Deficit	$33,796,158	$30,697,364

The accompanying notes are an integral part of these consolidated financial statements.

F-25

StreetShares, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Six-Month Periods Ended December 31, 2018 (unaudited) and December 31, 2017 (unaudited)

	Unaudited	Unaudited
	December 31, 2018	December 31, 2017

Operating Revenue
Interest income	$1,222,179	$979,700
Auction success fees	370,087	378,082
Origination fees	36,770	330
Partner fees	135,000	50,000
Other loan revenue	124,624	175,031

Total operating revenue	1,888,660	1,583,143

Cost of Revenue
Interest expense	(779,806)	(837,320)
Provision for loan losses	(265,680)	(30,992)

Total cost of revenue	(1,045,486)	(868,312)

Net revenue	843,174	714,831

Operating Expenses
Payroll and payroll taxes	3,404,546	2,057,956
Sales and marketing	1,666,401	473,642
General and administrative	1,028,351	408,292
Professional fees	912,268	133,532
Processing and servicing	237,629	150,709

Total operating expenses	7,249,195	3,224,131

Other Income (Expense)
Interest earned	64,337	7
Interest expense	(43,676)	(164,173)
Other income	315	-

Total other income (expense)	20,976	(164,166)

Net Loss	$(6,385,045)	$(2,673,466)

The accompanying notes are an integral part of these consolidated financial statements.

F-26

StreetShares, Inc. and Subsidiaries

Consolidated Statements of Changes in Redeemable Stock and Stockholders’ Deficit

For the Six-Month Period Ended December 31, 2018 (unaudited) and for the Year Ended June 30, 2018 (audited)

	Redeemable Stock		Redeemable Stock		Redeemable Stock		Stockholders' Deficit
	Series Seed		A Round Series		B Round Series				Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Deficit

Balance, June 30, 2017 (audited)	4,735,924	$1,200,000	14,488,075	$8,006,166	-	$-	10,038,617	$1,004	$413,393	-	$-	$(11,652,102)	$(11,237,705)

Issuance of Common Stock	-	-	-	-	-	-	470,199	47	25,376	-	-	-	25,423

Stock Warrants	-	-	-	-	-	-	-	-	(122,509)	-	-	-	(122,509)

Stock Compensation	-	-	-	-	-	-	-	-	70,194	-	-	-	70,194

Conversion of Convertible Promissory Notes	-	-	-	-	5,677,855	3,316,066	-	-	-	-	-	-	-

Issuance of Series Seed Preferred Stock	-	-	-	-	29,107,845	20,000,000	-	-	-	-	-	-	-

Direct Cost of Proposed Stock Issued	-	-	-	-	-	(477,291)	-	-	-	-	-	-	-

Exercise of Warrants to Purchase Common Stock	-	-	-	-	-	-	1,128,315	113	14,449	-	-	-	14,562

Net Loss	-	-	-	-	-	-	-	-	-	-	-	(6,559,702)	(6,559,702)

Balance, June 30, 2018 (audited)	4,735,924	$1,200,000	14,488,075	$8,006,166	34,785,700	$22,838,775	11,637,131	$1,164	$400,903	-	$-	$(18,211,804)	$(17,809,737)

Issuance of Common Stock	-	-	-	-	-	-	131,130	13	4,690	-	-	-	4,703

Stock Warrants	-	-	-	-	-	-	-	-	(1,154)	-	-	-	(1,154)

Stock Compensation	-	-	-	-	-	-	-	-	52,833	-	-	-	52,833

Net Loss	-	-	-	-	-	-	-	-	-	-	-	(6,385,045)	(6,385,045)

Balance, December 30, 2018 (unaudited)	4,735,924	$1,200,000	14,488,075	$8,006,166	34,785,700	$22,838,775	11,768,261	$1,177	$457,272	-	$-	$(24,596,849)	$(24,138,400)

The accompanying notes are an integral part of these consolidated financial statements.

F-27

StreetShares, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six-Month Periods Ended December 31, 2018 (unaudited) and December 31, 2018 (unaudited)

	Unaudited	Unaudited
	December 31, 2018	December 31, 2017

Cash Flows from Operating Activities
Net loss	$(6,385,045)	$(2,673,466)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	61,186	11,707
Stock compensation expense	52,833	35,691
Warrant expense	(1,154)	6,910
Provision for loan losses	265,680	30,992
Interest on convertible notes	-	125,019
Changes in assets and liabilities:
Accounts receivable factored invoices	(2,476,671)	(2,429,263)
Reserve for Reg. A+	(517,999)	(88,602)
Advances from Reg. D and Institutional investors	1,550,646	(862,528)
Notes due from Reg. D and Institutional investors	92,105	219,765
Prepaid expenses and other assets	(89,027)	(21,630)
Loans	(5,668,952)	407,524
Accrued interest receivable	(22,728)	(10,895)
Deferred revenue	175,727	(9,999)
Accounts payable	374,798	5,826
Accrued expenses	13,423	219,233
Payable to Reg. D and Institutional investors	(1,463,031)	1,254,989
Payable to Reg. A+ investors	9,916,591	2,230,375
Accrued interest payable	262,827	147,253
Other liabilities	100,575	66,249

Net cash used in operating activities	(3,758,216)	(1,334,850)

Cash Flows from Investing Activities
Purchase of property, equipment, and software	(306,017)	(6,592)

Net cash used in investing activities	(306,017)	(6,592)

Cash Flows from Financing Activities
Lines of credit	-	1,000,000
Notes payable	53,286	817,831
Decrease in net advances owed to stockholders	-	(1,191)
Issuance of common stock	4,703	9,072
Early exercise of stock options	9,288	-

Net cash provided by financing activities	67,277	1,825,712

Net Increase (Decrease) in Cash and Cash Equivalents	(3,996,956)	484,270

Cash and Cash Equivalents, beginning of year	16,407,136	1,307,847

Cash and Cash Equivalents, end of year	$12,410,180	$1,792,117

Supplemental Information
Cash paid for interest	$560,655	$729,221

The accompanying notes are an integral part of these consolidated financial statements.

F-28

StreetShares, Inc. And Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 1 - Organization

StreetShares, Inc. was incorporated on December 3, 2013 under the laws of the state of Delaware. StreetShares, Inc. wholly owns and operates five subsidiaries: StreetShares Lending Company, LLC (“SSLC”), a Delaware limited liability company, which was formed on July 15, 2013; StreetShares Investor Interest Holding, LLC (“SSIIH”) which had a name change to StreetShares Funding, LLC (“SSF”) on December 10, 2015, a Delaware limited liability company, which was formed on October 28, 2014; StreetShares Investors Servicing, LLC (“SSIS”), a Delaware limited liability company, which was formed on December 8, 2015; STR Co-Investment, LLC (“STR”), a Delaware limited liability company, which was formed on December 8, 2015, StreetShares Public Investor Holdings, LLC (“SSPIH”), a Delaware limited liability company, which was formed on January 13, 2017, and shall each have an indefinite life pursuant to its operating agreements. The accompanying consolidated financial statements include the accounts of StreetShares, Inc., SSLC, SSF, SSIS, STR and SSPIH. Collectively, these entities are known as “the Company”.

The Company began operations on July 15, 2013, which primarily included start-up and organizational activities. The Company originated its first loan in July 2014.

The Company’s principal activity is providing business financing products to small businesses located throughout the United States. Effective September 2018, the Company offers loans from $2,000 to $250,000 for terms of three months, six months, one year, 18 months, two years, and three years. In December 2016, the Company began purchasing invoice receivables from small businesses with U.S. Federal and State Government contracts. In October 2017, the Company began purchasing invoice receivables from small business with contracts from highly rated Fortune 500 companies. These invoices can range from $2,000 to $1,000,000.

The Company makes an investment representing a portion of every approved loan, line, or factored invoice and places the remaining portion for auction on their marketplace. The Company uses their technology and data analytics to aggregate data about the small business and its owner, assess the creditworthiness of both, approve or deny their loan request, and then price the loan accordingly. Potential regulation D (“Reg. D and Institutional”) loan investors bid an amount of the loan at the interest rate specified by the Company. Prior to August 15, 2016, the potential Reg. D and Institutional investor bid an amount of the loan and required interest rate, then at the end of the auction, the aggregate of the lowest bids required to fund the approved loan amount were consolidated into one term loan for the borrower at the weighted average rate. Each Reg. D and Institutional investor who won the auction received their required interest rate.

The Company qualified for Regulation A+ (“Reg. A+”) from the Security and Exchange Commission (“SEC”) on February 17, 2016 to offer StreetShares Notes (marketed as “Veteran Business Bonds” and sometimes referred to as “VBB”) to investors.

As an early stage, venture-funded company that is not yet profitable, we rely heavily on capital investments to fund our operations. Based on our current financial situation, it is possible we will require additional capital within the next 12 months beyond our currently anticipated amounts to fund the operations of the Company. The Company is currently, and consistently, engaged in ongoing discussions with providers who have the financial wherewithal to provide such funding. Notwithstanding these discussions, additional capital may not be available on reasonable terms, or at all. In the event the Company is not able to acquire funding, there are several options that can be enacted that would allow the Company to achieve a break-even state or help prolong the duration of the Company until funding can be obtained. These options include, but are not limited to, scaling back of marketing efforts significantly, scaling back of human resources significantly, obtaining additional debt financing, asset and or business unit divestitures, and the potential sale of the Company at a discount.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation - The Company prepared the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying consolidated financial statements include the accounts of StreetShares, Inc. as well as the accounts of their wholly-owned subsidiaries, SSLC, SSF, SSIS, STR, and SSPIH. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consolidates the financial statements of all entities in which it has a controlling financial interest. The Company has concluded that it does not have investments in any variable interest entities (“VIE”).

F-29

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

Use of Estimates - The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Significant estimates include, but are not limited to, allowance for loan losses, stock-based compensation expense, valuation of warrants, capitalized software development costs, the useful lives of assets, and the valuation of deferred tax assets. The Company bases its estimates on historical experience, current events, third party valuations and opinions, and other factors they believe to be reasonable. These estimates and assumptions are inherently subjective in nature; actual results may differ from the estimates and assumptions and such differences may be material.

Cash and Cash Equivalents - The term cash, as used in the accompanying consolidated financial statements, includes currency on hand and checking, saving, and money market accounts held with financial institutions. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be a cash equivalent. Interest bearing and non-interest bearing accounts held in an insured institution are aggregated and guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk.

Cash Reserve for Reg. A+ - The Company holds a cash reserve to cover losses on assets funded by Reg. A+ investors. The reserve is funded quarterly based upon the expected twelve months future losses on the portion of the portfolio funded by the Reg. A+ proceeds.

Advances from Reg. D and Institutional Investors - The Company requires cash deposits from prospective Reg. D and Institutional investors (lenders) in anticipation of their participation in future loan auction activities. Reg. D and Institutional investor deposits, if not bid in an auction, are refundable and, accordingly, are included as a component of Payable to Reg. D and Institutional investors.

Loans - The Company values their loans at the principal balance outstanding reduced by a valuation allowance for loan losses estimated as of the consolidated balance sheet date.

Allowance for Loan Losses - The allowance for loan losses (“ALL”) is established through periodic charges to the provision for loan losses. Loan losses are charged against the ALL when the Company believes that the future collection of principal is unlikely. Subsequent net recoveries, if any, are credited to the ALL.

The Company evaluates the creditworthiness of its portfolio on an aggregated basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known factors applicable to individual loans, such as delinquency status, known and inherent risks in the loan portfolio, adverse situations that may affect borrower’s ability to repay, and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, seasonality, business conditions, and emerging trends. Recovery of the carrying value of loans is dependent to a great extent upon conditions that may be beyond the Company’s control. Any combination of the aforementioned factors may adversely affect the Company’s loans resulting in increased delinquencies and loan losses and could require additional provisions for credit losses, which could impact future periods. The allocation of the allowance for the loan losses between the Company and the Reg. D and Institutional investors is determined on a pro-rata basis according to the relative principal balances outstanding funded by each party. The Reg. D and Institutional investor portion of the allowance does not affect the operations of the Company, as it is a reduction in the amount payable to Reg. D and Institutional investors.

Impaired and Charged-Off Loans - The Company’s loans and traditional lines of credits (“loans”) are paid back on a weekly basis. The Company considers a loan to be late when it has been over 7 days since last payment. Loans with over 14 days since last payment are considered to be delinquent and impairments are applied. The Company continues to accrue interest on late and delinquent loans. Loans are returned to current status when the Company receives all accrued payments, interest, and fees required with the original amortization schedule and, in the Company’s judgment, will continue to make their payments as scheduled.

F-30

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

Generally, after 150 days of delinquency, the Company will make an assessment of whether an individual loan should be charged off based on the payment status and information gathered through collection efforts. A loan is charged off when the Company determines it is probable that they will be unable to collect all of the remaining balance. Charge-offs are allocated to the Company and the Reg. D and Institutional investors on a pro-rata basis according to the relative principal balances outstanding funded by each party.

Accounts Receivable Factored Invoices - In December 2016, the Company began offering advances to small businesses with direct or subcontracted US Federal and State Government contracts. In October 2017, the Company began purchasing invoice receivables from small businesses with contracts from highly rated Fortune 500 companies. Such advance payments, which are interest earning, are recorded as reductions to the amounts due to the factoring clients for the purchase of factored receivables. As of December 31, 2018 and June 30, 2018, the funds employed (factored receivables less amount due to factoring clients less ALL) were $2,567,707 and $152,397, respectively.

Notes due from Reg. D and Institutional Investors - The Company places bids on behalf of certain Reg. D and Institutional investors, as per agreements, on the Company’s marketplace. These bids are transferred to the Reg. D and Institutional investors platform account after a required holding period. The notes due is the amount due to the Company from the Reg. D and Institutional investors for the bids placed on their behalf of loans in their portfolio.

Unfunded Loan Accrual and Off-Balance Sheet Exposure - The Company began offering a line of credit product in April 2016. An accrual is recognized for the Company’s credit loss exposure on the unfunded exposure of the line of credit and an expense is recorded in general and administrative expense. The credit loss exposure is calculated using the same method as the allowance for loan losses. As of December 31, 2018 and June 30, 2018, 48 percent and 50 percent, respectively, were expected to be drawn based on historical data. As of December 31, 2018 and June 30, 2018, the Company expects to fund approximately 70 percent and 65 percent, respectively, of the amount expected to be drawn. Reg. D and Institutional investors have the ability to, but are not obligated to, fund the remaining amount expected to be drawn.

As of December 31, 2018 and June 30, 2018, the total line of credit unfunded credit exposure were approximately $5,878,000 and $2,484,000, respectively, of which approximately $4,114,000 and $1,614,000, respectively, were related to the undrawn exposure expected to be funded by the Company. As of December 31, 2018 and June 30, 2018, the total line of credit unfunded credit loss exposure were approximately $272,000 and $121,000, respectively, of which approximately $190,000 and $79,000, respectively, were related to the undrawn exposure expected to be funded by the Company.

Property, Equipment, and Software - Property, equipment, and software (“PE&S”) consist of computers and electronics, office equipment and furniture, and capitalized internal-use software costs. PE&S are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are recognized over the estimated useful lives of the assets using the straight-line method. For electronics, the Company estimates a five-year useful life. All other PE&S assets are estimated to have a two to five-year useful life or lease-term, if shorter, for leasehold improvements.

The Company’s internally developed software includes the costs incurred to develop the website, platform, and other affiliated costs and are capitalized when the preliminary project stage is completed, the Company has authorized funding, and it is probable that the project will be completed and used to perform its intended function. Capitalized software costs primarily include salary costs for employees directly involved in the development efforts, software licenses acquired, and fees paid to outside consultants and contractors. Software development costs incurred prior to meeting the criteria for capitalization and costs incurred for training and maintenance are expensed as incurred. Certain upgrades and enhancements to existing software that result in additional functionality are capitalized. Capitalized software development costs are amortized using the straight-line method over their expected useful lives, generally two to five years.

F-31

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

PE&S consisted of the following:

	Estimated Useful Life	December 31, 2018	June 30, 2018

Computer and electronics	5 years	$143,174	$116,560
Office equipment, furniture, and fixtures	5 years	71,096	3,543
Capitalized internal-use software	3 years	45,212	45,212
Leasehold improvements	life of lease	163,000	1,150
Patent	indefinite	77,929	27,929

		500,411	194,394
Less: accumulated depreciation and amortization		(143,864)	(82,678)

Property, Equipment, and Software, net		$356,547	$111,716

Depreciation and amortization expense for the years ended December 31, 2018 and 2017 was approximately $61,200 and $11,700, respectively, of which $4,593 and $4,593, respectively, related to amortization of deferred financing costs. As of December 31, 2018 deferred financing costs were fully amortized.

The Company is required to assess potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. As of December 31, 2018 and June 30, 2018, there were no events or changes that resulted in an impairment of the Company’s long-lived assets.

Loans and Payable to Reg. D and Institutional Investors - The Company uses Member Payment Dependent Notes (“MPDNs”) to fund a portion of loans, lines of credit, and factored contracts to borrowers. MPDNs are unregistered securities that are dependent upon the performance of a portion of the Company’s note from the borrower. Reg. D and Institutional investors specify the amount of each asset in which to invest (if available). The term to maturity matches the term of the underlying note. If the loan performs according to its terms, the Reg. D and Institutional investors receive the principal and interest portions of the loan in proportion to their investment, less applicable servicing fees. If the loan doesn’t perform, payments to the Reg. D and Institutional investors will be limited to the pro-rata portion of any payments received, according to the respective principal balances funded by the Reg. D or Institutional investor, less applicable servicing fees. MPDNs are available to accredited and Institutional investors only. Some Institutional investors purchase actual loan participations and not MPDNs.

Payable to Reg. A+ Investors - The Company offers StreetShares Notes to Reg. A+ investors at a fixed rate with a minimum investment of $25. The notes mature three years from the date of the purchase agreement. The Company uses the proceeds from Reg. A+ investors primarily to fund loans, lines of credit, and invoice receivable purchases made on the Company’s marketplace. As such, the proceeds from Reg. A+ investors are not directly invested on the Company’s marketplace and therefore are not directly subject to the loan loss risk of any one asset.

F-32

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

As of December 31, 2018, future annual maturities of notes due to Reg. A+ investors were as follows:

Period Ending June 30	Amount

2019	$301,375
2020	2,871,525
2021	5,360,000
2022	8,244,966
$16,777,866

Revenue Recognition - The Company generates revenue primarily through interest, auction success fees, origination fees, and service fees on its lending products. Interest income on lending assets is calculated based on the contractual interest rate of the loan and recorded as interest income as earned. The Company allows borrowers to “prepay” the principal balance of their loans without having to pay the future expected interest. The Company, however, requires collection of the interest accrued through the next expected payment date, if applicable. Service fees are fees charged to Reg. D and Institutional investors based on a percentage of the payments received from borrowers. The service fees are recorded as income when payments are received. The origination fees, relating to the portion of the loans the Company owns, are deferred and recognized over the life of the loan using the effective interest method. Origination fees collected but not yet recognized as revenue are recorded as deferred revenue. The Company views the value of the auction as being delivered upon acceptance of the loans. As such, the auction success fees, relating to the portion owned by Reg. D and Institutional investors, are recognized when received upon the funding of the loans.

The Company charges fees for late payments, ACH return fees, and other fees charged by providers for failed payments. Generally, fees are used to cover costs incurred for collection. Any remaining portion of these fees is provided to the loan’s Reg. D and Institutional investors on a weighted basis by amount invested in the particular loan. As such, the Company receives fee revenue from their investment portion in each loan.

The Company generates revenue on invoice receivables through interest income, factor fees, commitment fees, and enrollment fees. Interest income on invoice receivables is calculated using the simple interest method on the daily balances of principal outstanding. Interest income, factor fees, and commitment fees are accrued until funds are received for the purchased factored receivable. Enrollment fees are recognized at the time of purchase of factored receivables.

The Company generates revenue through service fees charged to Reg. A+ investors. Service fees are fees charged to Reg. A+ investors for payments made to the Reg. A+ investors in accordance with the terms of the investor membership agreement.

Income Taxes - The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. Valuation allowances are recorded to reduce deferred tax assets to the amount the Company believes is more likely than not to be realized.

Uncertain tax positions are recognized only when the Company believes it is more likely than not that the tax position will be upheld on examination by the taxing authorities based on the merits of the position. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

The Company files income tax returns in the United States for federal, state, and local jurisdictions. The Company is potentially subject to a tax examination for a period of three years from the date a return is originally filed or filed as amended, which as of December 31, 2018, includes all returns filed since the Company’s 2015 tax year return. No income tax returns are currently under examination by taxing authorities.

F-33

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

Accounting for Stock-Based Compensation - The Company’s stock-based compensation is measured based on fair value of the awards at the grant date and recognized as compensation expense on a straight-line basis over the period during which the option holder is required to perform services in exchange for the award (vesting period). The Company uses the Black-Scholes Option Pricing Model to estimate fair value of stock options. The use of the option valuation model requires subjective assumptions, including the fair value of the Company’s common stock, the expected term of the option, and the expected stock price volatility based on peer companies. Additionally, the recognition of stock-based compensation expense requires an estimation of the number of options that will ultimately vest and the number of options that will ultimately be forfeited.

Marketing Costs - All marketing costs are expensed as incurred. Marketing expense for the years ended December 31, 2018 and 2017 was approximately $1,425,000 and $369,000, respectively.

Recent Accounting Pronouncements - During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU No. 2015-14, which defers the effective date of ASU No. 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU No. 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU No. 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. Management is currently evaluating this guidance (as amended) and the impact it will have on the Company’s consolidated financial statements.

During February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU No. 2016-02 is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. Management is currently evaluating this guidance and the impact it will have on the Company’s consolidated financial statements.

During March 2016, FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU No. 2016-09 is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements or the Notes thereto.

During June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. Management is currently evaluating this guidance and the impact it will have on the Company’s consolidated financial statements.

F-34

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 2 - Summary of Significant Accounting Policies - Continued

During February 2018, the FASB issued ASU No. 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220) – Reclassifications of Certain Tax Effects from Accumulated Other Comprehensive Income”. ASU 2018-02 allows a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this Update also require certain disclosures about stranded tax effects. The ASU is effective for years beginning after December 31, 2018, with early adoption permitted. The Company has not adopted the provisions of ASU 2018-02. Management does not believe the provisions of this guidance will have a significant effect on the Company’s consolidated financial statements.

Note 3 – Loans, Factored Receivables and Payable to Reg. D and Institutional Investors

The Company’s marketplace allows borrowers, Reg. D, and Institutional investors to engage in transactions relating to StreetShares’ lending products. SSLC originates loans and accounts receivable factored invoices (factored receivables) to the borrowers while SSF issues notes to Reg. D and Institutional investors as a means to allow the investors to invest in the associated loans and factored receivables. Shortly after origination the borrower loans and factored receivables are sold in their entirety to SSF for holding, servicing, receipt, and disbursement of received payments. SSF operates as a remote entity from SSI, as a wholly owned subsidiary whose only purpose is to hold and manage the loans and factored receivables, borrower repayments, and disbursements to investors.

As of December 31, 2018, loans outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Loans Outstanding	Investor Loans Outstanding	Total Loans Outstanding

Loans	$9,216,094	$5,293,147	$14,509,241
Allowance for loans losses	(456,263)	(269,137)	(725,400)

Total loans, net	$8,759,831	$5,024,010	$13,783,841

As of June 30, 2018, loans outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Loans Outstanding	Investor Loans Outstanding	Total Loans Outstanding

Loans	$3,836,752	$4,977,896	$8,814,648
Allowance for loans losses	(179,680)	(250,974)	(430,654)

Total loans, net	$3,657,072	$4,726,922	$8,383,994

F-35

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors - Continued

As of December 31, 2018, factored receivables outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Factored Receivables Outstanding	Investor Factored Receivables Outstanding	Total Factored Receivables Outstanding

Accounts receivable factored invoices	$5,069,635	$-	$5,069,635
Allowance for loans losses	(37,859)	-	(37,859)

Total factored invoices, net	$5,031,776	$-	$5,031,776

As of June 30, 2018, factored receivables outstanding, on the accompanying consolidated balance sheet, consists of the following:

	The Company Factored Receivables Outstanding	Investor Factored Receivables Outstanding	Total Factored Receivables Outstanding

Accounts receivable factored invoices	$2,365,328	$227,636	$2,592,964
Allowance for loans losses	(23,121)	(2,136)	(25,257)

Total factored invoices, net	$2,342,207	$225,500	$2,567,707

F-36

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors - Continued

As of December 31, 2018 and June 30, 2018, payable to Reg. D and Institutional investors, on the accompanying consolidated balance sheet, consists of the following:

	December 31, 2018	June 30, 2018
Loans owned by Reg. D and Institutional investors	$5,293,147	$4,977,896
Factored receivables owned by Reg. D and Institutional investors	-	227,636
Allowance for loan losses for net loans	(269,137)	(250,974)
Allowance for loan losses for factored receivables	-	(2,136)
Advances from Reg. D and Institutional investors	941,209	2,491,855

Total payable to Reg. D and Institutional investors	$5,965,219	$7,444,277

As of December 31, 2018 and June 30, 2018, loans had original terms of three months, six months, one year, 18 months, two years, three years and five years. As of December 31, 2018 and June 30, 2018, factored receivables had original terms of 1-60 days.

As of December 31, 2018, all loans outstanding had originated within the previous 50 months, through marketplace auctions. Because the terms of these loans were established through such auctions, the Company believes the carrying amount of these loans, and the corresponding payables to Reg. D and Institutional investors approximate their fair value.

As of December 31, 2018, all factored receivables outstanding had originated within the previous 53 days, through marketplace auctions. Because the terms of these factored receivables were established through such auctions, the Company believes the carrying amount of these factored receivables, and the corresponding payables to Reg. D and Institutional investors approximate their fair value.

As of December 31, 2018 and June 30, 2018, $302,402 and $154,653, respectively, of loans were late in payment over 14 days and $173,052 and $71,692, respectively, of loans were more than 90 days past due and still accruing. As December 31, 2018 and June 30, 2018, no factored receivables were late in payment over 90 days.

As of December 31, 2018, future annual maturities of notes due to Reg. D and Institutional investors were as follows:

Period Ending June 30	Amount

2019	$3,003,785
2020	2,347,106
2021	540,846
2022	54,456
2023	12,784
2024	6,242

$5,965,219

F-37

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 3 - Loans, Factored Receivables and Payable to Reg. D and Institutional Investors - Continued

As of December 31, 2018 and June 30, 2018, allowance for loan losses, on the accompanying consolidated balance sheets, consists of the following:

	The Company	Investor	Total
Allowance for loans losses - Balance as of December 31, 2017	$90,473	$380,065	$470,538

Provision for loan losses	190,592	137,302	327,894
Loans charged off	(78,264)	(264,257)	(342,521)

Allowance for loans losses - Balance as of June 30, 2018	202,801	253,110	455,911

Provision for loan losses	265,680	82,440	348,120
Loans charged off	25,641	(66,413)	(40,772)

Allowance for loans losses - Balance as of December 31, 2018	$494,122	$269,137	$763,259

As of December 31, 2018 and June 30, 2018, there were $45,984 and $20,237, respectively, in net recoveries related to ALL.

Note 4 - Redeemable Stock and Stockholders’ Equity

In May 2014, the Company raised approximately $1,200,000 in equity financing from new investors through the issuance of 4,735,924 shares of Series Seed Convertible Preferred Stock (“Series Seed Preferred Stock”). Approximately 779,000 shares were issued to investors in which the Company converted promissory notes for approximately $180,000 in proceeds. The remaining shares were issued at a purchase price of $0.258 per share.

In conjunction with the May 2014 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 21,735,924 shares of stock, 17,000,000 of which have been designated as common stock and 4,735,924 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

In February 2016 and June 2016, the Company raised approximately $4,560,000 and $965,000, respectively, in equity financing from new investors through the issuance of a total of 9,363,289 shares of A Round Series Convertible Preferred Stock. Approximately 788,000 shares were issued to investors in which the Company converted promissory notes for approximately $340,000 in proceeds which was included in Notes due from shareholders as of June 30, 2016.

The remaining shares were issued at a purchase price of $0.59007 per share. Approximately 5,125,000 shares were converted from convertible debt to A Round Series Convertible Preferred Stock. As of December 31, 2018 and June 30, 2018, the Company incurred direct legal costs in the issuance of the A Round Series stock totaling $0.

In conjunction with the February 2016 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 62,971,062 shares of stock, 40,400,000 of which have been designated as common stock and 22,571,062 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

In January 2018, the Company raised $20,000,000 in equity financing from new investors through the issuance of 29,107,845 shares of B Round Series Convertible Preferred Stock. The remaining shares were issued at a purchase price of $0.5840 per share. Approximately 5,678,000 shares were converted from convertible debt to B Round Series Convertible Preferred Stock. As part of the B Round Series issuance, the share class is entitled to participating liquidation rights subject to certain restrictions. As of December 31, 2018 and June 30, 2018, the Company incurred direct legal costs in the issuance of the B Round Series stock totaling $0 and $477,291, respectively, which was reflected as a reduction of the carrying amount of the B Round Series preferred stock on the accompanying consolidated balance sheets.

F-38

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 4 - Redeemable Stock and Stockholders’ Equity - Continued

In conjunction with the January 2018 Preferred Stock financing, the Company amended its Certificate of Incorporation and authorized the issuance of up to 136,009,699 shares of stock, 82,000,000 of which have been designated as common stock and 54,009,699 of which have been designated as preferred stock. The par value of the common stock and preferred stock is $0.0001 per share. The holders of each series of preferred stock and the holders of common stock have certain rights and privileges as described below.

The Preferred Stock is redeemable at the option of the holder. The Company has evaluated the redemption features of the Preferred Stock to determine if the Preferred Stock should be considered liabilities or mandatorily redeemable securities requiring classification as liabilities under U.S. GAAP. The Company has concluded that the Preferred Stock does not require classification as a liability. Given the potential redemption of the Preferred Stock, the Company has concluded to present the carrying value of the Preferred Stock outside of stockholders’ deficit as temporary equity and in the “mezzanine” in the accompanying consolidated balance sheets.

Stock Warrants - Warrants have a per-share exercise price of fair market value at the time of warrants issuance, as determined by the Company’s Board of Directors. The warrants are fully exercisable upon issuance and are scheduled to expire from November 2019 to March 2022.

In conjunction with the January 2018 Preferred Stock financing, the Company issued 8,233,115 warrants with conditional vesting and can terminate if certain milestones are achieved. The warrants have an equity classification; therefore, no liability or expense has been recorded on the accompanying consolidated balance sheets and consolidated statement of operations. As of December 31, 2018 and June 30, 2018, the fair value using the Black-Scholes methodology was approximately $995,000 and $999,000, respectively.

A summary of warrant activity of the Company is as follows:

Number of
Warrants
Outstanding at December 31, 2017	1,494,763

Granted	8,241,115
Exercised	(1,128,315)
Canceled	-

Outstanding at June 30, 2018	8,607,563

Granted	-
Exercised	-
Canceled	-

Outstanding as of December 31, 2018	8,607,563

Restricted Stock - On December 3, 2013, 10,000,000 shares of common stock were issued to the three co-founders for 0.0001 per share. The shares were owned by the founders at the time of issuance. In conjunction with the February 2016 Preferred Stock financing, the Company amended the restricted stock for the remaining two co-founders (see next paragraph for third co-founder details) to 50 percent of the shares of stock vested immediately, and the remaining shares of stock will be subject to the repurchase option on a monthly basis such that 100 percent of the shares of stock will be released from the repurchase option in January 2019.

Effective June 15, 2015, one of the three co-founders resigned from his position as an employee and director of the Company. The individual also surrendered 1,237,500 shares of his common stock to the Company on July 1, 2015. On July 6, 2015, the Company purchased the 1,237,500 shares of common stock back from the co-founder for 0.0001 per share. In June 2018, the individual sold 1,334,000 of his remaining shares of common stock directly to the officers of the Company.

F-39

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 5 - Stock-Based Compensation

In December 2013, the Company adopted, and the stockholders approved the 2014 Equity Incentive Plan (“2014 EIP”). The 2014 EIP provides for the grant of incentive stock options to the Company’s employees and for the grant of non-statutory stock options to the Company’s employees, directors, advisors, and consultants. The Company was initially authorized to issue up to 1,765,000 shares of common stock. Under the 2014 EIP, stock options granted to eligible participants have a ten-year contractual life and generally vest and become fully exercisable at the end of the required service period. Options under the 2014 EIP are granted with exercise prices intended to be at least equal to the grant date fair market value of the Company’s common stock, as determined by the Company’s Board of Directors. The shares are subject to repurchase by the Company in the event of termination by the grantee at a price equal to the fair market value at the time of repurchase. The 2014 EIP also provides for the issuance of restricted stock awards, restricted stock unit awards, and stock appreciation rights.

Certain employee and non-employee option agreements granted under the 2014 EIP allow for the early exercise of an option before vesting (“Early Exercise Option”); however, shares issued thereon remain subject to the restriction through the remainder of the original vesting schedule for the stock option award. The Company may repurchase an unvested Early Exercise Option at a price equal to the lower of the fair market value at the date of repurchase or the exercise price of the Early Exercise Option.

A summary of stock option activity under the 2014 EIP of the Company is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term
Outstanding as of December 31, 2017	3,247,834	$0.18	8.7 years

Granted	3,021,750	$0.14	10 years
Exercised	(233,003)	0.05	-
Canceled	(265,006)	0.21	-

Outstanding at June 30, 2018	5,771,575	0.16	9 years

Granted	257,750	0.13	10 years
Exercised	(131,130)	0.04	-
Canceled	(168,547)	0.14	-

Outstanding as of December 31, 2018	5,729,648	$0.16	8.6 years

F-40

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 5 - Stock-Based Compensation - Continued

A summary of vested options and unvested options expected to vest at December 31, 2018 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term

Options at December, 2018
Vested and exercised	1,769,683	$0.19	8.1 years
Unvested and exercisable	3,959,965	0.15	8.9 years

Vested and Expected to Vest	5,729,648	$0.16	8.6 years

A summary of vested options and unvested options expected to vest at June 30, 2018 is as follows:

			Weighted-
		Weighted-	Average
		Average	Remaining
	Number of	Exercise Price	Contractual
	Option Shares	per Share	Term

Options at June 30, 2018
Vested and exercised	1,297,600	$0.19	8.2 years
Unvested and exercisable	4,473,975	0.15	9.2 years

Vested and Expected to Vest	5,771,575	$0.16	8.6 years

F-41

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 5 - Stock-Based Compensation - Continued

A summary of grant-date fair value stock option activity of the Company is as follows:

		Weighted-
		Average
	Number of	Grant-Date
	Option Shares	Fair Value
Unvested at December 31, 2017	2,477,778	$0.10

Granted	3,021,750	$0.07
Canceled	(265,006)	0.10
Vested	(760,547)	0.03

Unvested at June 30, 2018	4,473,975	0.08

Granted	257,750	0.07
Canceled	(168,547)	0.08
Vested	(603,213)	0.02

Unvested at December 31, 2018	3,959,965	$0.08

All stock awards made under the 2014 EIP are restricted as to transferability and to sale, and the Company has the right of first refusal on any resale of any stock owned by employees and non-employees pursuant to stock option exercises.

The Company calculates the estimated value of options granted to both employees and non-employees, including those whose original terms have been modified, using the Black-Scholes options pricing model. The Company records the related compensation expense over the requisite service period, normally the vesting life of the award, on a straight-line basis. The options pricing model includes the input of highly subjective assumptions including the expected term, volatility, risk-free interest rate, and dividend yield. The estimated expected term of an award is determined by reference to the simplified method commonly used in the absence of significant and meaningful option history. The Company has estimated the expected volatility by reference to historical volatilities of similar publicly traded companies’ common stock over the most recent period commensurate with the estimated expected term of the awards. The risk-free interest rate is based on the U.S. Treasury bond rate in effect at the time of grant. The dividend yield is based on the average dividend yield over the expected term of the option.

The fair value of each option was estimated on the date of grant using the following assumptions for grants:

	December 31, 2018	June 30, 2018

Stock price volatility	45% - 51%	45% - 51%
Expected term	7 years	7 years
Risk-free interest rate	2.75% - 3.09%	2.03% - 2.93%
Dividend yield	0%	0%

The Company recognized compensation expense in the amount of $52,833 and $70,194 for the years ended December 31, 2018 and year ended June 30, 2018, respectively. The total unamortized compensation expense related to awards of $553,226 and $534,811 as of December 31, 2018 and June 30, 2018, respectively, is expected to be recognized over a weighted average remaining period of three years. As of December 31, 2018 and June 30, 2018, the Company received $1,000 and $9,288, respectively, from employees on the early exercise of unvested stock options, which is included in liabilities on the accompanying consolidated balance sheets. As of December 31, 2018 and June 30, 2018, the aggregate intrinsic value between exercise price and common stock fair value of vested, exercisable stock options is approximately $235,000.

F-42

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 6 – Commitments and Contingencies

Operating Leases - On May 2, 2018, the Company entered into a 50 month lease commencing on August 13, 2018 for their corporate offices located in Reston, Virginia. The lease terminates on October 31, 2022 and calls for monthly rent payments of approximately $26,470 with four percent increase on each anniversary of the sublease commencement date.

Future minimum lease payments under non-cancelable operating leases as of the report date are as follows:

Period Ending June 30	Amount

2019	$158,829
2020	328,861
2021	342,015
2022	355,696
2023	122,181

$1,307,582

Note 7 - Income Taxes

The Company records deferred income taxes to reflect the net tax effects of temporary differences, if any, between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. At , the Company’s net deferred tax asset consisted primarily of differences in the basis of property, equipment, and software and its taxable net operating losses available for carryforward. The Company has recorded a valuation allowance against the entire net deferred tax asset, as management believes it is more likely than not that the Company will not be able to benefit from the net deferred tax asset. As a result, the accompanying consolidated financial statements do not reflect a benefit for income taxes. As of December 31, 2018 and June 30, 2018, the Company has estimated it has a total domestic Net Operating Loss (“NOL”) for federal and state income tax purposes of approximately $6,670,000 and $4,923,000, respectively, which will begin to expire in 2034. Utilization of the Company’s domestic federal NOL may be subject to an annual limitation due to the “change of ownership” provisions of the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, (2) eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized, and (3) bonus depreciation that will allow for full expensing of qualified property. Because the Company maintains a valuation allowance on its entire net deferred tax asset, the change in the applicable tax rate does not have any effect on the consolidated financial statements.

F-43

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 8 - Lines of Credit

On September 28, 2017, the Company entered into an agreement with Federated Information Technologies, Inc. (“FIT”) where FIT shall provide a line of credit to the Company for up to $500,000. The Company shall pay FIT nine percent simple interest on the average daily balance of the drawn line of credit, as calculated and paid on a monthly basis. As of December 31, 2018, the Company drew $500,000 on the line of credit. For the six-month period ended December 31, 2018, the Company recognized interest expense of $22,685, which is included in the other expenses on the consolidated statement of operations.

On September 29, 2017, the Company entered into an agreement with JNV Kids, LLC (“JNV”) where JNV shall provide a line of credit to the Company for up to the amount set forth in a schedule provided by the Company. The Company shall pay JNV nine percent simple interest on the average daily balance of the drawn line of credit, as calculated and paid on a monthly basis. On October 5, 2017, the Company drew $500,000 on the line of credit. As of June 30, 2018, this line has been paid in full and closed.

Note 9 - Notes Payable

On July 31, 2017, the Company raised $225,000 in the form of a promissory notes offered to the Company’s Reg. D investors. In exchange for investment, Reg. D investors were offered warrants for the Company's common stock for a note at a simple interest rate of 12 percent calculated daily. The interest is payable with the full principal balance due on July 31, 2020. As of December 31, 2018, 72,000 warrants were issued. For the six-month period ended December 31, 2018, the Company recognized interest expense of $13,611, which is included in the other expenses on the consolidated statement of operations.

On July 31, 2017, the Company raised $100,000 in the form of a promissory notes offered to the Company’s Reg. D investors. In exchange for investment, Reg. D investors were offered priority access to a portion of loan assets on the Company’s marketplace for a note at a simple interest rate of 14 percent calculated daily. The interest is payable with the full principal balance due on July 31, 2021. For six-month period ended December 31, 2018, the Company recognized interest expense of $7,057, which is included in the other expenses on the consolidated statement of operations.

On September 8, 2017, the Company entered into an agreement with FIT where FIT provided a note with a principal amount of $500,000 to the Company to be used exclusively for the factored receivables at a simple interest rate of nine percent calculated daily. The interest is payable with the full principal balance due on June 30, 2018. As of June 30, 2018, this line has been paid in full and closed.

On January 1, 2018, the Company entered into an agreement with First Insurance Funding where First Insurance Funding provided a note with a principal amount of $67,212 to the Company with a security interest in the financed insurance policies at an annual percentage rate of 4.24 percent. The financed insurance policies consist of the Company’s professional liability package. Nine monthly payments of principal and interest is due in the amount of $7,601. For the six-month period ended December 31, 2018, the Company recognized interest expense of $322, which is included in the other expenses on the consolidated statement of operations. As of December 31, 2018, the principal balance was paid in full.

On December 21, 2018, the Company entered into an agreement with First Insurance Funding where First Insurance Funding provided a note with a principal amount of $75,766 to the Company with a security interest in the financed insurance policies at an annual percentage rate of 4.74 percent. The financed insurance policies consist of the Company’s professional liability package. Nine monthly payments of principal and interest is due in the amount of $8,586. For the six-month period ended December 31, 2018, the Company recognized interest expense of $0.

F-44

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 10 - Convertible Debt

On March 6, 2017, the Company issued a convertible note in the principal balance of $3,000,000 to a related party of a Company director and on June 15, 2017, the Company issued a convertible note in the principal balance of $100,000 to a Preferred Stock Holder. The principal balance of each note, together with accrued interest of 8 percent per annum, is due to be paid at the earliest of 1) a Qualified Financing (as defined in the note agreements) through automatic conversion, see third paragraph in Note 13 for subsequent events; 2) a change in control (as defined in the note agreements); or 3) September 6, 2018. The principal and accrued interest may not be prepaid by the Company without the prior consent of the majority holders of the notes.

The notes converted to Company stock on January 18, 2018 in conjunction with the B Round Series equity investment primary closing. At the time of conversion, the convertible debt had $216,066 of accrued and unpaid interest, resulting in $3,316,066 converting for the issuance of 5,677,855 shares of B Round Series Convertible Preferred Stock.

Note 11 - Related Parties

Approximately $59,000 of start-up, general, and administrative expenses were incurred by the Company from the inception date which were funded by advances from the Company’s three co-founders, of which two are the Company’s primary common stockholders. As of December 31, 2018 and June 30, 2018 , the Company owes such advances back to its stockholders, which are included in net advances owed to stockholders in the accompanying consolidated balance sheets.

On July 31, 2017, the Company’s CEO purchased a note of $25,000 and was provided with 8,000 warrants of the Company’s common stock. See first paragraph in Note 9 for note details.

On September 8, 2017, the Company entered into an agreement with FIT, in which FIT provided a note with a principal amount of $500,000 to the Company. See third paragraph in Note 9 for note details. The founder and President of FIT is a Board observer of the Company.

On September 28, 2017, the Company entered into an agreement with FIT, in which FIT shall provide a line of credit to the Company. See first paragraph in Note 8 for line of credit details. The founder and President of FIT is a Board observer of the Company.

On September 29, 2017, the Company entered into an agreement with JNV, in which JNV shall provide a line of credit to the Company. See second paragraph in Note 8 for line of credit details. The managing member and President of JNV is a Director on the Board of the Company.

Note 12 - Accrued Expenses

Accrued expenses as of December 31, 2018 and June 30, 2018 were comprised of the following:

	December 31, 2018	June 30, 2018

Accrued professional and legal fees	$182,189	$181,708
Accrued payroll	289,735	328,283
Other	97,840	46,350

	$569,764	$556,341

F-45

StreetShares, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

As of and for the Six-Month Periods Ended December 31, 2018 (unaudited) and for December 31, 2017 (unaudited) and as of and for the Year Ended June 30, 2018 (audited)

Note 13 - Subsequent Events

The Company has evaluated its consolidated financial statements for subsequent events through March 28, 2019 the date the accompanying consolidated financial statements were available to be issued. Other than the matters noted below, as necessary, the Company is not aware of any subsequent events which would require recognition or disclosure in the accompanying consolidated financial statements.

Effective January 1, 2019, the Company began calculating the credit loss exposure on the unfunded portion of the line of credit based on expected funding volume by date brackets of 0-30 days, 31-60 days, and over 60 days from historical data. This calculation has a material effect on the Company’s consolidated financial statements of reducing the accrual and expense for the credit loss exposure.

F-46

StreetShares Notes

MAXIMUM OFFERING: $25,692,700

MINIMUM OFFERING: $0

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth on the cover. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

                    , 2019

PART III — EXHIBITS

Index to Exhibits

			Incorporated by Reference
Exhibit	Exhibit Description	Filed
Number	(hyperlink)	Herewith	Form	File No.	Exhibit	Filing Date

2.1	Third Amended and Restated Certificate of Incorporation		1-K	24R-00010	2.5	October 30, 2018

2.2	Amended and Restated Bylaws		1/1-A	024-10944	2.2	February 7, 2019

3.1	Stockholders’ Agreement		1/1-A	024-10498	3.2	December 4, 2015

3.2	Form of StreetShares Note		1/1-A	024-10944	3.2	July 17, 2019

4.1	Form of Subscription Agreement		1/1-A	024-10944	4.1	July 17, 2019

10.1	Power of Attorney (* included on signature page of referenced filing)		1/1-A	024-10944	*	April 29, 2019

11.1	Consent of Baker Tilly Virchow Krause, LLP (Independent Auditors)	X

11.2	Consent of Manatt, Phelps and Phillips, LLP (included as part of Exhibit 12.1)		1/1-A	024-10944	12.1	July 17, 2019

12.1	Opinion of Consent of Manatt, Phelps and Phillips, LLP		1/1-A	024-10944	12.1	July 17, 2019

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 6th day of August, 2019.

STREETSHARES, INC.

By:	/s/ Mark L. Rockefeller
Name:	Mark L. Rockefeller
Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

Name and Signature	Title	Date

/s/ Mark L. Rockefeller	Chief Executive Officer, Director	August 6, 2019
Mark L. Rockefeller	(Principal Executive Officer)

/s/ Michael Konson	President, Director (Interim Principal Financial	August 6, 2019
Michael Konson	Officer and Principal Accounting Officer)

*	Director	August 6, 2019
Alexander Acree

*	Director	August 6, 2019
John Fruehwirth

*	Director	August 6, 2019
Jeffrey Valcourt

*	Director	August 6, 2019
David Wasik

*	Director	August 6, 2019
Bob Wickham

*By:	/s/ Mark L. Rockefeller
Mark L. Rockefeller As Attorney-in-Fact